      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998

                                                      REGISTRATION NO. 333-45543
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 7

                                       TO
                                   FORM S-11
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                             AMRESCO CAPITAL TRUST
      (Exact Name of Registrant as Specified in its Governing Instruments)
                             ---------------------
            700 NORTH PEARL STREET, SUITE 2400, DALLAS, TEXAS 75201
                                 (214) 953-7700
  (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                                 MARK D. GIBSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             AMRESCO CAPITAL TRUST
                       700 NORTH PEARL STREET, SUITE 2400
                              DALLAS, TEXAS 75201
                                 (214) 953-7700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------
                                   COPIES TO:

   MICHELLE P. GOOLSBY, ESQ.       L. KEITH BLACKWELL, ESQ.          PETER T. HEALY, ESQ.
WINSTEAD SECHREST & MINICK P.C.          AMRESCO, INC.               O'MELVENY & MYERS LLP
    5400 RENAISSANCE TOWER          700 NORTH PEARL STREET          EMBARCADERO CENTER WEST
        1201 ELM STREET               SUITE 2400, LB 342        275 BATTERY STREET, 26TH FLOOR
      DALLAS, TEXAS 75270             DALLAS, TEXAS 75201       SAN FRANCISCO, CALIFORNIA 94111
        (214) 745-5400                  (214) 953-7700                  (415) 984-8833

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
     TITLE OF SECURITIES          AMOUNT BEING         OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
      BEING REGISTERED            REGISTERED(1)          PER SHARE               PRICE(2)        REGISTRATION FEE(3)
--------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
  Interest, par value $0.01
  per share..................   10,350,000 shares          $16.00              $165,600,000           $108,560
====================================================================================================================



(1) Includes 1,350,000 shares which may be purchased by the Underwriters to cover over-allotments, if any.

(2) Estimated based on a bona fide estimate of the proposed maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(3) The required filing fee has been previously paid.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION -- DATED             , 1998
PROSPECTUS
--------------------------------------------------------------------------------

                                9,000,000 Shares


                                 [AMRESCO LOGO]

                      Common Shares of Beneficial Interest
--------------------------------------------------------------------------------

All of the 9,000,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), of AMRESCO Capital Trust (the "Company") offered hereby (the "Offering") are being offered by the Company. The Company is a newly organized Texas real estate investment trust formed to take advantage of certain mid- to high-yield lending and investment opportunities in real estate related assets, including various types of commercial mortgage loans, mortgage-backed securities and commercial real properties. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and generally will not be subject to federal taxation on its income to the extent that it distributes its net income to its shareholders and maintains its qualification as a REIT. The Company's operations will be managed by AMREIT Managers, L.P. (the "Manager"), an affiliate of AMRESCO, INC. ("AMRESCO"). AMRESCO (together with its affiliated entities, the "AMRESCO Group") is a publicly-traded diversified financial services company specializing in real estate lending, specialized commercial finance, and the acquisition, resolution and servicing of nonperforming and underperforming commercial real estate loans.


SEE "RISK FACTORS" ON PAGES 16 TO 33 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY, INCLUDING:
- Conflicts of interest between the Company and members of the AMRESCO Group could result in decisions not in the best interest of the Company's shareholders.
- The Management Agreement provides for base management fees payable to the Manager without consideration of the performance of the Company's portfolio and also provides for incentive fees based on certain performance criteria, which could result in the Manager recommending for investment by the Company riskier or more speculative investments.
- The Company will be wholly dependent upon the Manager and other members of the AMRESCO Group for its operations.
- The Company and the Manager were organized in January 1998 and March 1998, respectively, and, therefore, neither the Company nor the Manager has any operating history, any substantial assets or any prior experience in managing and operating a REIT, which could adversely affect the Company's results of operations.

- The Company has issued non-binding commitments to purchase real estate related assets with an aggregate purchase price (based on the committed amount) of $101.0 million, or approximately 80.6% of the estimated net proceeds of the Offering, assuming an initial public offering price of $15 per share. The Company will have broad discretion in the allocation of the net proceeds of the Offering. Delays in investing the net proceeds of the Offering will adversely affect operations of the Company.

- The Company intends to invest in various types of commercial mortgage loans (including construction and rehabilitation loans, bridge loans, participating loans and second-lien loans) which may be subject to significant credit risk, resulting in possible losses.
- Each of the proposed Initial Assets is a non-recourse commercial mortgage loan. In the event of a default under any such Mortgage Loan, the Company's recourse would be limited to the value of the collateral, which may be less than the outstanding balance of such loan.
- The Company intends to invest in mortgage-backed securities, including non-investment grade mortgage-backed securities, which may be subject to a greater risk of loss than investments in senior, investment grade securities.
- The Company intends to invest in commercial real properties, including net leased properties which may be subject to risk of non-payment by the applicable tenant, particularly in the event of an economic downturn, and subperforming and nonperforming properties, which may not generate sufficient revenues to meet operating expenses and debt service obligations.
- The yield on the Company's investments will be sensitive to changes in prevailing medium-term and long-term interest rates and, in some cases, changes in prepayment rates, which could result in a mismatch between the Company's borrowing rates (which will typically be shorter-term rates) and asset yields and a reduction in the Company's income from such investments. (Cont. on next page)
--------------------------------------------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================================================
                                                                                    Underwriting
                                                                  Price to          Discounts and        Proceeds to
                                                                   Public          Commissions(1)        Company(2)
------------------------------------------------------------------------------------------------------------------------
Per Common Share............................................          $                   $                   $
------------------------------------------------------------------------------------------------------------------------
Total(3)....................................................          $                   $                   $
========================================================================================================================

(1) The Company and AMRESCO have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(2) Before deducting expenses payable by the Company estimated to be approximately $1,300,000.

(3) The Company has granted the Underwriters a 30-day over-allotment option to purchase up to 1,350,000 additional Common Shares on the same terms and conditions as set forth above. If all such additional Common Shares are
    purchased, the total Price to Public will be $        , the total
    Underwriting Discounts and Commissions will be $        and the total
    Proceeds to Company will be $        . See "Underwriting."

--------------------------------------------------------------------------------
The Common Shares are being offered by the several Underwriters, subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the Common Shares to the Underwriters is expected to be made through the facilities of The Depository Trust Company, New York, New York, on or about
  , 1998.
PRUDENTIAL SECURITIES INCORPORATED
                       CREDIT SUISSE FIRST BOSTON
                         ABN AMRO INCORPORATED
                                  J.C. BRADFORD & CO.
                                      NATIONSBANC MONTGOMERY SECURITIES LLC
       , 1998                                            PIPER JAFFRAY INC.

(Continued from previous page)

- The Company currently intends to operate at a ratio of total debt to equity of less than 3:1 (although the actual ratio may be higher or lower and the Company's Declaration of Trust does not limit the amount of indebtedness the Company can incur). Such leverage is likely to increase the volatility of the Company's income and net asset value and could result in operating or capital losses.
- The Company intends to use hedging strategies, including interest rate swaps, interest rate collars, caps or floors, forward contracts and U.S. Treasury and Eurodollar futures and options, which have significant transaction costs (and therefore will reduce the Company's overall returns on its investments) and may not be effective in mitigating interest rate and prepayment risks.
- The Manager may be entitled to a significant termination fee upon termination of the Management Agreement which, if paid, could substantially reduce cash available for distribution to shareholders.
- The Company will have broad discretion in the types of real estate related assets which may be included in its portfolio, in the types and percentages of any type of assets included in such portfolio, and may change its investment and operating policies and strategies (including the Company's policies regarding the incurrence of debt) at any time without the consent of the shareholders of the Company, which creates uncertainty for shareholders and could cause losses to the Company.
- Certain of the Underwriters (or their affiliates) have in the past, and may in the future, provide investment banking services and financings to members of the AMRESCO Group and an affiliate of at least one Underwriter has committed to provide a financing facility to the Company in connection with the Offering. As a result, there may be conflicts of interest between purchasers of Common Shares in the Offering and the Underwriters.
- The Company may be taxed as a corporation if it fails to qualify as a REIT, which would substantially reduce the amount of cash available for distribution to shareholders.
- Shareholders may, under certain circumstances, be subject to significant potential dilution from future equity offerings, including offerings of preferred shares.
- Ownership of Common Shares by any shareholder (other than AMRESCO Holdings, Inc. or any other member of the AMRESCO Group) is limited to 9.8% of the total outstanding shares of beneficial interest of the Company, which may make it more difficult to change control of the Company even where such change may be in the best interest of the Company's shareholders.
- The Company's activities, structure and operations may be adversely affected by changes in the tax laws applicable to REITs.


Simultaneously with the closing of, and in addition to, the Offering, the Company will sell 1,000,011 Common Shares (1,150,011 if the Underwriters' over-allotment option is separately exercised in full) to AMREIT Holdings, Inc. ("Holdings"), a member of the AMRESCO Group, at the initial public offering price pursuant to a private placement. See "Private Placement." After such sale, Holdings will own 10% of the then outstanding Common Shares. In addition, at the request of the Company, the Underwriters have reserved an aggregate of up to 900,000 (or 10%) of the Common Shares offered hereby for sale at the initial public offering price to members of the AMRESCO Group, to Trust Managers, directors, officers and employees of the Company and of the members of the AMRESCO Group and to certain third parties to be designated by the Company (such as vendors, clients and business associates of the Company and the AMRESCO Group).


Prior to the Offering, there has been no public market for the Common Shares. It is currently anticipated that the initial public offering price for the Common Shares offered hereby will be between $14 and $16 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Shares have been approved for inclusion in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "AMCT."

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES, INCLUDING PURCHASES OF COMMON SHARES TO STABILIZE THE MARKET PRICE, PURCHASES OF COMMON SHARES TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON SHARES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
PROSPECTUS SUMMARY..........................    1
  The Company...............................    1
  Business and Strategy.....................    2
  Summary Risk Factors......................    2
  Targeted Investments......................    7
  The Initial Assets........................    8
  The Manager...............................    9
  The Management Agreement..................   10
  Dividend Policy and Distributions.........   11
  The Offering..............................   12
  Conflicts of Interest.....................   13
  Organization and Relationships............   14
RISK FACTORS................................   16
  Conflicts of Interest May Result in
     Decisions That Do Not Fully Reflect the
     Shareholders' Best Interest............   16
     Terms of Transactions With Members of
       the AMRESCO Group May Not be Fair....   16
     Investment Opportunities May Be Limited
       if Such Opportunities Are Also
       Attractive to the AMRESCO Group......   16
     Competition by the AMRESCO Group May
       Adversely Affect the Company.........   16
     Conflicts of the Officers and Employees
       of the Manager May Cause Them Not to
       Act in the Company's Best Interest...   17
     Structure of Management Compensation
       Could Jeopardize the Invested
       Portfolio............................   17
     Agreements and Transactions May Not be
       Favorable to the Company.............   17
  Dependence on the Manager and the AMRESCO
     Group for Operations and the Lack of
     Experience of the Manager May Adversely
     Affect Operating Results...............   17
  Inability to Acquire or Delays in
     Acquiring Targeted Investments Will
     Reduce Income to the Company...........   18
  Competition Could Reduce Income to the
     Company................................   18
  Co-Investments May be Riskier Than
     Investments Made Solely by the
     Company................................   19
  Risks of Loss on Mortgage Loans...........   19
     Foreclosure May Not be Sufficient to
       Prevent Losses.......................   19
     Commercial Mortgage Loans May Involve a
       Greater Risk of Loss Than
       Single-Family Mortgage Loans.........   20
     Mezzanine Loans, Construction Loans,
       Rehabilitation Loans and Bridge Loans
       Involve Greater Risks of Loss........   20
     Participating Loans, Mezzanine Loans,
       Construction Loans, Rehabilitation
       Loans and Bridge Loans Involve Higher
       Administrative Costs.................   20
     Distressed Mortgage Loans May Have
       Greater Default Risks Than Performing
       Loans................................   20

                                              PAGE
                                              ----
     Limited Recourse Loans May Limit the
       Company's Recovery to the Value of
       the Mortgaged Property...............   20
     Volatility of Values of Mortgaged
       Properties May Affect Adversely the
       Company's Mortgage Loans.............   21
     One Action Rules May Limit the
       Company's Rights Following
       Defaults.............................   21
  Risks of Loss on the Initial Assets.......   21
     Repayment May Depend on Successful
       Completion of the Project............   21
     Decrease in Property Values May
       Adversely Affect the Borrower's
       Ability to Repay the Loan or Result
       in Reduced Profits to the Company....   21
     Returns on Loan One and Loan Four May
       be Reduced due to Second Lien
       Status...............................   21
     Potential Environmental Problems
       Associated With Loan Three May
       Adversely Affect the Company.........   22
     Concentrations of Asset Types May
       Increase Risk........................   23
     Non-recourse Nature of the Initial
       Assets May Limit the Company's
       Recovery on the Initial Assets.......   23
  Risks Related to Investments in MBS.......   23
     Subordinated Interests are Subject to
       Greater Credit Risks Than More Senior
       Classes..............................   23
     Yields on Subordinated Interests May Be
       Affected Adversely By Prepayments and
       Interest Rate Changes................   24
     Certain Investments May Generate
       Taxable Income Exceeding Cash Flow...   24
  Risks Related to Investments in Real
     Estate.................................   24
     Tenant Defaults and Bankruptcy May
       Cause Losses.........................   24
     Reliance on Third Party Operators May
       Adversely Affect Results.............   24
     Conditions Beyond the Company's Control
       May Affect Adversely the Value of
       Real Estate..........................   25
     Real Estate is Illiquid and its Value
       May Decrease.........................   25
     The Company's Insurance Will Not Cover
       All Losses...........................   25
     Property Taxes Decrease Returns on Real
       Estate...............................   25
     Compliance With Americans with
       Disabilities Act and Other Changes in
       Governmental Rules and Regulations
       May Be Costly........................   25
     Real Estate with Hidden Environmental
       Problems Will Increase Costs and May
       Create Liability for the Company.....   25
     Real Estate With Known Environmental
       Problems May Create Liability for the
       Company..............................   26
     Foreign Real Estate is Subject to
       Currency Conversion Risks and
       Uncertainty of Foreign Laws..........   26

                                              PAGE
                                              ----
  Interest Rate Fluctuations May Adversely
     Affect the Company's Investments and
     Operating Results......................   26
     Interest Rate Mismatch Could Occur
       Between Invested Portfolio Yield and
       Borrowing Rates Resulting in
       Decreased Yield......................   26
     Inverted Yield Curve Adversely Affects
       Income...............................   26
     Increased Interest Rates Could Decrease
       Demand for Mortgage Loans............   27
     Increased Prepayment Rates Could
       Adversely Affect Yields..............   27
  Leverage Increases Exposure to Loss.......   27
  Inability to Implement Leveraging Strategy
     May Reduce Profits.....................   28
  Hedging Transactions Can Limit Gains and
     May Increase Exposure to Losses........   28
  Termination of the Management Agreement
     Could Adversely Affect the Company's
     Investments and Operating Results......   29
  The Company's Broad Discretion Creates
     Uncertainty............................   29
  Conflicts of Interest of Certain
     Underwriters May Affect Offering.......   29
  Failure to Maintain REIT Status Would Have
     Adverse Tax Consequences...............   29
  Sales by Shareholders Could Adversely
     Affect the Market Price of the Common
     Shares.................................   30
  Future Offerings by the Company of Debt
     and Equity Could Dilute the Interests
     of Holders of Common Shares............   31
  Restrictions on Ownership of the Common
     Shares Could Discourage a Change of
     Control................................   31
  Restrictions on or Impediments to Change
     of Control Could Adversely Affect the
     Value of the Common Shares.............   32
  Changes in Tax Laws Applicable to REITs
     May Adversely Affect the Company.......   32
  Failure to Develop a Stable Market May
     Result in Depressed Market Price.......   32
  Control by the AMRESCO Group Could
     Adversely Affect the Company's
     Shareholders...........................   32
  Software Deficiencies Could Adversely
     Affect the Company.....................   33
  Failure to Maintain Exclusion From the
     Investment Company Act Would Restrict
     the Company's Operating Flexibility....   33
  Adverse Tax Treatment of Excess Inclusion
     Income Could Adversely Affect
     Shareholders...........................   33
USE OF PROCEEDS.............................   34
DIVIDEND POLICY AND
  DISTRIBUTIONS.............................   34
CAPITALIZATION..............................   35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  LIQUIDITY AND CAPITAL RESOURCES...........   36
  Warehouse Line............................   36
  Repurchase Agreement......................   37


                                              PAGE
                                              ----
BUSINESS AND STRATEGY.......................   37
  General...................................   37
  Industry Trends...........................   37
  Objective and Strategy....................   38
  Operating Policies and Guidelines.........   39
     Investment Policies....................   39
     Capital and Leverage Policies..........   41
       Warehouse Line.......................   41
       Repurchase Agreement.................   42
       Securitizations......................   42
       Unsecured Financings.................   43
     Credit Risk Management Policy..........   43
     Financial Risk Management Policy.......   44
     Relationship With AMRESCO..............   45
       Right of First Refusal...............   45
       Correspondent Agreement..............   45
       Acquisition or Co-Investment
          Opportunities.....................   46
     Compliance Policies....................   47
     Future Revisions in Policies and
       Strategies...........................   48
  Description of Targeted Investments.......   48
     Mortgage Loans.........................   48
       Participating Loans..................   48
       Construction Loans and Rehabilitation
          Loans.............................   48
       Mezzanine Loans......................   48
       Bridge Loans.........................   49
       Distressed Mortgage Loans............   49
       Real Estate Pools....................   50
     Mortgage-Backed Securities.............   50
       CMBS.................................   50
       RMBS.................................   53
     Commercial Real Estate.................   54
       Net Leased Real Estate...............   54
       REO Properties and Other Distressed
          Real Estate.......................   55
     Other Investments......................   56
       Investment in Other Entities.........   56
       Foreign Investments..................   56
  The Initial Assets........................   56
     Loan One...............................   56
     Loan Two...............................   57
     Loan Three.............................   58
     Loan Four..............................   60
     Loan Five..............................   60
  Employees.................................   63
  Facilities................................   63
  Legal Proceedings.........................   63
MANAGEMENT OF THE COMPANY...................   63
  Executive Officers and Trust Managers of
     the Company............................   63
  Executive Compensation....................   68
  Share Option Plan.........................   68
  Share Options Outstanding.................   69
THE MANAGER.................................   70
  Description of the AMRESCO Group..........   70
     Commercial Mortgage Banking............   71
       General..............................   71
       Real Estate Capital Markets..........   71
       Commercial Real Estate Lending.......   72
       Commercial Loan Servicing............   72

                                              PAGE
                                              ----
     Commercial Finance.....................   72
       General..............................   72
       Franchise Lending....................   73
       Specialty Lending....................   73
       Single-Family Residential
          Construction Lending..............   73
     Asset Management.......................   73
       General..............................   73
       Asset Portfolio Management and
          Investment........................   73
       Special Servicing....................   74
       Servicing Risks; Borrower
          Delinquencies and Claims..........   74
  The Management Agreement..................   74
  Termination...............................   77
  Management Compensation...................   77
  Expenses..................................   79
  Certain Relationships; Conflicts of
     Interest...............................   80
  Limits of Responsibility..................   82
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.....................   82
FEDERAL INCOME TAX
  CONSEQUENCES..............................   83
  General...................................   83
  Taxation of the Company...................   84
  Requirements For Qualification............   85
     Organizational Requirements............   85
       Qualified REIT Subsidiary............   86
       Ownership of a Partnership
          Interest..........................   86
     Income Tests...........................   87
     Asset Tests............................   90
     Annual Distribution Requirements.......   91
  Failure to Qualify........................   92
  Taxation of Shareholders..................   92
     Taxation of Taxable U.S.
       Shareholders.........................   92
     Taxation of Tax-Exempt Shareholders....   94
     Taxation of Non-U.S. Shareholders......   95
  Information Reporting Requirements and
     Backup Withholding Tax.................   97
  Proposed Tax Legislation and Possible
     Other Legislative Actions Affecting Tax
     Consequences...........................   97

                                              PAGE
                                              ----
ERISA CONSIDERATIONS........................   98
  Employee Benefit Plans, Tax-Qualified
     Retirement Plans, and IRAs.............   99
  Status of the Company Under ERISA.........   99
DESCRIPTION OF SHARES OF BENEFICIAL
  INTEREST..................................  101
  General...................................  101
  Common Shares.............................  101
     Voting Rights..........................  101
     Dividends..............................  101
     Liquidation Rights.....................  101
     Other Terms............................  102
     Meetings of Shareholders...............  102
  Preferred Shares..........................  102
  Registration Rights.......................  102
  Restrictions on Transfer..................  102
  Dividend Reinvestment and Share Purchase
     Plan...................................  105
CERTAIN PROVISIONS OF TEXAS LAW AND OF THE
  DECLARATION OF TRUST AND BYLAWS...........  105
  Board of Trust Managers...................  105
  Removal of Trust Managers.................  105
  Staggered Board...........................  106
  Business Combinations.....................  106
  Amendment to the Declaration of Trust.....  107
  Amendment of Bylaws.......................  108
  Termination of the Company................  108
  Special Meetings of the Shareholders......  108
  Advance Notice of Trust Manager
     Nominations and New Business...........  108
  Possible Anti-Takeover Effect of Certain
     Provisions of Texas Law and of the
     Declaration of Trust and Bylaws........  108
  Transfer Agent and Registrar..............  108
  Reports to Shareholders...................  108
SHARES ELIGIBLE FOR FUTURE SALE.............  109
UNDERWRITING................................  111
PRIVATE PLACEMENT...........................  113
LEGAL MATTERS...............................  113
EXPERTS.....................................  113
ADDITIONAL INFORMATION......................  114
GLOSSARY....................................  114

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Capitalized and other terms used herein shall have the meanings assigned to them in the Glossary, which starts at page 114. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised. As used in this Prospectus, the "Company" means either (i) AMRESCO Capital Trust, a Texas real estate investment trust, or (ii) AMRESCO Capital Trust, a Texas real estate investment trust, collectively with its affiliated entities (which does not include the Manager or any other member of the AMRESCO Group), as the context may require.

                                  THE COMPANY

     The Company is a newly organized Texas real estate investment trust formed to take advantage of certain mid- to high-yield lending and investment opportunities in real estate related assets, including various types of commercial Mortgage Loans (including, among others, Participating Loans, Mezzanine Loans, Construction Loans, Rehabilitation Loans and Bridge Loans), mortgage-backed securities ("MBS"), commercial real estate (including Net Leased Real Estate, real estate acquired at foreclosure or by deed-in-lieu of foreclosure or other underperforming or otherwise distressed real estate) and certain other real estate related assets. The Company will elect to be taxed as a REIT. The Company generally will not be subject to federal income taxation to the extent that it distributes its net income to its shareholders and maintains its qualification as a REIT. See "Federal Income Tax
Consequences -- Requirements For Qualification."

     The Company intends to pursue and capitalize upon certain investment opportunities arising within the AMRESCO Group which are currently referred to entities unaffiliated with AMRESCO. Such investment opportunities (which may include co-investment opportunities with members of the AMRESCO Group) arise from the existing business and operations of the AMRESCO Group, including primarily the commercial mortgage brokerage operations conducted through Holliday Fenoglio Fowler and the commercial mortgage lending business conducted by AMRESCO Funding. Holliday Fenoglio Fowler is engaged in three primary lines of business: real estate related debt placement, real estate investment banking and real estate dispositions. Based on the most recently available National Real Estate Investor's Top Lender Survey (which is based on 1996 originations), the Company believes that Holliday Fenoglio Fowler is the largest commercial mortgage brokerage company in the United States (including originations of Fowler Goedecke, which was acquired by Holliday Fenoglio Fowler in January
1998). AMRESCO Funding provides mid- to high-yield commercial Mortgage Loans (including Participating Loans, Mezzanine Loans, Construction Loans, Rehabilitation Loans and Bridge Loans) the structures of which typically do not meet the underwriting criteria of traditional institutional lenders. See "The Manager -- Description of the AMRESCO Group."

     Upon the closing of the Offering, AMRESCO will grant to the Company the Right of First Refusal with respect to, subject to certain limited exceptions, the first $100 million of Targeted Mortgage Loans which are identified by or to any member of the AMRESCO Group during any calendar quarter and all MBS (other than MBS issued in securitizations sponsored in whole or in part by any member of the AMRESCO Group). The Company believes the Right of First Refusal will minimize conflicts and potential competition for Targeted Investments between the Company and the AMRESCO Group. Also upon the closing of the Offering, the Company will enter into the Correspondent Agreement with Holliday Fenoglio Fowler pursuant to which Holliday Fenoglio Fowler will agree to present to the Company (on a non-exclusive basis) Mortgage Loan origination and other real estate related investment opportunities identified by Holliday Fenoglio Fowler which meet the investment criteria and objectives of the Company. The Company believes that a substantial portion of the real estate related assets in which it invests (the "Invested Portfolio") will be identified through the AMRESCO Group pursuant to the Right of First Refusal and the Correspondent Agreement. See "Business and Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO," "The Manager -- Description of the AMRESCO Group" and "Risk Factors -- Termination of the Management Agreement Could Adversely Affect the Company's Investments and Operating Results."

     The day-to-day operations of the Company will be managed by AMREIT Managers, L.P. (the "Manager"), a newly formed member of the AMRESCO Group, subject to the direction and oversight of the Board of Trust Managers which, upon closing of the Offering, will consist of seven members, four of whom will be unaffiliated with the AMRESCO Group. See "Management of the Company." The Manager will rely on the employees and other resources of the AMRESCO Group for a significant portion of its operations. See "Risk Factors -- Dependence on the Manager and the AMRESCO Group for Operations and the Lack of Experience of the Manager May Adversely Affect Operating Results" and "The Manager."

                             BUSINESS AND STRATEGY

     The Company's principal business objective is to maximize shareholder value by producing cash flow for distribution to its shareholders through investment in mid- to high-yield real estate related assets which earn an attractive spread over the Company's cost of funds. To achieve its principal business objective, the Company's strategy is to:

     - invest in certain types of Mortgage Loans, MBS and commercial real estate which the Company expects to generate the highest risk-adjusted returns on capital invested, after considering all material relevant factors;

     - take advantage of expertise existing within, and investment and co-investment opportunities arising from the business and operations of, the AMRESCO Group by engaging the Manager, a member of the AMRESCO Group, to manage the day-to-day operations of the Company, and pursuant to the Right of First Refusal and the Correspondent Agreement;

     - utilize the expertise and resources (including the market research capabilities) of the AMRESCO Group to monitor trends and demands in the Mortgage Loan and real estate markets (and to adjust its Mortgage Loan products in response thereto) and to analyze the Company's investment opportunities and the economic conditions in the Company's proposed geographic markets to assist the Company in selecting investments which satisfy the Company's investment criteria and targeted returns;

     - through the Manager, utilize the expertise of the AMRESCO Group in the underwriting, origination and closing of Mortgage Loans and in the acquisition, management and servicing of Mortgage Loans, Mortgage Loan portfolios and MBS;

     - borrow against or leverage its Invested Portfolio (initially through the Warehouse Line and the Repurchase Agreement), to the extent consistent with the Company's leverage policies, in order to increase the size of the Invested Portfolio and increase potential returns to the Company;

     - attempt to offset the potential interest rate mismatch resulting from the differences between fixed rates or other limitations on coupon rate adjustments associated with its Invested Portfolio and the shorter-term variable nature of the Company's borrowings by structuring the key terms of its borrowings to generally correspond (in the aggregate for the entire Invested Portfolio, and not on an asset-by-asset basis) to the interest rate and maturity parameters of its Invested Portfolio;

     - implement various hedging strategies, including interest rate swaps, interest rate collars, caps or floors, forward contracts and U.S. Treasury and Eurodollar futures and options (to the extent permitted by the REIT Provisions of the Code), to minimize the effects of interest rate fluctuations on its Invested Portfolio and its borrowings if, given the cost of such hedges, the Manager determines such strategies are in the best interest of the Company; and

     - manage the credit risk of its Invested Portfolio by (i) underwriting its investments utilizing the processes developed and utilized by the AMRESCO Group, (ii) choosing its investments in compliance with the Company's investment policies, (iii) monitoring (through the servicing and asset management capabilities of the AMRESCO Group) the credit quality of the Invested Portfolio, and (iv) maintaining appropriate capital levels and allowances for credit losses.

                              SUMMARY RISK FACTORS

     Set forth below is a brief summary of certain material risks involved in an investment in the Company. The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information set forth in this Prospectus under the heading "Risk Factors."

     - Conflicts of Interest With the AMRESCO Group May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest. The Company and the Manager have common officers and directors, which may present conflicts of interest between members of the AMRESCO Group and the Company, including conflicts relating to the price and terms of potential purchases by the Company from the AMRESCO Group of Targeted Investments and conflicts relating to competition between the Company and members of the AMRESCO Group for Targeted Investments. These conflicts of interest could result in decisions by the Manager or the Company that do not fully reflect the interests of the Company's shareholders. In addition, since the Management Agreement provides for Incentive Compensation to be paid to the Manager based on certain performance criteria, the Manager could have an incentive to recommend riskier or more speculative investments for purchase by the Company, which could result in greater risk of loss to the Company. The Management Agreement was not negotiated at arm's length and, therefore, may contain terms that are less favorable to the Company than if such agreement had been negotiated with a third party. Likewise, the sale of the Initial Assets from AMRESCO Funding to the Company was not negotiated at arm's length and, therefore, the purchase price for such assets (which is equal to the outstanding principal and accrued interest thereon) may not represent the fair market value of such assets.

     - Dependence on the Manager and the AMRESCO Group for Operations and the Lack of Experience of the Manager May Adversely Affect Operating
       Results. The Company will contract with the Manager pursuant to the Management Agreement to advise the Board of Trust Managers and direct the day-to-day business affairs of the Company. The Manager will rely on the employees and other resources of the AMRESCO Group for a significant portion of its operations. Thus, the Company's success will depend to a large degree on the skill of the officers and employees of the Manager and the other members of the AMRESCO Group. The ability of the AMRESCO Group to support, manage and control its continued growth and to provide services and support to the Manager to enable the Manager to perform its obligations under the Management Agreement is dependent upon, among other things, the ability of the AMRESCO Group to hire, train, supervise and manage its work force and to continue to develop the skills necessary to compete successfully in its business lines. Neither the Manager (which was formed in March 1998 and has no operating history and no significant assets) nor any other member of the AMRESCO Group, nor the Company (which was formed in January 1998 and has no operating history) has any prior experience in managing and operating a REIT, which could adversely affect the Company's business, financial condition and results of operations. Further, there can be no assurance that the past experience of the members of the AMRESCO Group upon which the Manager will rely for a significant portion of its operations will be sufficient to successfully manage the business of the Company. The past performance of the AMRESCO Group (or any member thereof) is not indicative of future results of the Company.


     - Failure to Acquire Targeted Investments Will Reduce Income to the Company. The Company currently has no Invested Portfolio. The Company has issued non-binding commitments to purchase or originate Targeted Investments with a maximum aggregate purchase price equal to approximately $101.0 million (based on the committed amount), or 80.6% of the estimated net proceeds of the Offering, and there is no assurance that the Company will purchase any of such Targeted Investments. Further, a majority of the Initial Assets are either Construction Loans or Rehabilitation Loans and, generally, only a portion of the committed amount of such loans will be funded at the time of purchase or origination. The Company will have broad discretion in the allocation of the net proceeds of the Offering. If the Manager fails to originate or acquire Targeted Investments on favorable terms and conditions and on a timely basis, the Company's income, and therefore its ability to make distributions to shareholders, will be adversely affected.


     - Competition for Targeted Investments Could Reduce Income to the Company. The Company will face significant competition for Targeted Investments. Some of its competitors will have greater financial resources than the Company. Such competition could result in lowered underwriting standards on Targeted Investments, which could result in higher risk of loss to the Company, or higher prices on

       Targeted Investments and, therefore, lower yields on such investments and lower income to the Company.

     - Co-Investments May be Riskier Than Investments Made Solely by the Company. The Company may co-invest in Targeted Investments from time to time, which co-investments may be with members of the AMRESCO Group or with entities not affiliated with AMRESCO. Such investments may involve risks not present in investments made solely by the Company, such as risks that the co-investors will become bankrupt or have economic or business interests or goals that are inconsistent with those of the Company, or that such co-investors will take action contrary to the Company's investment policies or objectives, including the Company's policies with respect to maintaining its qualification as a REIT, or inconsistent with the Company's interests.

     - Investments in Higher-Risk Mortgage Loans Could Result in Losses to the Company. The Targeted Investments include Participating Loans (including Mezzanine Loans, Construction Loans, Rehabilitation Loans and Bridge Loans), Distressed Mortgage Loans and other types of non-traditional Mortgage Loans which involve a higher degree of risk than Mortgage Loans meeting the traditional underwriting criteria of institutional lenders, and thus could result in reduced income or losses to the Company.

     - Repayment of Initial Assets May Depend Upon Successful Completion of Financed Projects. The Initial Assets consist primarily of Construction Loans and Rehabilitation Loans. The repayment of such Mortgage Loans may be dependent upon the successful and timely completion of the financed construction or rehabilitation. If the applicable borrower is unable to successfully complete the proposed construction or rehabilitation in accordance with the proposed budget and timeline or if the actual value of the completed project is less than estimated because of any change in market conditions or otherwise, the borrower may not have adequate funds to repay the loan on a timely basis.

     - Non-Recourse Nature of Initial Assets May Limit the Company's Recovery on the Initial Assets. Each Mortgage Loan included in the Initial Assets is (or is expected to be) non-recourse against the applicable borrower. In addition, each applicable borrower is expected to be a newly formed or to-be-formed special purpose entity with no operating history and no significant assets other than the property mortgaged or pledged to secure the Mortgage Loan. In the event of a default in the payment of any Mortgage Loan included in the Initial Assets, recourse will be limited to the mortgaged real estate and the pledged ownership interests in the applicable borrower. Accordingly, in the event of such default, the Company's recovery would be limited to the liquidation value of the property securing such Mortgage Loan, which value may be less than the outstanding balance of such loan.

     - Decrease in Values of Properties Underlying Initial Assets May Adversely Affect the Company. If the value of the property underlying any Initial Asset decreases, the borrower may not be able to secure take-out financing, which may adversely affect the borrower's ability to repay the Mortgage Loan in a timely manner or at all. Moreover, if such Mortgage Loan is a Participating Loan, the Company's expected return on such Mortgage Loan will be decreased if the value of the property underlying such Mortgage Loan decreases.

     - Ability to Foreclose on Certain Initial Assets May be Impaired. Since two of the five Initial Assets are Mezzanine Loans, the Company's ability to foreclose on such loans may be impaired, which could adversely affect the Company's ability to recover its investments in such Mezzanine Loans.

     - Economic Downturn or Recession Could Result in Losses on Mortgage
       Loans. The Company expects that a significant portion of its Invested Portfolio will consist of Mortgage Loans, which, particularly if economic conditions deteriorate, could subject the Company to risks of borrower defaults and bankruptcies, as well as other events and circumstances which could result in losses on the Company's investments. Moreover, the Company expects that a significant portion of the Invested Portfolio will consist of Participating Loans (including Mezzanine Loans, Construction Loans, Rehabilitation Loans and Bridge Loans), which typically entitle the Company to share in appreciation or cash flows from the underlying real estate, as well as direct ownership of real estate. The returns to the Company on these types of Mortgage Loans will likely be significantly reduced in the event of any economic downturn or recession in the markets in which the real estate owned or the real estate underlying such Mortgage Loans is located.

     - Investments in Subordinated Interests Will Subject the Company to Greater Risk of Loss. The Company expects that a significant portion of the Invested Portfolio will consist of Subordinated Interests in MBS which are subject to greater risk of loss of principal and interest than more senior, investment grade securities.

     - Investments in Net Leased Real Estate Will Subject the Company to Credit Risk. The Company intends to purchase Net Leased Real Estate on a highly leveraged basis. If the tenant of a net leased property owned by the Company experiences a downturn in its business, such tenant may be unable to make its lease payments when due, which in turn could render the Company unable to make timely payments on its related debt.

     - Reliance on Third Party Operators May Adversely Affect Results. The Company will engage experienced real estate operators to operate any properties in which it invests and will be dependent upon the abilities of such third parties to operate such real estate. The failure of any such operator to operate the Company's real estate successfully could have a material adverse effect on the results of operations of the Company.

     - Investments in Distressed Real Estate Will Subject the Company to Greater Risk. The Company also may invest in Distressed Real Estate, which may not generate sufficient revenues to meet operating expenses and debt service and could result in reduced income or losses to the Company.

     - Interest Rate Fluctuations May Adversely Affect the Company's Investments and Operating Results. The yield on the Company's Invested Portfolio will be sensitive to changes in prevailing medium-term to long-term interest rates and reshaping of the yield curve which could result in a mismatch between the Company's borrowing rates (which will typically be shorter-term rates) and the yield on its Invested Portfolio and, consequently, reduce or eliminate net income from the Company's investments. In addition, a significant increase in interest rates would likely reduce the demand for the Company's Mortgage Loans which would restrict the Company's ability to originate Mortgage Loans and could reduce the amount of cash available for distribution to the Company's shareholders.

     - Leverage Increases Exposure to Loss. The Company expects to increase the size of its Invested Portfolio by employing a significant amount of leverage. The Company presently intends to achieve a Leverage Ratio of 2:1 within nine to 18 months after the closing of the Offering, and thereafter to operate at a Leverage Ratio of less than 3:1, although the actual Leverage Ratio may be higher or lower, and the Company's Declaration of Trust does not limit the amount of indebtedness the Company can incur. Such leverage is likely to increase the volatility of the Company's income and net value of its Invested Portfolio and could result in operating or capital losses larger than would occur if such leverage were not employed.

     - Hedging Transactions Limit Gains and May Increase Exposure to Losses. The Company intends to use hedging strategies, including interest rate swaps, interest rate collars, caps or floors, forward contracts and U.S. Treasury and Eurodollar futures and options, which may have significant transaction costs (and therefore will reduce the Company's overall return on its investments) and may not be effective in mitigating interest rate and prepayment risks.

     - Termination of Agreements Could Adversely Affect the Company's Investments and Operating Results. The Company expects that a significant portion of its Invested Portfolio will be identified, originated or otherwise made available to it through the AMRESCO Group. If the Management Agreement is terminated (and no member of the AMRESCO Group is serving as manager of the Company), the Right of First Refusal and the Correspondent Agreement may be terminated by the AMRESCO Group, in which case, the AMRESCO Group may not continue to offer Targeted Investments to the Company, which could have a material adverse effect on the results of operations of the Company. Further, the Manager may be entitled to a significant termination fee if the Company does not renew, or elects to terminate, the Management Agreement which, if paid, could materially adversely affect the cash available for distribution to the Company's shareholders and may result in material net operating losses.

     - The Company's Broad Discretion Creates Uncertainty. The Company will have broad discretion (i) in the types of real estate related assets which may constitute Targeted Investments from time to time, (ii) in the types and percentages of any type of Targeted Investments included in the Invested Portfolio from time to time, and (iii) to change its investment and operating policies and strategies at any time without the consent of the shareholders. Such discretion creates uncertainty for shareholders and could cause losses to the Company.

     - Conflicts of Interest of Certain Underwriters May Affect
       Offering. Certain of the Underwriters (or their affiliates) have, in the past, and may in the future, provide investment banking services and financing to members of the AMRESCO Group. Prudential Securities Credit Corporation ("PSCC"), an affiliate of Prudential Securities Incorporated ("PSI"), the lead Underwriter, has committed to provide a $400 million Warehouse Line and a $100 million Repurchase Agreement to the Company upon the closing of the Offering for which PSCC will receive certain fees. In addition, in connection with the Warehouse Line, the Company will agree (as is customary in many similar warehouse lending arrangements with affiliates of investment banking firms), to engage PSI to act as underwriter and/or placement agent for any sale or securitization of Mortgage Loans financed with proceeds from the Warehouse Line. Accordingly, the Underwriters may have certain conflicts of interest in connection with the Offering.

     - Failure to Maintain REIT Status Would Have Adverse Tax Consequences. The Company will be taxed as a regular corporation if it fails to maintain its qualification as a REIT, which would reduce earnings and cash available for distribution to shareholders.

     - Future Offerings Could Dilute the Interests of Holders of Common Shares. Shareholders will be subject to significant potential dilution from future equity offerings, including offerings of preferred shares, which may have an adverse effect on the market price of the Common Shares.

     - Restrictions on Ownership of Common Shares Could Discourage a Change of Control. In order for the Company to meet the requirements for qualification as a REIT at all times, the Declaration of Trust prohibits any Person (other than Holdings or any other member of the AMRESCO Group) from acquiring or holding, directly or indirectly, shares of beneficial interest of the Company in excess of 9.8% (in value or number) of the aggregate of the outstanding shares of beneficial interest of the Company, without the approval of the Board of Trust Managers. Such restrictions may make it more difficult to change control of the Company even where such change may be in the best interest of the Company's shareholders.

     - Changes in Tax Laws Applicable to REITs May Adversely Affect the Company. The Company's activities, structure and operations may be adversely affected by changes in the tax laws applicable to REITs.

     - Failure to Develop a Public Market May Result in Depressed Market
       Price. Prior to the Offering, there has been no public market for the Common Shares, and there can be no assurance that an active trading market for the Common Shares offered will develop or, if developed, be sustained. In the absence of a public trading market, the market price of the Common Shares would be substantially impaired and an investor may be unable to liquidate its investment in the Company.

                              TARGETED INVESTMENTS

     The Company currently intends to originate or purchase primarily the following types of assets:

          SENIOR MORTGAGE LOANS. The senior Mortgage Loans in which the Company intends to invest will include primarily Mortgage Loans that entitle the lender to receive a stated interest rate plus additional interest based on a percentage of the mortgaged property's revenues or cash flow, and/or a portion of the pledged real estate's revenues or cash flow, or a percentage of or a fixed amount of the net proceeds from any sale of the property ("Participating Loans") and may also include Mortgage Loans used to finance the initial construction of real property ("Construction Loans"), the acquisition and renovation or rehabilitation of existing real property ("Rehabilitation Loans"), Mortgage Loans used as temporary financing ("Bridge Loans"), and/or Permanent Mortgage Loans. See "Risk
     Factors -- Risks of Loss on Mortgage Loans." The Company may also invest in Mortgage Loans that are in default or for which default is likely or imminent or for which the borrower is making monthly payments in accordance with a forbearance plan.

          MEZZANINE LOANS. The Company intends to originate commercial Mortgage Loans, the repayment of which is subordinated to senior Mortgage Loans, and which are secured by either a second lien mortgage or a pledge of the ownership interests of the borrower. Alternatively, such Mortgage Loans can take the form of a joint venture interest or equity investment in the borrower (collectively, "Mezzanine Loans"). Mezzanine Loans generally afford a relatively higher yield and entail greater risks than senior Mortgage Loans. See "Risk Factors -- Risks of Loss on Mortgage Loans."

          MORTGAGE-BACKED SECURITIES. The Company intends to invest in interests in commercial and multifamily MBS, including primarily classes of MBS that are subordinated in right of payments of principal and interest to more senior classes ("Subordinated Interests"). Subordinated Interests generally afford a higher yield than more senior investment grade securities because they entail greater risk. The Company may also invest in various classes, including rated or unrated Subordinated Interests, of residential MBS. The Company does not currently intend to invest in Mortgage Derivative Securities such as IOs and POs, but is not prohibited from doing so in the future. See "Risk Factors -- Risks Related to Investments in MBS."

          EQUITY INVESTMENTS IN REAL ESTATE. The Company intends to invest in commercial real estate, including properties which are newly developed, to be built or leased on a long-term basis (ten years or more) to tenants who are typically responsible for paying a majority of the costs of owning, operating and maintaining the leased property during the term of the lease, in addition to the payment of a monthly rent to the landlord for the use and occupancy of the premises ("Net Leased Real Estate"). The Company expects to acquire Net Leased Real Estate on a leveraged basis that will provide sufficient cash flow to provide a return on its investment after debt service within the Company's target parameters. The Company also intends to participate with others (including members of the AMRESCO Group) in real property ownership through joint ventures, partnerships or limited liability companies. The Company may also acquire real estate at foreclosure sales or by deed-in-lieu of foreclosure and other Distressed Real Estate. The Company does not intend to directly operate any of the real estate owned by it, but rather intends to rely upon qualified and experienced real estate operators unaffiliated with the Company. See "Risk Factors -- Risks Related to Investments in Real Estate."

          OTHER INVESTMENTS. The Company will take an opportunistic approach toward its investments and, therefore, depending upon market conditions, the Company may invest from time to time in other real estate related assets, including, without limitation, foreign real estate and Mortgage Loans to borrowers in foreign countries or secured by foreign real estate (principally in the markets in which the AMRESCO Group conducts business or has invested or originated Mortgage Loans, including Canada, the United Kingdom and Mexico). The Company may also invest in interests in other REITs, registered investment companies, partnerships and other investment funds and real estate operating companies. See "Risk Factors -- Risks Related to Investments in Real Estate -- Foreign Real Estate is Subject to Currency Conversion Risks and Uncertainty of Foreign Laws."

     The Company has no policy requiring any specific percentage of the Invested Portfolio to consist of any particular type of Targeted Investment, or limiting any particular type of Targeted Investment to a specific percentage of the Invested Portfolio. Rather, the Company's business decisions and investment strategies will depend on changing market factors. The types of assets which constitute Targeted Investments and the percentage of the Company's Invested Portfolio that will be invested in a particular category of assets will vary from time to time.

                               THE INITIAL ASSETS

     To date, the Company has identified five Mortgage Loans to purchase or originate with the net proceeds of the Offering (the "Initial Assets"), subject to, among other things, the review and approval of the Company's Investment Committee. See "Risk Factors -- Risks of Loss on the Initial Assets." There can be no assurance that any of such Mortgage Loans will be purchased or originated by the Company. Each of the Initial Assets is currently owned (if the Mortgage Loan is currently existing) or being negotiated (if the Mortgage Loan has not yet been originated) by AMRESCO Funding. With respect to each Initial Asset which is originated by AMRESCO Funding prior to the closing of the Offering, the Company has issued a non-binding commitment to purchase such Initial Asset from AMRESCO Funding, and AMRESCO Funding has agreed to sell such Initial Asset to the Company, for an amount equal to the aggregate outstanding principal balance thereof as of the date of purchase, plus accrued and unpaid interest to the date of purchase. With respect to Initial Assets which are not originated prior to the closing of the Offering, AMRESCO Funding has agreed to transfer its rights to originate such Mortgage Loans to the Company after the closing of the Offering, without charge, if the Company's Investment Committee determines that the Company should originate the proposed loans.

     The first Mortgage Loan identified for purchase by the Company with the net proceeds of the Offering ("Loan One") is a $6 million Rehabilitation Mezzanine Loan secured by a second lien on a 956,114 (approximate) square foot mixed-use development located in Columbus, Ohio. Loan One was closed on February 20, 1998. The proceeds of Loan One were used by the borrower to fund a portion of the purchase price of the mortgaged property. The remaining $17 million of the acquisition price for the mortgaged property was furnished by Credit Suisse First Boston Mortgage Capital LLC (an affiliate of one of the Underwriters), which has a first lien on the mortgaged property. Loan One bears interest at 15% per annum. Payments of interest only are due monthly commencing April 1, 1998, until the loan is paid in full. All principal, and all remaining accrued and unpaid interest on Loan One, are due on March 31, 2001. AMRESCO Funding has committed to fund an additional $1 million to the borrower on May 25, 1998 for renovations to the mortgaged property, subject to certain conditions. In addition, AMRESCO Funding has a right of first refusal to fund an additional redevelopment loan for the mortgaged property expected to be sought by the borrower in May 1998 in the amount of approximately $20.3 million. See "Business and Strategy -- The Initial Assets -- Loan One" for further information about Loan One.

     The second Mortgage Loan which the Company has identified for purchase or origination with the net proceeds of the Offering ("Loan Two") is a proposed $12.8 million Participating Construction Loan for the acquisition of approximately 10.2 acres of land located in a master planned residential community near Houston, Texas and construction thereon of a 236 unit multifamily apartment property. AMRESCO Funding has issued a terms letter (the "Loan Two Terms Letter") to originate Loan Two, and AMRESCO Funding and the proposed borrower are currently negotiating loan documents. Loan Two is proposed to bear interest at an accrual rate of 11.5% per annum and be due and payable monthly at a pay rate of 10% per annum. All principal, and all accrued and unpaid interest, would be due 24 months after the closing of Loan Two. In addition, the Company would be entitled to 60% of the net profits, if any, from the sale or refinancing of the mortgaged property (calculated after Loan Two has been paid in full) up to a maximum return to the Company of 18% per annum. The Loan Two Terms Letter also provides that the Company would have a first right of refusal on long-term take-out financing for the mortgaged property. See "Business and Strategy -- The Initial Assets -- Loan Two" for further information about Loan Two.

     The third Mortgage Loan which the Company has identified for purchase or origination with the net proceeds of the Offering ("Loan Three") is a proposed $40 million Rehabilitation Loan to refinance the acquisition, and finance the renovation, of a 403,000 (approximate) square foot office/research and development building located in Massachusetts. AMRESCO Funding has issued a commitment for Loan Three (the "Loan Three Commitment"), and AMRESCO Funding and the proposed borrower are currently negotiating terms while AMRESCO Funding completes the underwriting process. The Loan Three Commitment provides that the proposed Loan Three would bear interest at a rate of 10.5% per annum and have an initial term of 24 months. See "Business and Strategy -- The Initial Assets -- Loan Three" for further information about Loan Three.

     The fourth Mortgage Loan which the Company has identified for purchase or origination with the net proceeds of the Offering ("Loan Four") is a $14.7 million Participating Mezzanine Construction Loan for the construction of an 11 story multi-tenant office building and an adjoining five level parking structure located in a suburb of Dallas, Texas. Loan Four was closed on March 30, 1998. Loan Four bears interest at an accrual rate of 12% per annum. Accrued interest is due and payable monthly at a pay rate of 10% per annum. All principal, and all accrued and unpaid interest, are due and payable on March 30, 2001. In addition, the Company is entitled to receive a shared appreciation interest in the property, with a maximum 25% per annum return to the Company. See "Business and Strategy -- The Initial Assets -- Loan Four" for further information about Loan Four.

     The final Mortgage Loan which the Company has identified for origination or purchase with the net proceeds of the Offering ("Loan Five") is a proposed $26.5 million senior Participating Mortgage Loan for the acquisition of a four-building industrial office complex located on 173 acres in Rhode Island, and containing 769,551 (approximate) net rentable square feet, and the completion of certain tenant improvements, renovations and lease-up of the project. AMRESCO Funding has issued a commitment (the "Loan Five Commitment") to originate Loan Five and AMRESCO Funding and the borrower are currently negotiating loan documents while AMRESCO Funding completes its underwriting process. Loan Five is proposed to bear interest at an accrual rate of 13.5% per annum and be due and payable monthly at a pay rate of 10% per annum. All principal, and all accrued and unpaid interest, would be due 36 months from the closing of Loan Five. In addition, the Company would be entitled to receive a shared appreciation interest in the property, with a maximum return of 20% per annum to the Company. See "Business and Strategy -- The Initial Assets -- Loan Five" for further information about Loan Five.

                                  THE MANAGER

     The Manager is a newly formed member of the AMRESCO Group. The AMRESCO Group is a publicly-traded diversified financial services company with approximately 1,600 employees and offices located throughout the United States and in Canada and England. The AMRESCO Group is currently engaged in four principal lines of business including commercial mortgage banking, asset management, commercial finance and residential mortgage banking. See "The Manager -- Description of the AMRESCO Group."

     As a result of the Manager's relationship with the AMRESCO Group and the AMRESCO Group's investment in the Company, and pursuant to the Right of First Refusal and the Correspondent Agreement, the Company expects to benefit from (i) the market reputation and expertise of the AMRESCO Group in the underwriting, origination and closing of Mortgage Loans and in the acquisition, management and servicing of both performing and nonperforming Mortgage Loans, Mortgage Loan portfolios and MBS, (ii) the significant number of Targeted Investments expected to be identified to it by the AMRESCO Group, (iii) the relationships of Holliday Fenoglio Fowler with potential borrowers and other institutional investors, and
(iv) opportunities to co-invest with members of the AMRESCO Group. See "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest," "Risk Factors -- Dependence on the Manager and the AMRESCO Group for Operations and the Lack of Experience of the Manager May Adversely Affect Operating Results," "Risk Factors -- Co-Investments May be Riskier Than Investments Made Solely by the Company" and "Risk
Factors -- Termination of the Management Agreement Could Adversely Affect the Company's Investments and Operating Results."

                            THE MANAGEMENT AGREEMENT

     Upon the closing of the Offering, the Company will enter into the Management Agreement with the Manager pursuant to which, subject to the direction and oversight of the Board of Trust Managers, the Manager will be responsible for the day-to-day operations of the Company. The Manager will be required to perform such services and activities relating to the assets and operations of the Company as may be required or appropriate in accordance with the Company's policies and Guidelines that are approved from time to time and monitored by the Board of Trust Managers. Such responsibilities will include:
(i) underwriting, originating and acquiring Targeted Investments; (ii) servicing and managing the Invested Portfolio; (iii) asset/liability and risk management, hedging of floating rate liabilities, and financing, management and disposition of the Invested Portfolio, including credit and prepayment risk management; (iv) capital management, structuring and analysis, capital raising and investor relations activities; and (v) the provision of certain administrative and managerial services such as accounting, legal, market research and information technology services.

     The Manager will receive a base management fee (the "Base Management Fee") payable and calculated quarterly in an amount equal to (i) 1% per annum of the Average Invested Non-Investment Grade Assets for such calendar quarter, and (ii) 0.50% per annum of the Average Invested Investment Grade Assets for such calendar quarter. The term "Average Invested Non-Investment Grade Assets" for any quarter means the average of the aggregate book value of (i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's nonconsolidated taxable subsidiaries, excluding from (i) and (ii) all Average Invested Investment Grade Assets, before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three. The term "Average Invested Investment Grade Assets" means, for any quarter, the average of the aggregate book value of
(i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's nonconsolidated taxable subsidiaries, which either (a) have received an Investment Grade Rating from all Rating Agencies which have rated such asset, or
(b) are unrated but are guaranteed by the U.S. government or any agency or instrumentality thereof, before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (A) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (B) three. For example, if the Company had $650 million of Average Invested Non-Investment Grade Assets and $100 million of Average Invested Investment Grade Assets consistently during each calendar quarter of any one year period, the Manager would be entitled to a Base Management Fee for such year of $7 million. The Manager will not receive any management fee for the period prior to the sale to the public of the Common Shares offered hereby. See "The Manager -- Management Compensation."

     In addition to the Base Management Fee, the Manager will be entitled to receive Incentive Compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations of the Company (before the Incentive Compensation) per Common Share (based on the weighted average number of shares outstanding) for such quarter plus (b) gains (or minus losses) from debt restructuring and sales of property per Common Share (based on the weighted average number of shares outstanding), exceeds (2) an amount equal to (a) the weighted average of the price per share of the Offering and the prices per share of all subsequent issuances of Common Shares by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate for such quarter plus 3.5%, multiplied by (B) the weighted average number of Common Shares outstanding during such quarter. "Funds From Operations" as defined by NAREIT means net income (computed in accordance with generally accepted accounting principals ("GAAP") excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. See "The

Manager -- The Management Compensation" for a more detailed explanation of the management compensation arrangements.

     The Manager is expected to use the proceeds from its Base Management Fee and Incentive Compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, will initially receive no cash compensation directly from the Company.

     The Manager will be reimbursed by the Company for (or charge the Company directly for) the Manager's costs and expenses for performing due diligence and certain other tasks with respect to assets purchased, originated or approved for purchase or origination by the Company. Expense reimbursement will be made quarterly. See "The Manager -- Expenses."

     The Base Management Fee and Incentive Compensation are payable in arrears. The Base Management Fee and Incentive Compensation and reimbursable costs and expenses will be calculated by the Manager within 45 days after the end of each quarter, and such calculation will be promptly delivered to the Company. The Company is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter.

     The Management Agreement will have an initial term (the "Initial Term") of two years during which period it will not be terminable by the Manager or the Company, except as a result of a breach by the Manager of its obligations thereunder or other events constituting "cause" as defined therein. Upon termination of the Management Agreement by the Company after the Initial Term (except in the case of a termination by the Company for cause) or failure of the Company to renew the Management Agreement after the Initial Term, the Company will be obligated to pay the Manager a substantial termination fee. The termination fee will be equal to the sum of the Base Management Fee (which would be $7 million in the hypothetical circumstances described on page 10), plus any Incentive Compensation earned by the Manager during the four calendar quarters immediately preceding the termination. In addition, if the Management Agreement is terminated and no member of the AMRESCO Group is serving as manager of the Company, the Right of First Refusal may be terminated by the AMRESCO Group. See "Risk Factors -- Termination of the Management Agreement Could Adversely Affect the Company's Investments and Operating Results" and "The Manager -- The Management Agreement." The Manager has the right, at any time after the Initial Term, to terminate the Management Agreement upon 180 days prior written notice to the Company. The Company has the right, at any time after the Initial Term, to terminate the Management Agreement upon 90 days prior written notice to the Manager.

                       DIVIDEND POLICY AND DISTRIBUTIONS

     To maintain its qualification as a REIT, the Company intends to make quarterly distributions to its shareholders equal, on an annual basis, to at least 95% of the Company's Taxable Income (computed without regard to the dividends paid deduction and any net capital gains) ("REIT Taxable Income"). The foregoing dividend policy is subject to revision at the discretion of the Board of Trust Managers. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company at the discretion of the Board of Trust Managers and will depend on the earnings of the Company, its financial condition and such other factors as the Board of Trust Managers deems relevant. The Board of Trust Managers has not established a minimum distribution level.

                                  THE OFFERING


Common Shares Offered Hereby..............    9,000,000 shares(1)



Common Shares to be Outstanding After the
Offering..................................    10,000,111 shares(1)(2)(3)



Use of Proceeds...........................    The Company expects to use no more
                                              than $101.0 million (or 80.6%) of
                                              the estimated net proceeds of the
                                              Offering to acquire (and fully
                                              fund) the Initial Assets, up to
                                              $10.0 million (or 8.0%) of the
                                              estimated net proceeds of the
                                              Offering for general corporate
                                              purposes, and approximately $1.0
                                              million (or .8%) of the estimated
                                              net proceeds of the Offering to
                                              pay the Advisory Fee to Prudential
                                              Securities Incorporated, the lead
                                              Underwriter. See "Underwriting."
                                              The remainder of the net proceeds
                                              of the Offering will be used by
                                              the Company to acquire additional
                                              Targeted Investments from time to
                                              time. The Company intends to
                                              invest a portion of the net
                                              proceeds of the Offering
                                              temporarily in readily marketable
                                              interest bearing assets until
                                              appropriate Targeted Investments
                                              are acquired. Pending full
                                              investment in the desired mix of
                                              Targeted Investments, funds will
                                              be committed to short-term
                                              investments that are expected to
                                              provide a lower net return than
                                              the Company hopes to achieve from
                                              its Targeted Investments. See
                                              "Risk Factors -- Inability to
                                              Acquire or Delays in Acquiring
                                              Targeted Investments Will Reduce
                                              Income to the Company" and "Use of
                                              Proceeds."


Proposed Nasdaq National Market Symbol....    AMCT
---------------

(1) Assumes that the Underwriters' over-allotment option will not be exercised. See "Underwriting."


(2) Includes 1,000,011 Common Shares subscribed for by Holdings in the Private Placement and 100 Common Shares issued to AMRESCO in connection with the initial organization of the Company. See "Private Placement."



(3) Excludes an aggregate of 6,000 restricted Common Shares expected to be issued to the Independent Trust Managers during the first year after the closing of the Offering, as compensation for their first year of service on the Board of Trust Managers, and 1,500,017 Common Shares reserved for issuance under the Share Option Plan. Immediately after the closing of the Offering, options to acquire 1,400,011 Common Shares will be issued under the Share Option Plan to the Manager and to officers, Trust Managers and key employees of the Company, the Manager and certain other members of the AMRESCO Group, which options will vest ratably over a four-year period commencing on the first anniversary of the closing of the Offering. See "Management of the Company -- Share Options Outstanding" and "Management of the Company -- Executive Officers and Trust Managers of the Company."

                             CONFLICTS OF INTEREST

     Because of the Company's relationship with the Manager and the AMRESCO Group, the Company will be subject to various potential conflicts of interest. Three of the seven members of the Board of Trust Managers and all of the Company's officers are employed by members of the AMRESCO Group. See "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest" and "The Manager -- Certain Relationships; Conflicts of Interest."

     The Company expects to acquire the Initial Assets from and may acquire other Targeted Investments from, or co-invest with, members of the AMRESCO Group from time to time. Transactions between the Company and members of the AMRESCO Group that are within the Guidelines need not be specifically approved in advance by a majority of the Independent Trust Managers. See "Business and Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO" for a description of the provisions of the Guidelines regarding transactions between the Company and the AMRESCO Group. Although the Independent Trust Managers will review the Guidelines periodically and monitor compliance with the Guidelines, they will rely primarily upon the Manager, a member of the AMRESCO Group, to advise it as to the fairness of the terms (including the purchase price) of any such transaction.

     Except as contemplated by the Right of First Refusal, members of the AMRESCO Group are not restricted from investing in Targeted Investments and, therefore, the investment opportunities of the Company may be limited if any such Targeted Investments would be attractive to other members of the AMRESCO Group. Pursuant to the Right of First Refusal, AMRESCO will agree, subject to certain limited exceptions, not to permit any member of the AMRESCO Group to invest in Targeted Mortgage Loans (up to specified limits) or certain MBS, unless the Company's Investment Committee shall have first determined in each instance that the Company should not invest in such asset or assets, or should invest in only a portion of such asset or assets. See "Business and Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO" and "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest."

     Except as contemplated by the Right of First Refusal, neither the Manager nor any of its officers or employees is limited or restricted from engaging in any business which competes with the Company or rendering services of any kind to any other Person who competes with the Company, except that the AMRESCO Group has agreed that it will not sponsor, act as manager to or make any significant equity investment in any other mortgage REIT with investment objectives substantially similar to those of the Company, without the prior approval of the Independent Trust Managers. See "Business and Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO" and "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest."

     All of Holliday Fenoglio Fowler's fees for its Mortgage Loan and real estate brokerage and financing services are payable by the applicable borrower or seller (but may from time to time be paid by the Company out of fees, deposits or additional interest paid in the form of "points" by the applicable borrower or seller to the Company for such purpose). Therefore, Holliday Fenoglio Fowler will receive compensation for any Mortgage Loan or real estate placed with or sold to the Company through Holliday Fenoglio Fowler regardless of the quality of the Mortgage Loan or real estate. Pursuant to the terms of the Management Agreement, the Manager may engage members of the AMRESCO Group to provide services to the Company from time to time, if the Manager believes such services would be of comparable or superior quality to those which could be provided by third parties and can be provided at comparable cost. Pursuant to the Guidelines, fees charged to the Company by members of the AMRESCO Group for services provided must be reasonable and customary and no more than such member of the AMRESCO Group would charge an unaffiliated third party for such services. The President and Chief Executive Officer of the Company and the Manager is also the President of Holliday Fenoglio Fowler. Of the other senior executive officers of the Manager, only the Chief Investment Officer, the Chief Operating Officer and the Controller are not also officers or employees of other members of the AMRESCO Group. Such conflicts may result in decisions by the Manager that are not in the best interest of the Company. See "Business and Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO" and "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest."

     In order to increase the amount of its Incentive Compensation, the Manager may place undue emphasis on the maximization of Funds From Operations at the expense of other criteria, such as preservation of capital, which could result in increased risk to the Invested Portfolio. See "Business and Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO" and "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest."

     The Company believes that the foregoing conflicts of interest are minimized as a result of (i) the requirement in the Bylaws that a majority of the Board of Trust Managers consist of Independent Trust Managers, (ii) the periodic review by the Independent Trust Managers of the activities of the Manager, (iii) the significant equity investment in the Company to be made by the AMRESCO Group pursuant to the Private Placement, and (iv) the Right of First Refusal. However, there can be no assurance that the aforementioned conflicts of interest will not have a material adverse effect on the Company. See "Business and Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO" and "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest."

                         ORGANIZATION AND RELATIONSHIPS

     The Manager will manage the day-to-day operations of the Company, subject to the supervision of the Board of Trust Managers. The relationship among the Company, its subsidiaries, the Manager and certain other members of the AMRESCO Group is depicted below:

                                    [CHART]
---------------

(1) Upon the closing of the Offering and the Private Placement, (i) Holdings will own 10% of the outstanding Common Shares, (ii) the Manager and other members of the AMRESCO Group and certain of their respective Trust Managers, officers and key employees (and of the Company), may purchase up to 10% of the Common Shares sold pursuant to the Offering, and (iii) the remainder of the outstanding Common Shares (other than
     100 Common Shares issued to AMRESCO pursuant to the formation of AMRESCO Capital Trust) will be owned by the public investors. See "Private Placement."


(2) Immediately after the closing of the Offering, certain Trust Managers, officers and key employees of the Company, the Manager and other members of the AMRESCO Group will be issued options to purchase a number of Common Shares in an aggregate amount equal to approximately 4.0% of the number of Common Shares that will be outstanding upon the closing of the Offering. See "Management of the Company -- Share Options Outstanding." In addition, the Company intends to grant 1,500 restricted Common Shares annually to each Independent Trust Manager, in lieu of cash compensation.



(3) Upon the closing of the Offering, the Company will enter into the Management Agreement with the Manager and AMRESCO pursuant to which the Manager will formulate operating strategies and provide certain managerial and administrative functions for the Company, subject to the supervision of the Board of Trust Managers and AMRESCO will grant the Right of First Refusal to the Company. In addition, immediately after the closing of the Offering, the Company will grant to the Manager options to purchase 1,000,011 Common Shares (assuming the Underwriters' over-allotment is not exercised). See "Management of the Company -- Share Options Outstanding."


(4) Upon the closing of the Offering, the Company will enter into the Correspondent Agreement with Holliday Fenoglio Fowler.

(5) AMREIT I, Inc., a Delaware corporation, is a wholly-owned Qualified REIT Subsidiary of AMRESCO Capital Trust, through which the Company will conduct most of its mortgage lending and related activities in states other than the State of Texas.

(6) AMREIT II, Inc., a Nevada corporation, is a taxable subsidiary of AMRESCO Capital Trust. In order to comply with the REIT Provisions of the Code, the Company will own 100% of the non-voting common stock and 5% of the voting common stock of AMREIT II, Inc. The other 95% voting common stock of AMREIT II, Inc. will be owned by the Manager. See "Federal Income Tax
    Consequences -- Requirements For Qualification" and "Federal Income Tax Consequences -- Proposed Tax Legislation and Possible Other Legislative Actions Affecting Tax Consequences."

(7) All of the partnership interests of the Manager are owned by members of the AMRESCO Group. AMREIT Managers G.P., Inc. is a wholly-owned subsidiary of Holdings.

     The Company may, from time to time, form additional subsidiaries (which may include wholly-owned Qualified REIT Subsidiaries, taxable subsidiaries and other entities owned in part by the Company and in part by third parties, including members of the AMRESCO Group) for purposes of carrying out its investment or co-investment activities. See "Risk Factors -- Changes in Tax Laws Applicable to REITs May Adversely Affect the Company," "Federal Income Tax
Consequences -- Requirements For Qualification" and "Federal Income Tax Consequences -- Proposed Tax Legislation and Possible Other Legislative Actions Affecting Tax Consequences." The Company may also form one or more partnerships, the limited partnership interests in which would be convertible into Common Shares, for the purpose of enabling the Company to acquire real estate or interests therein from real estate owners on a tax deferred basis in exchange for such real estate or interests therein. See "Business and Strategy -- Description of Targeted Investments -- Commercial Real Estate."

     The Company's principal executive offices are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201. Its telephone number is (214) 953-7700.

                                  RISK FACTORS

     An investment in the Common Shares involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Common Shares.

     When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "believe," "project," "intend," and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below.

  CONFLICTS OF INTEREST MAY RESULT IN DECISIONS THAT DO NOT FULLY REFLECT THE SHAREHOLDERS' BEST INTEREST

     TERMS OF TRANSACTIONS WITH MEMBERS OF THE AMRESCO GROUP MAY NOT BE FAIR. As a result of the relationship between the Manager, the AMRESCO Group and the Company, there are conflicts of interest between the operations of the AMRESCO Group and the Company in the acquisition and disposition of assets. The Company expects to acquire the Initial Assets from, and may acquire other Targeted Investments from, or co-invest with, members of the AMRESCO Group from time to time. Transactions with members of the AMRESCO Group that are within the provisions of the Guidelines need not be specifically approved in advance by a majority of the Independent Trust Managers. See "Business and
Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO" for a description of the provisions of the Guidelines regarding transactions between the Company and the AMRESCO Group. The Company does not intend to enter into hedging transactions with members of the AMRESCO Group. Although the Independent Trust Managers will review the Guidelines periodically and monitor compliance with those Guidelines, it is anticipated that they will rely primarily on information provided by the Manager. Such conflicts may result in decisions and/or allocations of assets by the Manager that are not in the best interest of the Company.

     INVESTMENT OPPORTUNITIES MAY BE LIMITED IF SUCH OPPORTUNITIES ARE ALSO ATTRACTIVE TO THE AMRESCO GROUP. Pursuant to the Right of First Refusal, AMRESCO will agree not to permit any member of the AMRESCO Group to invest in Targeted Mortgage Loans (up to a specified limit) and certain MBS, unless the Company's Investment Committee shall have first determined, in each instance, not to invest in such asset or assets, or to invest in only a portion of such asset or assets. Pursuant to the Correspondent Agreement, Holliday Fenoglio Fowler will agree, so long as the Manager or any other member of the AMRESCO Group is acting as manager of the Company, to present to the Company (on a nonexclusive basis) investment opportunities arising within Holliday Fenoglio Fowler which meet the investment parameters and objectives of the Company. See "Business and Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO." Except as contemplated by the Right of First Refusal and the Correspondent Agreement, however, neither the Manager nor any other member of the AMRESCO Group will have any obligation to make investment opportunities available to the Company, even when such opportunities are consistent with the Company's investment objectives and criteria. As a consequence, the investment opportunities for the Company may be limited if such investment opportunities would be attractive to the Manager or other members of the AMRESCO Group.

     COMPETITION BY THE AMRESCO GROUP MAY ADVERSELY AFFECT THE COMPANY. Except as contemplated by the Right of First Refusal, neither the Manager nor any of its officers, directors, employees or Affiliates is limited or restricted from engaging in any business or rendering services of any kind to any other Person, except that AMRESCO has agreed not to permit the Manager or any other member of the AMRESCO Group to sponsor, manage or make any significant equity investment in any other mortgage REIT with investment objectives substantially similar to those of the Company. See "The Manager -- Certain Relationships; Conflicts of Interest." Since neither the Manager nor any of its Affiliates is limited or restricted from engaging in any business or rendering services except as described above, the Manager and other members of the AMRESCO Group may compete with the Company or provide services to others who compete with the Company (except as described above) which could result in decisions by the Manager not in the best interests of the Company.

     CONFLICTS OF THE OFFICERS AND EMPLOYEES OF THE MANAGER MAY CAUSE THEM NOT TO ACT IN THE COMPANY'S BEST INTEREST. All of Holliday Fenoglio Fowler's fees for its Mortgage Loan and real estate brokerage and financing services are payable by the applicable borrower or seller (but may from time to time be paid by the Company out of fees, deposits or additional interest paid in the form of "points" by the applicable borrower or seller to the Company for such purpose). Therefore, Holliday Fenoglio Fowler, a member of the AMRESCO Group and an Affiliate of the Manager, will receive compensation for any Mortgage Loan or real estate placed with or sold to the Company through Holliday Fenoglio Fowler regardless of the quality of such Mortgage Loan or real estate. Pursuant to the terms of the Management Agreement, the Manager may engage members of the AMRESCO Group to provide services to the Company from time to time, if the Manager believes such services would be of comparable or superior quality to those which could be provided by third parties and can be provided at comparable cost. Pursuant to the Guidelines, fees charged to the Company by members of the AMRESCO Group for services provided must be reasonable and customary and no more than such member of the AMRESCO Group would charge an unaffiliated third party for such services. The President and Chief Executive Officer of the Company and the Manager is also the President of Holliday Fenoglio Fowler. Of the other senior executive officers of the Manager, only the Chief Investment Officer, the Chief Operating Officer and the Controller are not also officers or employees of other members of the AMRESCO Group. Such conflicts may result in decisions by the Manager that are not in the best interest of the Company. The Management Agreement does not specify a minimum amount of time that the Manager or its officers and employees must devote to the business of the Company. The ability of the Manager and its employees to engage in other business activities on behalf of other members of the AMRESCO Group could reduce the time and effort spent on the management of the Company which would adversely impact the Company's performance. See "Management of the Company" and "The Manager."

     STRUCTURE OF MANAGEMENT COMPENSATION COULD JEOPARDIZE THE INVESTED PORTFOLIO. In addition to its Base Management Fee, the Manager will have the opportunity to earn Incentive Compensation under the Management Agreement for each fiscal quarter based upon the Company's FFO for such quarter. In evaluating Targeted Investments and other management strategies, the opportunity to earn Incentive Compensation based on FFO may lead the Manager to place undue emphasis on the maximization of FFO at the expense of other criteria, such as preservation of capital, in order to achieve a higher Incentive Compensation and could result in increased risk to the value of the Invested Portfolio. In addition, the Incentive Compensation is calculated and earned based upon the results of each quarter. Therefore, the Manager could earn Incentive Compensation based upon one quarter's results even during a year when the Company experiences a net loss for the year. The structure of the Base Management Fee, which does not decrease with the size of the Company's Invested Portfolio, provides an incentive for the Manager to highly leverage the Invested Portfolio, even when such action may not be in the best interest of the Company. See "The Manager -- Management Compensation."

     AGREEMENTS AND TRANSACTIONS MAY NOT BE FAVORABLE TO THE COMPANY. The Management Agreement was not negotiated at arm's length and may be on terms that are not as favorable to the Company as if it had been negotiated with a third party. Likewise, the sale of the Initial Assets from AMRESCO Funding to the Company was not negotiated at arm's length and, therefore, the purchase price to be paid by the Company for such assets may not be the fair market value of such assets. See "The Manager -- The Management Agreement" and "Business and
Strategy -- The Initial Assets."

     DEPENDENCE ON THE MANAGER AND THE AMRESCO GROUP FOR OPERATIONS AND THE LACK OF EXPERIENCE OF THE MANAGER MAY ADVERSELY AFFECT OPERATING RESULTS. The Company will be wholly dependent for the selection, structuring and monitoring of its Invested Portfolio and associated borrowings on the diligence and skill of the officers and employees of the Manager. The Manager, in turn, is dependent on its ability to attract, retain and motivate qualified personnel. The Company does not anticipate requiring the Manager to enter into employment agreements with its officers or employees. The loss of key employees of the Manager could have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

Moreover, the Manager will rely on the employees and other resources of the AMRESCO Group for a significant portion of its operations. Thus, the Company's success will depend to a large degree on the skill of the officers and employees of the Manager and the other members of the AMRESCO Group. The AMRESCO Group has recently diversified its business lines and increased its investments in asset portfolios, and intends to acquire additional businesses which complement the AMRESCO Group's core capabilities in financial services. The ability of the AMRESCO Group to support, manage and control its continued growth and to provide services and support to the Manager to enable the Manager to perform its obligations under the Management Agreement is dependent upon, among other things, the ability of the AMRESCO Group to hire, train, supervise and manage its work force and to continue to develop the skills necessary to compete successfully in its business lines. Neither the Manager (which was formed in March 1998 and has no operating history and no significant assets), nor any other member of the AMRESCO Group, nor the Company (which was formed in January 1998 and has no operating history), has any prior experience in managing and operating a REIT, which could adversely affect the Company's business, financial condition and results of operations. Further, there can be no assurance that the past experience of the members of the AMRESCO Group upon which the Manager will rely for a significant portion of its operations will be sufficient to successfully manage the business of the Company. The past performance of the AMRESCO Group is not indicative of future results of the Company.


     INABILITY TO ACQUIRE OR DELAYS IN ACQUIRING TARGETED INVESTMENTS WILL REDUCE INCOME TO THE COMPANY. The Company has issued non-binding commitments to purchase approximately $101.0 million (based on committed amount) of Initial Assets in which it intends to invest with approximately 80.6% of the estimated net proceeds of the Offering. There can be no assurance that the Company will purchase any of such Initial Assets. Further, even if such assets are purchased by the Company, because all of the Initial Assets are Construction Loans or Rehabilitation Loans (except for Loan Five), only a portion of the committed amount will be funded at the date of purchase or origination and, therefore, the Company's Invested Portfolio (based on funding) will grow more slowly than it would if such loans were fully funded at the date of purchase or origination. The Company's income and its ability to make distributions to its shareholders will depend upon its ability to acquire Targeted Investments on acceptable terms and at favorable spreads over the Company's borrowing costs. The Company expects that a significant portion of its Invested Portfolio will be identified, originated or otherwise made available to it through the AMRESCO Group. There can be no assurance, however, that a sufficient quantity or quality of Targeted Investments will be provided by the AMRESCO Group, or that any Targeted Investments (which will typically be revealed to the Company on a nonexclusive basis) will be acquired by the Company. The REIT Provisions of the Code place certain restrictions on the Company's ability to invest in Participating Loans, Mezzanine Loans and certain real estate, which may diminish the Company's ability to compete with other investors for such Targeted Investments. See
"-- Failure to Maintain REIT Status Would Have Adverse Tax Consequences." The Company presently intends to have the net proceeds of the Offering fully invested in Targeted Investments within three to six months after the closing of the Offering. The Company's results of operations may be adversely affected during the period in which the Company is initially implementing its investment, leveraging and hedging strategies since during this time the Company will be primarily investing in short-term investments which are expected to provide a lower net return than the Company expects to achieve from its Targeted Investments. See "Use of Proceeds." To the extent the Company is unable to acquire and maintain a sufficient volume of Targeted Investments, the Company's income and the Company's ability to make distributions to its shareholders will be adversely affected.


     COMPETITION COULD REDUCE INCOME TO THE COMPANY. The Company will compete in the acquisition of Targeted Investments with a significant number of other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, and other entities, some of which have greater financial resources than the Company. In addition, there are several REITs similar to the Company, and others may be organized in the future. The effect of the existence of such additional investors may be to increase competition for the available supply of Targeted Investments. Increased competition for the acquisition of Targeted Investments or a diminution in the supply could result in lowered underwriting standards, which could result in higher risk of loss to the Company, or higher prices and, thus, lower yields on such Targeted Investments that could further narrow the yield spread over borrowing costs. The availability of

Targeted Investments is dependent upon, among other things, the size of and level of activity in the commercial real estate lending market, which depend on various factors, including the level of interest rates, regional and national economic conditions and inflation and deflation in commercial real estate values. To the extent the Company is unable to acquire and maintain a sufficient volume of Targeted Investments, the Company's income and the Company's ability to make distributions to its shareholders will be adversely affected.

     In addition, the Company (to the extent the Company owns commercial or multifamily property) and the owners of real properties securing the Company's Mortgage Loans will compete with numerous other owners and operators of similar commercial or multifamily properties, including commercial developers, real estate companies and REITs, many of which may have greater financial and other resources and more operating experience than the Company or the owners of real properties securing the Company's Mortgage Loans, as applicable. The Company expects that many of the real properties which may be owned by it and those owned and operated by borrowers under its Mortgage Loans (including certain of the Initial Assets) will be located in markets or submarkets in which significant construction or rehabilitation of properties is underway, which could result in overbuilding in such markets or submarkets. Any such overbuilding could adversely impact the ability of the Company to lease its properties and the ability of the borrowers under the Company's Mortgage Loans to lease their respective properties and repay their Mortgage Loans, which could, in turn, adversely impact the Company's income and its ability to make distributions to its shareholders. See "Business and Strategy -- The Initial Assets."

     CO-INVESTMENTS MAY BE RISKIER THAN INVESTMENTS MADE SOLELY BY THE COMPANY. The Company intends to co-invest or participate with other entities (including from time to time one or more members of the AMRESCO Group) in Targeted Investments from time to time. Co-investments, partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's co-investors, partners or co-venturers might become bankrupt, that such co-investors, partners or co-venturers might at any time have economic or other business interests or goals that are inconsistent with the business interests or goals of the Company, and that such co-investors, partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. See "-- Failure to Maintain REIT Status Would Have Adverse Tax Consequences." In addition, the Company may in the future acquire investments without management responsibility and, therefore, will not be in a position to exercise sole decision-making authority regarding the investment.

     RISKS OF LOSS ON MORTGAGE LOANS

     FORECLOSURE MAY NOT BE SUFFICIENT TO PREVENT LOSSES. With respect to any Mortgage Loans in which it invests, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and special hazard losses that are not covered by standard hazard insurance. In the event of any default under Mortgage Loans held by the Company, the Company will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal amount of the Mortgage Loan, and may not receive interest payments on such Mortgage Loans which could have a material adverse effect on the Company's cash flow from operations. In the event of the bankruptcy of a Mortgage Loan borrower, the Mortgage Loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the Mortgage Loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien may be unenforceable under state law. Foreclosure of a Mortgage Loan can be an expensive and lengthy process which could have a substantial negative effect on the Company's anticipated return on the foreclosed Mortgage Loan. If the Company forecloses on a Mortgage Loan secured by real property which is contaminated by hazardous substances, not only will the real property be subject to a reduced value, but, if the Company assumes ownership of the real estate, the Company could be subject to environmental liabilities (which could exceed the value of the real estate) regardless of whether the Company was responsible for the contamination. Finally, there can be no assurance that any reserves which the Company may set aside from time to time on its balance sheet for losses on Mortgage Loans will be adequate to cover the Company's actual losses on its investments in Mortgage Loans.

     COMMERCIAL MORTGAGE LOANS MAY INVOLVE A GREATER RISK OF LOSS THAN SINGLE-FAMILY MORTGAGE LOANS. Commercial Mortgage Loans are considered to involve a higher degree of risk than single-family Mortgage Loans because of a variety of factors, including generally larger loan balances, dependency for repayment on successful operation of the mortgaged property and tenant businesses operating therein, the fact that such loans are usually non-recourse to the borrower and loan terms that include either no amortization of principal or amortization schedules longer than the stated maturity and provide for balloon payments at stated maturity rather than periodic principal payments. In addition, the value of commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

     MEZZANINE LOANS, CONSTRUCTION LOANS, REHABILITATION LOANS AND BRIDGE LOANS INVOLVE GREATER RISKS OF LOSS. Mezzanine Loans, Construction Loans, Rehabilitation Loans and Bridge Loans are considered to involve a higher degree of risk than Permanent Mortgage Loans. In the case of Mezzanine Loans, foreclosure by the mezzanine lender is often prohibited while the senior debt is outstanding, and a foreclosure by the holder of the senior Mortgage Loan could result in a Mezzanine Loan becoming unsecured. The repayment of Construction Loans and Rehabilitation Loans is often dependent on successful completion and operation of the project. Construction Loans and Rehabilitation Loans are also subject to additional risk due to difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. Bridge Loans are considered to involve a high degree of risk because, among other things, repayment is often dependent upon the borrower obtaining a Permanent Mortgage Loan. In addition, Mezzanine Loans, Construction Loans, Rehabilitation Loans and Bridge Loans typically have higher Loan-to-Value Ratios than conventional Mortgage Loans.

     PARTICIPATING LOANS, MEZZANINE LOANS, CONSTRUCTION LOANS, REHABILITATION LOANS AND BRIDGE LOANS INVOLVE HIGHER ADMINISTRATIVE COSTS. Participating Loans, Mezzanine Loans, Construction Loans, Rehabilitation Loans and Bridge Loans typically require more extensive underwriting efforts than Permanent Mortgage Loans which increases the lender's cost of originating such Mortgage Loans, or considering such Mortgage Loans for origination. The Management Agreement requires the Company to reimburse the Manager for expenses incurred in seeking to originate Mortgage Loans approved by the Company for consideration, including all due diligence expenses. If the Company incurs a significant amount of due diligence expenses in connection with Mortgage Loans it does not acquire, the Company's cash flow from operations may be materially adversely affected. Moreover, if the Company's total costs to originate such Mortgage Loans become excessive, the Company's returns on such Mortgage Loans may be materially adversely affected. See "The Manager -- Expenses."

     DISTRESSED MORTGAGE LOANS MAY HAVE GREATER DEFAULT RISKS THAN PERFORMING LOANS. The Company may hold Nonperforming Mortgage Loans and Subperforming Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans presently may be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, higher quality Mortgage Loans. Returns on an investment of this type depend on accurate pricing of the investment (if the Mortgage Loan is acquired), the borrower's ability to make required payments, the timeliness of payments, or, in the event of default, the ability of the Mortgage Loan's servicer to foreclose and liquidate the mortgaged property underlying the Mortgage Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully, cost-effectively or in a timely fashion.

     LIMITED RECOURSE LOANS MAY LIMIT THE COMPANY'S RECOVERY TO THE VALUE OF THE MORTGAGED PROPERTY. The Company anticipates that a substantial portion of the Mortgage Loans that it will acquire or originate and of the Mortgage Loans underlying MBS that it will acquire may contain limitations on the lender's recourse against the borrower. In other cases, the lender's recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the mortgaged properties are located or by the lender's selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific mortgaged property and other assets, if any, pledged to secure the relevant Mortgage Loan. Even as to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the property securing that Mortgage Loan.

     VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY AFFECT ADVERSELY THE COMPANY'S MORTGAGE LOANS. Commercial real estate values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by plant closings, industry slowdowns and corporate consolidations, among other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants, retailers and shoppers of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance, to make capital expenditures and improvements and to provide leasing concessions; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). The Company expects a substantial portion of its Invested Portfolio to consist of Participating Loans and Mezzanine Loans which typically entitle the Company to a portion of the appreciation or cash flow from the mortgaged property. In the event of any economic downturn or recession in the market in which the real estate underlying any such Participating Loan or Mezzanine Loan is located, or in the event of any other decrease in value of such property, the returns to the Company will be significantly reduced.

     ONE ACTION RULES MAY LIMIT THE COMPANY'S RIGHTS FOLLOWING DEFAULTS. Several states have laws that prohibit more than one "judicial action" to enforce a Mortgage Loan, and some courts have construed the term "judicial action" broadly. The servicer of the Mortgage Loan may be required to foreclose first on properties located in states where such "one action" rules apply (and when non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. Such rules may increase the Company's costs to foreclose on a Mortgage Loan and materially reduce the Company's return.

     RISKS OF LOSS ON THE INITIAL ASSETS. In addition to all of the risks of loss on Mortgage Loans described under "-- Risks of Loss on Mortgage Loans," the Initial Assets will be subject to the following risks:

     REPAYMENT MAY DEPEND ON SUCCESSFUL COMPLETION OF THE PROJECT. The Initial Assets consist primarily of Construction Loans and Rehabilitation Loans. The repayment of such Mortgage Loans may be dependent upon the successful and timely construction or rehabilitation of the subject property. If the applicable borrower is unable to successfully complete the proposed construction or rehabilitation in accordance with the proposed budget and timeline, or if the actual value of the completed project is less than estimated because of any change in market conditions or otherwise, the borrower may not have adequate funds to repay the loan on a timely basis.

     DECREASE IN PROPERTY VALUES MAY ADVERSELY AFFECT THE BORROWER'S ABILITY TO REPAY THE LOAN OR RESULT IN REDUCED PROFITS TO THE COMPANY. In the event of any economic downturn or recession in the markets in which the properties underlying the Initial Assets are located, or in the event of any other decrease in the values of such properties, the borrowers may not be able to secure long-term take-out financing for the mortgaged properties, which may impair the abilities of such borrowers to repay the loans, and, if the Company forecloses on a defaulted Initial Asset, the liquidation value of the mortgaged property may not be sufficient to repay the loan. Further, a portion of the Company's expected returns on Loans Two, Four and Five will be derived from the payment by the borrower to the Company of a portion of the net sale or refinancing proceeds of the mortgaged property. In the event of any economic downturn or recession in the markets in which the properties securing Loans Two, Four and Five are located, or in the event of any other decrease in the values of such properties, the returns to the Company would be significantly reduced.

     RETURNS ON LOAN ONE AND LOAN FOUR MAY BE REDUCED DUE TO SECOND LIEN STATUS. Loan One and Loan Four are secured by second-liens on the mortgaged real estate. In the case of Loan One, the Company would be prohibited from foreclosing on the mortgaged real estate without the consent of the senior lender, and a foreclosure by the senior lender could result in Loan One becoming unsecured with respect to the real property collateral. In addition, if the borrower of Loan One were to default on its payments to the senior lender, the

Company would not be able to accept payments on Loan One until such default were cured. In the case of Loan Four, in the event of a default under the senior debt, the Company would not be able to accept payments without the consent of the senior lender, until such default is cured, if ever. In the cases of both Loan One and Loan Four, the Company would have the right to buy the senior note and/or the right to cure any default on the senior debt. The Company's inability to exercise its remedies under Loan One and Loan Four as quickly and efficiently as it would if it were the senior lender could adversely effect its ability to recover its investments in such loans, if at all.

     POTENTIAL ENVIRONMENTAL PROBLEMS ASSOCIATED WITH LOAN THREE MAY ADVERSELY AFFECT THE COMPANY. The property proposed to secure Loan Three is part of an 83 acre facility formerly owned by Continental Assurance Company and operated by Raytheon Electronic Systems, a division of Raytheon Company ("Raytheon") from 1955 to 1995. An environmental site assessment which included extensive subsurface soil and groundwater testing was conducted by Raytheon in 1996. The environmental site assessment disclosed the presence of asbestos-containing materials ("ACM") in certain of the buildings located on the subject property, hydrocarbon concentrations above reportable limits impacting what appeared to be a limited area of soil, a release of No. 6 fuel oil from a 20,000-gallon underground storage tank that had been removed in 1992, and the presence of oil and hazardous material ("OHM") containing metals and volatile organic compounds, including polychlorinated biphenyls and polynuclear aromatic hydrocarbons in drywells on the property. Significantly lower levels of OHM were also detected in catch basins and within wetland sediments adjacent to the property. Impact at the drywells has been abated by Raytheon through soil removal actions conducted as Limited Response Actions performed under the requirements imposed by Massachusetts Contingency Plan regulations. See "-- Risks Related to Investments in Real Estate -- Real Estate With Hidden Environmental Problems Will Increase Costs and May Create Liability for the Company" and "-- Risks Related to Investments in Real Estate -- Real Estate With Known Environmental Problems May Create Liability for the Company."

     The environmental site assessment concluded that the release of No. 6 fuel oil did not pose an imminent hazard and that the groundwater contamination associated with the release had a low potential to impact current public water supplies. The assessment also indicated that Raytheon was to conduct a Limited Response Action to remove the hydrocarbons detected in the property. As part of the rehabilitation costs associated with the property, the proposed borrower on Loan Three has budgeted approximately $550,000 of the proceeds of Loan Three to remediate the contamination associated with the release of the No. 6 fuel oil and approximately $300,000 of the proceeds of Loan Three to abate the ACM. Further due diligence regarding the environmental condition of the property and compliance with the requirements of the Massachusetts Contingency Plan requirements will be conducted during the underwriting of Loan Three. However, should the due diligence not detect any other significant environmental problems and Loan Three closes as currently anticipated, no assurance can be given that such due diligence will have identified all areas of potential impact to soil, groundwater or other media or that the actual costs to remediate any contamination that is or has been detected will not exceed the costs estimated at the time the loan is closed. The discovery of unknown environmental conditions or increased costs could limit the ability of the Company to recover all of its interest and/or principal on Loan Three and may expose the Company to additional liability. As a condition to the origination of Loan Three, the Company would require that the borrower indemnify the Company for any environmental liability or other losses incurred by the Company as a result of any environmental problem associated with the real property securing Loan Three. The proposed borrower, which was formed in December 1997, has no operating history and is not expected to have any material assets other than the property proposed to secure Loan Three. As of December 31, 1997, the proposed borrower's balance sheet reflected (i) total assets of approximately $19.3 million (consisting of real property valued at approximately $17.3 million, cash of approximately $1.7 million and capitalized organizational costs of approximately $300,000), (ii) total liabilities of approximately $7.5 million and (iii) owners equity of approximately $11.8 million. Prior to the funding of Loan Three, the Borrower is expected to use or to have used all or a significant portion of its cash in connection with the proposed rehabilitation. Upon the funding of Loan Three, the proposed borrower is not expected to have any significant assets and will have no requirement to maintain any specified amount of assets in the future, other than the real property proposed to secure Loan Three. Therefore, there can be no assurance that the borrower will have the ability to satisfy its indemnification obligation under Loan Three. See "-- Risks Related to Investments in Real
Estate -- Real Estate With Hidden Environmental Problems Will Increase Costs and May Create Liability for the Company," "-- Risks Related to Investments in Real Estate -- Real Estate With Known Environmental Problems May Create Liability for the Company" and "Business and Strategy -- The Initial Assets -- Loan Three."

     CONCENTRATIONS OF ASSET TYPES MAY INCREASE RISK. All of the Initial Assets identified by the Company to date (other than Loan Five) consist of Construction Loans or Rehabilitation Loans. The lack of diversification in the Company's proposed initial Invested Portfolio may increase the Company's risk of loss in the event of an economic downturn. In addition, because all of the Initial Assets (other than Loan Five) are Construction Loans or Rehabilitation Loans, the committed amount will not be fully funded at the time of purchase or origination of such loans and, therefore, the Invested Portfolio (based on amounts funded) will grow more slowly than it would if such Mortgage Loans were fully funded at the date of origination or purchase. See "-- The Company's Broad Discretion Creates Uncertainty" and "-- Risks of Loss on Mortgage Loans -- Mezzanine, Construction, Rehabilitation and Bridge Loans Involve Greater Risks of Loss."

     NON-RECOURSE NATURE OF INITIAL ASSETS MAY LIMIT THE COMPANY'S RECOVERY ON THE INITIAL ASSETS. Each Mortgage Loan included in the Initial Assets is (or is expected to be) non-recourse against the applicable borrower. In addition, each applicable borrower is expected to be a newly formed or to-be-formed special purpose entity with no operating history and no significant assets other than the property mortgaged or pledged to secure the Mortgage Loan. In the event of a default in the payment of any Mortgage Loan included in the Initial Assets, recourse will be limited to the mortgaged real estate and the pledged ownership interests in the applicable borrower. Accordingly, in the event of such default, the Company's recovery would be limited to the liquidation value of the property securing such Mortgage Loan, which value may be less than the outstanding balance of such Mortgage Loan.

     RISKS RELATED TO INVESTMENTS IN MBS

     SUBORDINATED INTERESTS ARE SUBJECT TO GREATER CREDIT RISKS THAN MORE SENIOR CLASSES. The Company expects the Invested Portfolio to include a significant amount of various classes of MBS, including "first loss" classes of subordinated MBS (hereinafter referred to as "Subordinated Interests"). A "first loss" class is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying Mortgage Collateral. Subordinated Interests are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior classes. While the market values of most Subordinated Interest classes tend to react less to fluctuations in interest rate levels than more senior classes, the market values of Subordinated Interest classes tend to be more sensitive to changes in economic conditions than more senior classes. As a result of these and other factors, Subordinated Interests generally are not actively traded, are more difficult to pledge as collateral for borrowings and may not provide holders thereof with liquidity of investment.

     The yield to maturity on Subordinated Interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage pass-through securities or pools of whole loans securing or backing a series of MBS and the timing of any such defaults or losses. Because the Subordinated Interests of the type the Company intends to acquire generally have no credit support, to the extent there are realized losses on the Mortgage Collateral for such classes, the Company may recover less than the full amount, if any, of its initial investment in such Subordinated Interests.

     When the Company acquires a Subordinated Interest, it may be unable to obtain the right to service the underlying performing Mortgage Collateral. To minimize its losses, if the underlying Mortgage Collateral is in default, the Company will seek to obtain the rights to service such underlying Mortgage Collateral, although in some cases it will not be able to obtain Special Servicing Rights on acceptable terms. To the extent the Company does not obtain Special Servicing Rights with respect to the Mortgage Collateral underlying its MBS, the servicer of the Mortgage Collateral generally would be responsible to holders of the senior classes of MBS, whose interests may not be the same as those of the holders of the subordinated classes. Accordingly, the Mortgage Collateral may not be serviced in a manner that is most advantageous to the Company as the holder of a subordinated class.

     The subordination of Subordinated Interests to more senior classes may affect adversely the yield on the Subordinated Interests even if realized losses are not ultimately allocated to such classes. On any payment date, interest and principal are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest. Such deferral of interest will affect adversely the yield on the Subordinated Interests.

     YIELDS ON SUBORDINATED INTERESTS MAY BE AFFECTED ADVERSELY BY PREPAYMENTS AND INTEREST RATE CHANGES. The yield on the Subordinated Interests also will be affected by the rate and timing of payments of principal (including prepayments, repurchase, defaults and liquidations) on the Mortgage Loans underlying a series of MBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing Mortgage Loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the Mortgage Loans underlying a series of MBS are generally allocated to the more senior classes of MBS until those classes are paid in full or until the end of a lock-out period, typically of five years or more. Generally, prepayments of principal from the Mortgage Loans are not received by the Subordinated Interest holders for a period of at least four years. As a result, the weighted average lives of the Subordinated Interests may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of MBS. To the extent that the holder of a Subordinated Interest is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the Subordinated Interests may be affected adversely.

     CERTAIN INVESTMENTS MAY GENERATE TAXABLE INCOME EXCEEDING CASH FLOW. The Company also may invest in certain classes of MBS that are designated as the residual interest in the related REMIC (a "REMIC Residual Interest") or that represents the residual interest in a non-REMIC securitization ("Non-REMIC Residual Interest"), which receive principal and interest payments in excess of amounts needed to make payments on other classes of securities or to fund a reserve account. Like interest otherwise allocable to Sub IOs, principal and interest amounts otherwise allocable to such residual interests are used to protect the senior classes of securities from credit losses on the underlying Mortgage Loans. Moreover, in any given year, the taxable income produced by a residual interest may exceed its cash flow. The Company may also invest in Distressed Mortgage Loans and such loans may produce taxable interest income for the Company prior to the Company's receipt of loan payments.

     RISKS RELATED TO INVESTMENTS IN REAL ESTATE

     TENANT DEFAULTS AND BANKRUPTCY MAY CAUSE LOSSES. A portion of the Company's income is expected to be derived from rental income on real estate owned and, consequently, the Company's distributable cash flow and ability to make expected distributions to shareholders would be adversely affected if a significant number of tenants of the Company's owned real estate failed to meet their lease obligations. At any time, a tenant of the Company could seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a commercial tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due.

     RELIANCE ON THIRD PARTY OPERATORS MAY ADVERSELY AFFECT RESULTS. Neither the Company nor the Manager has experience in the operation of real estate. Therefore, neither the Company nor the Manager intends to operate any of the Company's real estate investments. The Company will engage experienced real estate operators to operate its properties and will be dependent upon the abilities of such third parties to operate such real estate. The failure of any such operator to operate the Company's real estate competently or efficiently, or to operate any such real estate in accordance with the Company's policies and objectives, including the Company's policy with respect to maintaining its status as a REIT, could have a material adverse effect on the results of operations of the Company.

     CONDITIONS BEYOND THE COMPANY'S CONTROL MAY AFFECT ADVERSELY THE VALUE OF REAL ESTATE. The underlying value of the Company's real estate investments and the Company's income and ability to make distributions to its shareholders are dependent upon the ability of the third party operators engaged by the Company to operate such real estate in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real estate leased to a single lessee, the ability of the lessee to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company.

     REAL ESTATE IS ILLIQUID AND ITS VALUE MAY DECREASE. Real estate investments are relatively illiquid. To the extent the Company holds a significant amount of real estate, the ability of the Company to vary its Invested Portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of the Company's real estate assets will not decrease in the future.

     THE COMPANY'S INSURANCE WILL NOT COVER ALL LOSSES. The Company intends to maintain comprehensive insurance on all of its real estate, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the improvements thereon in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of real estate similar in nature in the areas where such real estate is located. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company, if any, might not be adequate to restore the Company's investment with respect to the affected property.

     PROPERTY TAXES DECREASE RETURNS ON REAL ESTATE. All real estate owned by the Company will be subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Company's real estate could affect adversely the Company's income and ability to make distributions to its shareholders and could decrease the value of that real estate.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS MAY BE COSTLY. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled Persons. Certain real estate acquired by the Company may not be in compliance with the ADA. If a property is not in compliance, the owner of the property will be required to make modifications to such property to bring it into compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the real estate, including changes to building codes and fire and life-safety codes, may occur. If the Company is required to make substantial modifications to any of its properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its shareholders could be adversely affected.

     REAL ESTATE WITH HIDDEN ENVIRONMENTAL PROBLEMS WILL INCREASE COSTS AND MAY CREATE LIABILITY FOR THE COMPANY. Operating costs and the value of the real estate acquired by the Company may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such real estate. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the value of the real estate acquired by the Company, the Company's income and cash available for distribution to its shareholders. The Company intends to obtain Phase I environmental assessments on all real estate acquired by the Company prior to the acquisition by the Company of such real estate. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the real estate, reviews of certain public records, preliminary (non-invasive) investigations of the sites and surrounding real estate, and screening of relevant records for the presence of hazardous substances, toxic substances and underground storage tanks. Even if a Phase I environmental assessment is obtained, however, there is no assurance it will reveal all existing and potential environmental risks and liabilities, and there is no assurance that there will be no unknown or material environmental obligations or liabilities.

     REAL ESTATE WITH KNOWN ENVIRONMENTAL PROBLEMS MAY CREATE LIABILITY FOR THE COMPANY. The Company may invest in real estate with known environmental problems that materially impair the value of the real estate. In such cases, the Company will generally take certain steps to seek to limit its environmental liability, including the creation of a special purpose entity which will own such real estate. Despite these precautionary measures, there are risks associated with such an investment.

     FOREIGN REAL ESTATE IS SUBJECT TO CURRENCY CONVERSION RISKS AND UNCERTAINTY OF FOREIGN LAWS. The Company may invest in real estate located outside the United States. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets including, without limitation, laws respecting foreign ownership, the enforceability of loan documents and foreclosure laws. Moreover, investments in foreign real estate are subject to currency conversion risks. In addition, income from investment in foreign real estate may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. Neither the Company nor the Manager has experience in investing in foreign real estate. The Company intends to limit its investments in foreign real estate to those jurisdictions in which the AMRESCO Group has historically conducted business (currently, Canada, the United Kingdom and Mexico).

     INTEREST RATE FLUCTUATIONS MAY ADVERSELY AFFECT THE COMPANY'S INVESTMENTS AND OPERATING RESULTS

     INTEREST RATE MISMATCH COULD OCCUR BETWEEN INVESTED PORTFOLIO YIELD AND BORROWING RATES RESULTING IN DECREASED YIELD. The Company's operating results will depend in large part on differences between the income earned on its Invested Portfolio (net of credit losses) and its borrowing costs. The Company may fund a substantial portion of its Invested Portfolio with borrowings having interest rates that reset relatively rapidly, such as monthly or quarterly. The Company anticipates that, in some cases, the income from its Invested Portfolio may respond more slowly to interest rate fluctuations than the cost of its borrowings, creating a potential mismatch between the yield on its Invested Portfolio and borrowing rates. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence the Company's net income. If there is a mismatch, increases in these rates will tend to decrease the Company's net income and market value of the Company's net Invested Portfolio. Interest rate fluctuations resulting in the Company's interest expense exceeding interest income would result in the Company incurring operating losses.

     INVERTED YIELD CURVE ADVERSELY AFFECTS INCOME. The relationship between short-term and long-term interest rates is often referred to as the "yield curve." Ordinarily, short-term interest rates are lower than long-term interest rates. If short-term interest rates rise disproportionately relative to long-term interest rates (a flattening of the yield curve), the borrowing costs of the Company may increase more rapidly than the interest income earned on its Invested Portfolio. Because the Company's borrowings will primarily bear interest at short-term rates and its Invested Portfolio will primarily earn interest at medium-term to long-term rates, a flattening of the yield curve will tend to decrease the Company's net income and market value of its net Invested Portfolio. Additionally, to the extent cash flows from long-term assets that return scheduled and unscheduled principal and other payments are reinvested, the spread between the yields of the new assets and available borrowing rates may decline and also may tend to decrease the net income and market value of the Company's net Invested Portfolio. It is also possible that short-term interest rates may adjust relative to long-term interest rates such that the level of short-term rates exceeds the level of long-term rates (a yield curve inversion). In such event, the Company's borrowing costs may exceed its interest income and operating losses would be incurred.

     INCREASED INTEREST RATES COULD DECREASE DEMAND FOR MORTGAGE LOANS. A significant increase in interest rates would likely reduce the demand for Mortgage Loans, which could impair the Company's ability to acquire Targeted Investments, which could in turn reduce the Company's income and ability to make distributions to its shareholders.

     INCREASED PREPAYMENT RATES COULD ADVERSELY AFFECT YIELDS. The value of certain of the Company's assets may be adversely affected by prepayment rates on Mortgage Loans. Prepayment rates on Mortgage Loans are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond the control of the Company, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining Mortgage Loan interest rates, prepayments on Mortgage Loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by the Company in assets yielding less than the yields on the Mortgage Loans that were prepaid. In addition, the market value of the Mortgage Loans may, because of the risk of prepayment, benefit less than other fixed-income securities from declining interest rates. Conversely, in periods of rising interest rates, prepayments on Mortgage Loans generally decrease, in which case the Company would not have the prepayment proceeds available to invest in assets with higher yields. Although the Company anticipates that the majority of the Mortgage Loans in which it invests and which underlie the MBS in which it invests will prohibit or substantially limit prepayments, to the extent prepayments are not prohibited, the Company's income may be reduced or the Company may incur losses.

     LEVERAGE INCREASES EXPOSURE TO LOSS. The Company's operations are expected to be highly leveraged. The Company intends to finance its acquisitions of Targeted Investments through the net proceeds of the Offering and the Private Placement and by borrowing against or "leveraging" its Invested Portfolio. The Company will leverage primarily with reverse repurchase agreements, securitizations of its Mortgage Loans and secured and unsecured loans. The Company has obtained a commitment from PSCC pursuant to which the Company expects to have the ability to obtain up to $500 million of financing upon the closing of the Offering for the acquisition of Targeted Investments. See "Management's Discussion and Analysis of Liquidity and Capital Resources," "Business and Strategy -- Operating Policies and Guidelines -- Capital and Leverage Policies" and "Risk Factors -- Conflicts of Interest of Certain Underwriters May Affect Offering." The Company presently intends to achieve a Leverage Ratio of 2:1 within nine to 18 months after the closing of the Offering and thereafter to operate at a Leverage Ratio of less than 3:1, although the actual ratio may be higher or lower from time to time depending upon market conditions and other factors deemed relevant by the Manager, subject to the review of the Board of Trust Managers. The Declaration of Trust and Bylaws do not limit the amount of indebtedness the Company can incur, and the Board of Trust Managers has the discretion to deviate from or change its indebtedness policy at any time, without consent from or notice to the Company's shareholders. See "-- The Company's Broad Discretion Creates Uncertainty."

     Leverage creates an opportunity for increased net income, but at the same time increases volatility in the Company's income and the value of its net Invested Portfolio. The Company will leverage its Invested Portfolio only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial or advantageous to the Company, relative to the Company's risks. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations. The Company's ability to meet its debt service obligations will be dependent upon the Company's receipt of sufficient income from its Invested Portfolio. In the event of a mismatch in interest rates between the Company's borrowings and the yield on its Invested Portfolio or other reductions in cash flow, including without limitation reductions resulting from payment defaults on the Company's Mortgage Loans, MBS or other assets, the Company may not have sufficient cash flow to meet its debt service obligations. See "-- Interest Rate Fluctuations May Adversely Affect the Company's Investments and Operating Results."

     A substantial portion of the Company's borrowings are expected to be in the form of securitizations and reverse repurchase agreements. If the value of the assets pledged to secure such borrowings were to decline, the Company would be required to post additional collateral, to reduce the amount borrowed or suffer forced sales of the collateral. If sales were made at prices lower than the carrying value of the collateral, the Company would experience additional losses. If the Company is forced to liquidate Qualified REIT Real Estate Assets to repay borrowings, there can be no assurance that it will be able to maintain compliance with the REIT Provisions of the Code regarding asset and source of income requirements. See "-- Failure to Maintain REIT Status Would Have Adverse Tax Consequences."

     INABILITY TO IMPLEMENT LEVERAGING STRATEGY MAY REDUCE PROFITS. The ability of the Company to achieve its desired level of leverage, and therefore its investment objective, depends to a significant extent on its ability to borrow money in sufficient amounts and on sufficiently favorable terms to earn incremental returns. The Company may not be able to achieve the degree of leverage it believes to be optimal due to decreases in the proportion of the value of its Invested Portfolio that it can borrow, decreases in the market value of the Invested Portfolio, increases in interest rates, changes in the availability of financing in the market, conditions then applicable in the lending market and other factors. If the Company is unable to enter into borrowing arrangements on terms and conditions satisfactory to the Company, or if such arrangements are subsequently terminated, the Company may be unable to effectively implement its leveraging strategy. Such an occurrence may cause the Company to experience losses or lower profits than would otherwise be the case.

     HEDGING TRANSACTIONS CAN LIMIT GAINS AND MAY INCREASE EXPOSURE TO
LOSSES. The Company may, from time to time, enter into hedging transactions, including interest rate swaps, interest rate collars, caps or floors, forward contracts and U.S. Treasury and Eurodollar futures and options, in an effort to protect itself from the effect of interest rate fluctuations on any floating rate debt it may incur and also to protect its Invested Portfolio from interest rate and prepayment rate fluctuations. There can be no assurance that the Company will enter into hedging activities or that if entered into, such activities will have the desired beneficial impact on the Company's results of operations or financial condition. Moreover, no hedging activity can completely insulate the Company from the risks associated with changes in interest rates and prepayment rates.

     Hedging involves risk and typically involves costs, including transaction costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising and volatile interest rates. The Company may increase its hedging activity and, thus, increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased. The Company intends generally to hedge as much of the interest rate risk as the Manager determines is in the best interest of the shareholders of the Company given the cost of such hedging transactions and the Company's desire to maintain its status as a REIT. The Guidelines do not contain specific requirements as to the percentages or amount of interest rate risk which the Manager is required to hedge. The Board of Trust Managers will from time to time review the extent and effectiveness of hedging transactions conducted by the Company.

     Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record-keeping, financial responsibility or segregation of customer funds and positions. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. Default by a party with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration which could result in losses.

     To the extent the Company utilizes a derivatives transaction to hedge another position, such transaction will also subject the Company to basis or correlation risk. Basis or correlation risk refers to the exposure of a transaction or portfolio to differences in the price performance of the derivatives it contains and their hedges. If the Company enters into a transaction in which an instrument and its hedge are not perfectly correlated, changes in applicable indices or other price movements will result in a change (which could include a loss) in the market value of the combined hedge position. Hedging transactions may also subject the Company to risks of loss resulting from the unenforceability of a contract with a counterparty. Such risks could result from insufficient documentation, insufficient capacity or authority of a counterparty and unenforceability in the event of bankruptcy or insolvency. If a hedging transaction entered into by the Company was determined to be unenforceable, the Company could incur unrecoverable losses from such transaction.

     TERMINATION OF THE MANAGEMENT AGREEMENT COULD ADVERSELY AFFECT THE COMPANY'S INVESTMENTS AND OPERATING RESULTS. The Company expects that a significant portion of its Invested Portfolio will be identified, originated or otherwise made available to it through the AMRESCO Group. If the Management Agreement is terminated (and no member of the AMRESCO Group is serving as manager of the Company), the Right of First Refusal and the Correspondent Agreement may be terminated by the AMRESCO Group. If the AMRESCO Group chooses not to continue to offer Targeted Investments to the Company, the Company's operations could be materially adversely affected. Further, the Manager may be entitled to a significant termination fee if the Company does not renew, or elects to terminate, the Management Agreement, which, if paid, would materially adversely affect the cash available for distribution to the Company's shareholders and may result in material net operating losses for the period. In addition, pursuant to a License Agreement between AMRESCO and the Company, upon termination of the Management Agreement, the AMRESCO Group will have the right to require the Company to cease all use of the "AMRESCO" name, which could have a material adverse effect on the Company. See "The Manager -- Termination."

     THE COMPANY'S BROAD DISCRETION CREATES UNCERTAINTY. Management of the Company will have broad discretion (i) in the types of real estate related assets which constitute Targeted Investments from time to time, (ii) in the types and percentages of any type of Targeted Investments included in the Invested Portfolio from time to time, and (iii) to modify or waive the Company's investment and operating policies and strategies at any time without shareholder consent, subject, in certain cases, to approval by a majority of the Independent Trust Managers. The ultimate effect of these changes may have a positive or negative effect on the results of operations of the Company and could result in losses to the Company. See "Business and Strategy -- Operating Policies and Guidelines -- Future Revisions in Policies and Strategies."

     CONFLICTS OF INTEREST OF CERTAIN UNDERWRITERS MAY AFFECT OFFERING. Certain of the Underwriters or their affiliates have in the past, and may in the future, provide investment banking services and financing to members of the AMRESCO Group. Prudential Securities Credit Corporation ("PSCC"), an affiliate of Prudential Securities Incorporated ("PSI"), the lead Underwriter, has committed to provide a $400 million Warehouse Line and a $100 million Repurchase Agreement to the Company upon the closing of the Offering for which PSCC will receive certain fees. In addition, in connection with the Warehouse Line, the Company will agree (as is customary in many similar warehouse lending arrangements with affiliates of investment banking firms), to engage PSI to act as underwriter and/or placement agent for any sale or securitization of Mortgage Loans financed with proceeds from the Warehouse Line. Accordingly, PSI may have certain conflicts of interest in connection with the Offering. For example, PSI's decisions or recommendations with respect to the Offering (including, without limitation, its recommendations to the Company with respect to determining the initial public offering price of the Common Shares) may be influenced by the fact that PSI or its affiliate, PSCC, will receive compensation in addition to that payable to it as an Underwriter in connection with the Offering. See "Underwriting."

     FAILURE TO MAINTAIN REIT STATUS WOULD HAVE ADVERSE TAX CONSEQUENCES. In order to maintain its qualification as a REIT for federal income tax purposes, the Company must continually satisfy certain tests with respect to the sources of its income, the nature of its assets, the amount of its distributions to shareholders and the ownership of its shares. If the Company fails to qualify as a REIT in any tax year, it would be taxed as a regular domestic corporation. In such a case, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's shareholders would not be deductible by the Company in computing its Taxable Income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to the Company's shareholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Shares. In addition, the unremedied failure of the Company to be treated as a REIT for any one year would disqualify the Company from being treated as a REIT for four subsequent years. See "Federal Income Tax Consequences -- Requirements For Qualification" and "Federal Income Tax Consequences -- Failure to Qualify."

     Investment by the Company in certain real estate and in Participating Loans and Mezzanine Loans may involve special considerations in applying the various REIT qualification tests. For instance, since certain of the Company's Participating Loans and Mezzanine Loans will entitle the Company to an interest in either a percentage of the revenues of a mortgaged property or the borrower, such Mortgage Loans must be structured to avoid violation by the Company of the REIT Provisions of the Code. Generally, to the extent interest is based upon or attributable to net cash flow from the real estate, the real estate underlying such Mortgage Loans must be operated in accordance with the REIT Provisions of the Code in order for the interest income on such Mortgage Loans to qualify under the REIT Provisions of the Code, regardless of whether the owner of any such real estate has elected to be taxed as a REIT. If any such real estate is not operated in accordance with the REIT Provisions of the Code, the interest income from such Mortgage Loans will not qualify under the REIT Provisions of the Code. Further, the Company may be required to transfer the related Participating Loan or Mezzanine Loan to a taxable corporation owned in whole or in part by the Company, in which case there would be a corporate level income tax on any income derived from such Mortgage Loan. Moreover, the requirement that the real estate underlying a Mezzanine Loan or Participating Loan must be operated in accordance with the REIT Provisions of the Code may diminish the Company's ability to compete with other lenders for such Mortgage Loans. See "Business and Strategy -- Description of Targeted Investments" and "Federal Income Tax Consequences -- Requirements For Qualification -- Income Tests."

     The Company must also ensure that at the end of each calendar quarter at least 75% of the value of its assets consists of cash, cash items, government securities and Qualifying REIT Real Estate Assets, and of the investments in securities not included in the foregoing, the Company does not hold more than 10% of the outstanding voting securities of any one issuer and no more than 5% by value of the Company's assets consists of the securities of any one issuer. Failure to comply with any of the foregoing tests would require the Company to dispose of a portion of its assets within 30 days after the end of the calendar quarter or face loss of REIT status and adverse tax consequences. See "Federal Income Tax Consequences -- Requirements For Qualification -- Asset Tests" and "Federal Income Tax Consequences -- Failure to Qualify."

     The Company must generally distribute at least 95% of its REIT Taxable Income each year after taking various timing considerations into account. The Company's operations may from time to time generate Taxable Income in excess of cash flows. To the extent that the Company does not otherwise have funds available, the Company may need to borrow money, receive additional capital or sell assets to obtain the cash needed for distribution to the Company's shareholders. The Company generally intends to distribute sufficient amounts to avoid excise tax liability unless retention of income will create additional shareholder value. See "Federal Income Tax Consequences -- Requirements For Qualification -- Annual Distribution Requirements."


     SALES BY SHAREHOLDERS COULD ADVERSELY AFFECT THE MARKET PRICE OF THE COMMON SHARES. Upon the closing of the Offering and the Private Placement, the Company will have a total of 10,000,111 Common Shares outstanding (11,500,111 if the Underwriters' over-allotment option in the Offering is exercised in full and the number of Common Shares sold in the Private Placement is fully increased as a result). Of these shares, the 9,000,000 Common Shares offered hereby (10,350,000 if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction or registration under the Securities Act by Persons other than Affiliates of the Company. The remaining 1,000,111 Common Shares (1,150,111 if the Private Placement is increased to its maximum as a result of the separate exercise in full of the Underwriters' over-allotment option) will be "restricted securities" as that term is defined by Rule 144 as promulgated under the Securities Act. Immediately after the closing of the Offering, the Company will issue options to purchase 1,400,011 Common Shares at or above the initial public offering price (assuming the Underwriters' over-allotment option is not exercised). Options to purchase an additional 100,006 Common Shares (assuming the Underwriters' over-allotment option is not exercised) will remain available for issuance under the Share Option Plan. See "Management of the Company -- Share Options Outstanding" and "Shares Eligible for Future Sale." In addition, the Company intends to grant 1,500 restricted Common Shares annually to each Independent Trust Managers in lieu of annual fees. See "Management of the Company -- Executive Officers and Trust Managers of the Company."


     The "restricted securities" and Common Shares issued upon the exercise of Share Options will become eligible for sale upon expiration of the lock-up restrictions described below, and the expiration of any applicable vesting periods or other restrictions. See "Management of the Company -- Executive Officers and Trust Managers of the Company." Holdings has agreed not to offer, sell, offer to sell, or contract to sell, pledge, grant any option to purchase or otherwise dispose of or sell (or announce any offer, sale, offer of sale, contract of sale, pledge, grant any option to purchase or other sale or disposition of) the Common Shares acquired by it pursuant to the Private Placement for a period of two years after the closing of the Offering without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. In addition, the Company and the Trust Managers and executive officers of the Company have agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or sell (or announce any offer, sale, offer of sale, contract of sale, pledge, grant any option to purchase or other sale or disposition of) any Common Shares, or any securities convertible into, or exchangeable or exercisable therefor, for a period of 180 days after the closing of the Offering, without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, except that during such period, Common Shares may be issued upon the exercise of outstanding Share Options and the Company may issue Share Options which are exercisable after the 180th day after the closing of the Offering. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the Common Shares subject to such lock-up agreements. See "Underwriting."

     The Company has agreed that, upon Holdings' demand, it will file and seek to have declared effective a resale registration statement covering the sale in the public market of the shares sold to Holdings in the Private Placement. See "Description of Shares of Beneficial Interest -- Registration Rights" and "Private Placement." Following expiration of the lock-up period described above, assuming such resale registration statement is filed and declared effective, those shares will be available for sale in the public market. If such resale registration statement is not filed and declared effective, those shares will be available for sale, following expiration of the lock-up restrictions discussed above, pursuant to Rule 144 including the manner of sale and volume limitations thereof. See "Private Placement."


     In addition, the Company anticipates that during 1998 it will file a registration statement with respect to the 1,500,017 Common Shares issuable under the Share Option Plan and any Common Shares which may be issued in connection with other incentive compensation arrangements thereby allowing such Common Shares to be transferred or resold without restriction under the Securities Act subject to the lock-up and other restrictions discussed above. See "Management of the Company."


     Prior to the Offering, there has been no public market for the Common Shares and no prediction can be made of the effect, if any, that the sale or availability for sale of additional Common Shares will have on the market price of the Common Shares. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Shares and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Shares Eligible for Future Sale."

     FUTURE OFFERINGS BY THE COMPANY OF DEBT AND EQUITY COULD DILUTE THE INTERESTS OF HOLDERS OF COMMON SHARES. The Company may in the future increase its capital resources by making additional offerings of equity and debt securities, including classes of Preferred Shares, Common Shares, commercial paper, medium-term notes, MBS and senior or subordinated notes. All debt securities and other borrowings, as well as all classes of Preferred Shares, will be senior to the Common Shares in a liquidation of the Company. The effect of additional equity offerings may be the dilution of the equity of shareholders of the Company or the reduction of the price of Common Shares, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

     RESTRICTIONS ON OWNERSHIP OF THE COMMON SHARES COULD DISCOURAGE A CHANGE OF CONTROL. The Declaration of Trust prohibits any Person from acquiring or holding, directly or indirectly, shares of beneficial interest in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of beneficial interest of the Company ("Excess Shares") without approval of the Board of Trust Managers, even in instances where such restriction is not necessary for the Company to meet the requirements for qualification as a REIT. The Declaration of Trust further prohibits (i) any Person from beneficially or constructively owning shares of beneficial interest that would result in the Company being

"closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (ii) any Person from transferring shares of beneficial interest if such transfer would result in shares of beneficial interest being owned by fewer than 100 Persons. Subject to certain limitations, the Board of Trust Managers may increase or decrease the ownership limitations or waive the limitations for individual investors. The Board of Trust Managers has waived the foregoing limitations for the Manager and other members of the AMRESCO Group who will own approximately 20% of the outstanding Common Shares, in the aggregate (assuming (i) no exercise of the Underwriters' over-allotment option, (ii) the exercise of all options granted to the Manager, and (iii) that no member of the AMRESCO Group purchases any of the Common Shares offered hereby). See "Description of Shares of Beneficial Interest -- Restrictions on Transfer" and "Management of the Company -- Share Options Outstanding."

     RESTRICTIONS ON OR IMPEDIMENTS TO CHANGE OF CONTROL COULD ADVERSELY AFFECT THE VALUE OF THE COMMON SHARES. The authorized capital shares of the Company include Preferred Shares issuable in one or more series. The issuance of Preferred Shares could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The Preferred Shares, if issued, would have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the holders of Common Shares.

     Material provisions of the Declaration of Trust relating to "business combinations" may also have the effect of delaying, deterring or preventing a takeover attempt or other change in control of the Company that would be beneficial to shareholders and might otherwise result in a premium over then prevailing market prices. In addition, the staggered Board provisions of the Declaration of Trust and the advance notice provisions of the Bylaws could delay, defer or prevent a change of control of the Company or other transaction that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

     CHANGES IN TAX LAWS APPLICABLE TO REITS MAY ADVERSELY AFFECT THE
COMPANY. The rules regarding federal income taxation are constantly under review by the IRS, the Treasury Department and Congress. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted, all of which could adversely affect the taxation of the Company or its stockholders, possibly with retroactive effect. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Company or its shareholders. See "Federal Income Tax Consequences -- Proposed Tax Legislation and Possible Other Legislative Actions Affecting Tax Consequences."

     FAILURE TO DEVELOP A STABLE MARKET MAY RESULT IN DEPRESSED MARKET
PRICE. Prior to the Offering, there has been no public market for the Common Shares, and there can be no assurance that an active trading market for the Common Shares offered hereby will develop or, if developed, be sustained. The initial public offering price will be determined through negotiations between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Shares will trade after the closing of the Offering. See "Underwriting." The market price of the Common Shares may be volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, developments with respect to conditions and trends in the Company's lines of business or in the financial services industry or real estate market as a whole, governmental regulation, changes in estimates by securities analysts of the Company's or its competitors' future financial performance, general market conditions and other factors, many of which are beyond the Company's control. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have adversely affected the market prices of securities of companies irrespective of such companies' operating performances.

     CONTROL BY THE AMRESCO GROUP COULD ADVERSELY AFFECT THE COMPANY'S SHAREHOLDERS. Upon completion of the Offering, members of the AMRESCO Group will own 10% of the total number of Common Shares outstanding, and options to purchase an additional number of Common Shares equal to 10% of the total number of Common Shares outstanding. In addition, the Underwriters have reserved up to 10% of the Common Shares offered hereby for sale at the initial public offering price to members of the AMRESCO Group, to certain of their respective Trust Managers, officers and employees (and to the Trust Managers, officers and employees of the Company), and to certain third parties to be designated by the Company (such as vendors, clients and business associates of the Company and the AMRESCO Group). Accordingly, members of the AMRESCO Group will have substantial influence over the Company and on the outcome of any matters submitted to the Company's shareholders for approval, which influence may not be consistent with the interests of the Company's shareholders. See
"-- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest."


     SOFTWARE DEFICIENCIES COULD ADVERSELY AFFECT THE COMPANY. The Company will rely upon a significant number of computer software programs and operating systems of the Manager and other members of the AMRESCO Group as well as parties unaffiliated with the AMRESCO Group in conducting its operations. To the extent that these software applications contain source code that is unable to appropriately interpret the upcoming calendar year 2000, some level of modification or even possibly replacement of such source code or applications will be necessary. Pursuant to the Management Agreement, the Manager will bear the costs associated with determining whether its systems are Year 2000 compliant and the costs of any necessary modifying or replacing its source code or application, unless such systems are used solely for the Company's operations. Given the information known at this time about the systems of the AMRESCO Group and those of other parties upon which the Company intends to rely, it is currently not anticipated that these "Year 2000" costs will have any material adverse impact on the Company's business, financial condition or results of operations. However, the Company will be dependent upon the AMRESCO Group to determine that its systems and applications and those of other parties utilized by it are "Year 2000" compliant.

     FAILURE TO MAINTAIN EXCLUSION FROM THE INVESTMENT COMPANY ACT WOULD RESTRICT THE COMPANY'S OPERATING FLEXIBILITY. The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the Commission, in order to qualify for this exception, the Company must, among other things, maintain at least 55% of its assets directly in Mortgage Loans and certain other qualifying liens on or interests in real estate. In addition, unless certain MBS represent all the certificates issued with respect to an underlying pool of Mortgage Loans, such securities may be treated as securities separate from the underlying Mortgage Loans and, thus, may not qualify as qualifying interests in real estate for purposes of the 55% requirement. The Company's ownership of certain types of mortgage assets, therefore, will be limited by the provisions of the Investment Company Act. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on the Company.

     ADVERSE TAX TREATMENT OF EXCESS INCLUSION INCOME COULD ADVERSELY AFFECT SHAREHOLDERS. In general, dividend income that a Tax-Exempt Entity receives from the Company should not constitute unrelated trade or business income as defined in Section 512 of the Code ("UBTI"). If, however, Excess Inclusion income were realized by the Company and allocated to shareholders, such income cannot be offset by net operating losses and, if the shareholder is a Tax-Exempt Entity, is fully taxable as UBTI under Section 512 of the Code and, as to foreign shareholders, would be subject to federal income tax withholding without reduction pursuant to any otherwise applicable income tax treaty. Excess Inclusion income would be generated if the Company were to issue debt obligations with two or more maturities and the terms of the payments on such obligations bore a relationship to the payments that the Company received on its assets securing those debt obligations. The Company intends to arrange its borrowings in a manner to avoid generating significant amounts of Excess Inclusion income. Furthermore, certain types of Tax-Exempt Entities, such as voluntary employee benefit associations and entities that have borrowed to acquire their Common Shares, may be required to treat all or a portion of the dividends they may receive from the Company as UBTI. See "Federal Income Tax Consequences -- Taxation of Shareholders -- Taxation of Tax-Exempt Shareholders."

                                USE OF PROCEEDS


     The net proceeds from the Offering are estimated to be approximately $125.3 million ($144.2 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $15 per Common Share (the mid-point of the range set forth on the cover page of this Prospectus). The Company will receive an additional $15.0 million in net proceeds from the Private Placement ($17.3 million if the Private Placement is fully increased as a result of the exercise in full of the Underwriters' over-allotment option). See "Private Placement."



     A portion of the net proceeds from the Offering (up to $101.0 million (based on the committed amount) or 80.6% of the estimated net proceeds of the Offering) is expected to be used by the Company to acquire the Initial Assets. Up to an additional $10.0 million (or 8.0%) of the estimated net proceeds from the Offering may be used for general corporate purposes, and approximately $1.0 million (or .8%) of the net proceeds from the Offering will be used to pay the Advisory Fee to Prudential Securities Incorporated, the lead Underwriter. See "Underwriting." The remaining balance of the estimated net proceeds from the Offering (approximately $13.3 million), and the net proceeds from the Private Placement, will be used by the Company to acquire additional Targeted Investments.


     The Company intends temporarily to invest a portion of the net proceeds of the Offering in interest-bearing investment-grade securities, guaranteed obligations of the United States government or money-market funds until appropriate Targeted Investments are identified and acquired. The Company presently intends to have the net proceeds of the Offering fully invested in Targeted Investments within three to six months after the closing of the Offering. Pending full investment in the desired mix of assets, funds will be committed to short-term investments that are expected to provide a lower net return than the Company expects to achieve from its Targeted Investments. See "Risk Factors -- Interest Rate Fluctuations May Adversely Affect the Company's Investments and Operating Results" and "Risk Factors -- Inability to Acquire or Delays in Acquiring Targeted Investments Will Reduce Income to the Company."

                       DIVIDEND POLICY AND DISTRIBUTIONS

     The Company intends to make quarterly distributions to its shareholders equal, on an annual basis, to at least 95% of the Company's REIT Taxable Income (which does not ordinarily equal net income as calculated in accordance with GAAP). The Company's dividend policy is subject to revision at the discretion of the Board of Trust Managers. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company at the discretion of the Board of Trust Managers and will depend on the earnings and financial condition of the Company and such other factors as the Board of Trust Managers deems relevant. See "Risk Factors -- The Company's Broad Discretion Creates Uncertainty."

     In order to qualify as a REIT under the Code, the Company must make distributions to its shareholders each year in an amount at least equal to (i) 95% of its REIT Taxable Income, plus (ii) 95% of the excess of the net income from Foreclosure Property over the tax imposed on such income by the Code, minus
(iii) any excess noncash income. The "Taxable Income" of the Company for any year means the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure Property) subject to certain adjustments provided in the REIT Provisions of the Code. "REIT Taxable Income" means Taxable Income, computed without regard to the dividends paid deduction or any net capital gain. See "Federal Income Tax Consequences -- Requirements For Qualification -- Annual Distribution Requirements."

     It is anticipated that distributions generally will be taxable as ordinary income to shareholders of the Company, although a portion of such distributions may be designated by the Company as capital gain or may constitute a return of capital. The Company will furnish annually to each of its shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Consequences -- Taxation of Shareholders."

                                 CAPITALIZATION

     The capitalization of the Company, as of February 2, 1998 and as adjusted to reflect the sale of the Common Shares offered hereby and in the Private Placement at an assumed initial public offering price of $15 per Common Share (the mid-point of the range set forth on the cover page of this Prospectus), is as follows:


                                                                              AS
                                                              ACTUAL    ADJUSTED(1)(2)
                                                              ------    --------------
Shareholders' Equity:
Preferred Shares Authorized -- 50,000,000 shares
  Outstanding -- none.......................................
Common Shares, par value $.01 Authorized -- 200,000,000
  shares Outstanding -- 100 shares (as adjusted, 10,000,111
  shares)(1)................................................  $    1     $    100,001
     Additional Paid-in Capital.............................     999      139,151,166
                                                              ------     ------------
          Total.............................................  $1,000     $139,251,167
                                                              ======     ============


---------------


(1) After deducting expected underwriting discounts and commissions of $8,437,500, the Advisory Fee in the amount of $1,012,500 and Offering expenses payable by the Company of $1,300,000, and assuming no exercise of the Underwriters' over-allotment option and no corresponding increase in the number of Common Shares sold pursuant to the Private Placement. See "Private Placement."



(2) Includes 1,000,011 Common Shares subscribed for in the Private Placement. See "Private Placement." Does not include 1,500,017 Common Shares reserved for issuance under the Share Option Plan. See "Management of the Company."

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES

     The Company has no operating history. The Company's opening audited balance sheet as of February 2, 1998, and related footnotes are presented elsewhere in this Prospectus. The Management's Discussion and Analysis of Liquidity and Capital Resources should be read in conjunction with such opening balance sheet and related notes. The Company has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing annually at least 95% of its REIT Taxable Income. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions. The Company's revenues will be derived from ownership of real estate related assets. See "Business and Strategy."


     The principal sources of the Company's funds in the near term will be the net proceeds of the Offering and the Private Placement and funds available under the Warehouse Line and the Repurchase Agreement. Up to $101.0 million (based on the committed amount) (or 80.6%) of the estimated net proceeds of the Offering is expected to be utilized to originate or acquire (and fully fund) the Initial Assets. Up to an additional $10.0 million (or 8.0%) of the estimated net proceeds from the Offering may be used for general corporate purposes, and approximately $1.0 million (or .8%) of the estimated net proceeds from the Offering will be used to pay the Advisory Fee to Prudential Securities Incorporated, the lead Underwriter. See "Underwriting". The remaining net proceeds of the Offering ($13.3 million), together with the net proceeds of the Private Placement and the funds expected to be available under the Warehouse Line and the Repurchase Agreement ($528.3 million in the aggregate) will be used to acquire additional Targeted Investments.


     The Company has obtained a commitment, subject to legal documentation, from Prudential Securities Credit Corporation (an affiliate of Prudential Securities Incorporated, the lead Underwriter) ("PSCC") pursuant to which PSCC will provide to the Company a $400 million warehouse financing facility (the "Warehouse Line") and a $100 million repurchase agreement (the "Repurchase Agreement"). The Warehouse Line and the Repurchase Agreement are expected to close upon closing of the Offering. See "Risk Factors -- Conflicts of Interest of Certain Underwriters May Affect Offering" and "Underwriting."

     The Warehouse Line and the Repurchase Agreement are expected to have initial terms of two years and to be renewable annually thereafter, subject to certain conditions. The Company expects that it will renew the Warehouse Line and the Repurchase Agreement or enter into similar or additional secured and unsecured lending arrangements with institutional lenders in the future, although there can be no assurances that the Company will be able to obtain renewed or additional financing on acceptable terms. See "Risk Factors -- Leverage Increases Exposure to Losses."

     WAREHOUSE LINE. The Company expects to utilize the Warehouse Line to provide financing for the origination or acquisition of Mortgage Loans. The Warehouse Line is expected to bear interest at a floating rate of 1.0% to 1.5% over LIBOR (depending upon the Loan-to-Value Ratios and the advance rate chosen by the Company) and be secured by a first lien security interest in the Mortgage Loans funded with the proceeds of the Warehouse Line.

     The Company intends to utilize the Warehouse Line and other similar warehouse lending arrangements to finance Mortgage Loans until a sufficient quantity is accumulated at which time they may be refinanced through securitization or other financing. Mortgage Loans financed with proceeds from the Warehouse Line will generally be required to be refinanced through a securitization or otherwise within approximately nine months from the date that the Mortgage Loan is placed in the facility. In order to comply with the REIT Provisions of the Code, securitizations may be conducted through taxable subsidiaries of the Company. See "Business and Strategy -- Operating Policies and Guidelines -- Capital and Leverage Policies -- Securitizations," "Federal Income Tax Consequences -- Requirements for Qualification -- Income Tests" and "Federal Income Tax Consequences -- Proposed Tax Legislation and Possible Other Legislative Actions Affecting Tax Consequences."

     Pursuant to the Warehouse Line, the Company will agree to engage PSI as underwriter and/or placement agent for the sale or securitization, if any, of Mortgage Loans financed with proceeds from the Warehouse Line, upon such terms and conditions as are customary in comparable commercial Mortgage Loan securitization transactions. See "Underwriting" and "Risk Factors -- Conflicts of Interest of Certain Underwriters May Affect Offering."

     REPURCHASE AGREEMENT. The Company expects to utilize the $100 million Repurchase Agreement to finance the purchase of MBS. The Repurchase Agreement is expected to provide that the lenders will loan to the Company a varying percentage of the market value of the purchased MBS, depending upon the credit quality of the MBS. The Repurchase Agreement is expected to require payment of interest at varying percentages of 0.20% to 1.75% over LIBOR, depending upon the advance rate and the credit quality of the MBS.


     In the event the Company were to utilize all financing expected to be available to it under the Warehouse Line and the Repurchase Agreement prior to the issuance of any additional Common Shares or any Preferred Shares or other equity investment in the Company, the Company would have total outstanding indebtedness of $500 million and the Company's Leverage Ratio would be approximately 3.6 to 1, although the Company currently intends to operate at a Leverage Ratio of less than 3:1. See "Business and Strategy -- Operating Policies and Guidelines -- Capital and Leverage Policies."


     The Company plans to raise additional funds for operations by leveraging its Invested Portfolio, primarily through additional secured financings, including reverse repurchase agreements, secured term loans, warehouse lines of credit, securitizations, credit and liquidity facilities and other borrowing arrangements, which management believes will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements in the long term. See "Business and Strategy" and "Use of Proceeds."

                             BUSINESS AND STRATEGY

GENERAL

     The Company was recently organized to take advantage of certain mid- to high-yield lending and investment opportunities in real estate related assets, including various types of Mortgage Loans, MBS, commercial real estate and certain other real estate related assets. The Company will elect to be taxed as a REIT under the Code. The Company generally will not be subject to federal income taxation to the extent that it distributes at least 95% of its REIT Taxable Income to its shareholders and maintains its qualification as a REIT. See "Federal Income Tax Consequences." The day-to-day operations of the Company will be managed by the Manager subject to the direction and oversight of the Board of Trust Managers, a majority of whom will be unaffiliated with the AMRESCO Group. See "The Manager -- The Management Agreement."

     The Company intends to pursue and capitalize upon certain investment opportunities arising within the AMRESCO Group which are currently referred to entities unaffiliated with AMRESCO. Such investment opportunities (which may include co-investment opportunities with members of the AMRESCO Group) arise from the existing business and operations of the AMRESCO Group, including primarily its commercial mortgage brokerage operations conducted through Holliday Fenoglio Fowler and its commercial mortgage lending operations conducted through AMRESCO Funding.

INDUSTRY TRENDS

     Management of the Company believes that fundamental structural changes are occurring in the real estate capital markets, which have resulted in the shift of investment capital and mortgage assets out of traditional lending and savings institutions and into developing and growing new forms of mortgage banking and mortgage investment firms, including those that qualify as REITs under the Code. These opportunities are the result of the following developments, among other factors:

     - SCALE AND ROLLOVER. The Mortgage Loan market in the United States has increased from $965 billion in 1980 to approximately $3.9 trillion in 1996. Commercial real estate debt outstanding in the United States has increased from $955 billion in 1995 to approximately $1.1 trillion in 1996. The Company believes that a significant amount of these commercial Mortgage Loans are scheduled to mature in the near future. The Company believes that significant rollover or maturity of commercial Mortgage Loans over the next several years will create demand for Bridge Loans and Mezzanine Loans which will be utilized to transition underlying assets for sale or long-term financing through either securitization or the private debt market.

     - RAPID GROWTH OF SECURITIZATION. The total amount of MBS currently outstanding has grown to approximately $1.9 trillion in 1996 from $1.0 billion in 1980. The total amount of CMBS currently outstanding has grown to over $100 billion in 1996 from approximately $6 billion in 1990. The Company believes that as securitized lending continues to grow, demand for Mezzanine Loans will increase. Lenders originating commercial Mortgage Loans for securitization, as well as traditional lenders such as banks and insurance companies which are subject to regulatory constraints on their lending activities, have relatively inflexible underwriting standards, particularly with regard to Loan-to-Value Ratios. Mezzanine Loans are used to finance the portion of a real estate project's value (typically, the tranche equal to between 75% to 95% of total capitalized cost) which are typically not financed by lenders originating commercial Mortgage Loans for securitization or other traditional lenders. The Company believes that it is well-positioned to review a significant number of investment opportunities of this type through the AMRESCO Group, including primarily Holliday Fenoglio Fowler. See "Risk
       Factors -- Risks of Loss on Mortgage Loans."

     - GROWTH IN ECONOMY. The Company believes, given the current favorable ratio of supply to demand for commercial real estate in many real estate markets in the United States, that continued economic growth and job creation will result in the construction and rehabilitation of commercial real estate projects. Therefore, the Company intends to offer Construction Loans and Rehabilitation Loans to accommodate new development. The Company may also offer Construction Loans and Rehabilitation Loans together with Mezzanine Loans in order to deliver a convenient, single financing source to commercial real estate owners and developers. However, there can be no assurance that economic growth and job creation will continue and, accordingly, that sufficient demand will exist for Construction Loans, Rehabilitation Loans or other Mortgage Loans. See "Risk Factors -- Inability to Acquire or Delays in Acquiring Targeted Investments Will Reduce Income to the Company."

     The Company believes that it is well-positioned to capitalize on the opportunities resulting from these changes in the real estate market because of its relationship to the Manager and the other members of the AMRESCO Group and the resulting access to necessary expertise and resources, and the experience and unique business relationships of the key executives of the Manager. Further, the Company believes that, as the foregoing trends continue and demand for mortgage capital continues to increase, the REIT investment structure will be the most efficient vehicle to finance such growth and afford the Company the greatest access to capital, due to the tax advantages provided by the REIT Provisions of the Code. See "Federal Income Tax Consequences." Finally, the Company believes, based upon the experience of management of the Manager and the AMRESCO Group in the real estate finance industry, that traditional providers of debt and equity financing to the real estate industry have not (i) fully recognized the changing environment, (ii) prepared for the changing environment,
(iii) recognized the need for more specialized Mortgage Loan products, or (iv) developed the corporate infrastructure and management expertise to effectively implement a business strategy designed to meet the demands and capitalize on the opportunities developing in real estate lending and investment.

OBJECTIVE AND STRATEGY

     The Company's principal business objective is to maximize shareholder value by producing cash flow for distribution to its shareholders through investment in mid- to high-yield real estate related assets which earn an attractive spread over the Company's cost of funds. To achieve its principal business objective, the Company's strategy is to:

     - invest in certain types of assets, such as Participating Loans, Mezzanine Loans, Construction Loans, Rehabilitation Loans, Bridge Loans, Subordinated Interests in MBS, Net Leased Real Estate and Distressed Real Estate, which the Company expects to generate the highest risk-adjusted returns on capital invested, after considering all material relevant factors;

     - take advantage of expertise existing within, and investment and co-investment opportunities arising from the business and operations of, the AMRESCO Group by engaging the Manager, a member of the AMRESCO Group, to manage the day-to-day operations of the Company, and pursuant to the Right of First Refusal and the Correspondent Agreement;

     - utilize the expertise and resources of Holliday Fenoglio Fowler to monitor trends and demands in the Mortgage Loan and real estate markets and to adjust its Mortgage Loan products in response thereto in order to increase its ability to successfully compete for Targeted Investments;

     - through the Manager, capitalize upon the market research capabilities of the AMRESCO Group to analyze the Company's investment opportunities and the economic conditions in the Company's proposed geographic markets to assist the Company in selecting investments which satisfy the Company's investment criteria and targeted returns;

     - through the Manager, utilize the expertise of the AMRESCO Group in the underwriting, origination and closing of Mortgage Loans and in the acquisition, management and servicing of Mortgage Loans, Mortgage Loan portfolios and MBS;

     - borrow against or leverage its Invested Portfolio (initially through the Warehouse Line and the Repurchase Agreement), to the extent consistent with the Company's leverage policies, in order to increase the size of the Invested Portfolio and increase potential returns to the Company's shareholders;

     - attempt to offset the potential interest rate mismatch resulting from the differences between fixed rates or other limitations on coupon rate adjustments associated with its Invested Portfolio and the shorter-term variable nature of the Company's borrowings by structuring the key terms of its borrowings to generally correspond (in the aggregate for the entire Invested Portfolio, and not on an asset-by-asset basis) to the interest rate and maturity parameters of its Invested Portfolio;

     - implement various hedging strategies, including interest rate swaps, interest rate collars, caps or floors, forward contracts and U.S. Treasury and Eurodollar futures and options (to the extent permitted by the REIT Provisions of the Code), to minimize the effects of interest rate fluctuations on its Invested Portfolio and its borrowings if, given the cost of such hedges and the Company's desire not to jeopardize its status as a REIT, the Manager determines such strategies are in the best interest of the Company's shareholders; and

     - manage the credit risk of its Invested Portfolio by (i) extensively underwriting its investments utilizing the processes developed and utilized by the AMRESCO Group, (ii) selectively choosing its investments for origination or acquisition in compliance with the Company's investment policies, (iii) actively monitoring (through the servicing and asset management capabilities of the AMRESCO Group) the credit quality of the Invested Portfolio, and (iv) maintaining appropriate capital levels and allowances for credit losses.

OPERATING POLICIES AND GUIDELINES

     The Board of Trust Managers has established certain operating policies for the Company. The Board of Trust Managers may, in its discretion, revise such policies from time to time without shareholder approval. See "Risk
Factors -- The Company's Broad Discretion Creates Uncertainty." Such policies include the Company's policies with respect to (i) investments, (ii) leveraging of the Invested Portfolio, (iii) management of the credit risk of the Invested Portfolio, (iv) management of the interest rate risks of the Invested Portfolio, including its policies with respect to hedging of the Invested Portfolio, (v) its relationship with the AMRESCO Group and (vi) compliance with certain legal requirements, including the REIT Provisions of the Code.

     INVESTMENT POLICIES. The Manager is authorized in accordance with the terms of the Management Agreement to make the day-to-day investment decisions of the Company based on the Guidelines in effect from time to time. The investment decisions of the Manager will include decisions to issue commitments on behalf of the Company to originate or purchase Mortgage Loans, MBS, commercial real estate and other

Targeted Investments. The Trust Managers will review all transactions of the Company on a quarterly basis to determine compliance with the Guidelines.

     Pursuant to the Guidelines, the Company may invest in Mortgage Loans (including, among others, Participating Loans, Mezzanine Loans, Construction Loans, Rehabilitation Loans, Permanent Mortgage Loans and Bridge Loans), MBS, commercial real estate (including Net Leased Real Estate, real estate acquired at foreclosure or by deed-in-lieu of foreclosure or other underperforming or Distressed Real Estate) and certain other real estate related assets. The Company has no specific policy as to the percentages of its Invested Assets which will be allocated to various categories of Targeted Investments. The Company expects that its Invested Portfolio will include primarily those asset types with respect to which the Manager and other members of the AMRESCO Group have significant knowledge and/or experience. However, the Company intends to be opportunistic in its approach to its investments and, therefore, the types of real estate related assets that constitute Targeted Investments and the types and percentages of any type of Targeted Investments contained in the Invested Portfolio from time to time will change depending on market conditions. See "Risk Factors -- The Company's Broad Discretion Creates Uncertainty." Similarly, the Company expects that, with respect to Invested Assets which consist of Mortgage Loans or commercial real estate, such Invested Assets (or the underlying collateral) will generally be located in those geographic markets with respect to which the Manager and the other members of the AMRESCO Group have significant knowledge and/or experience. However, the Manager will have broad discretion with respect to the geographic markets in which the Company invests and such locations are expected to change from time to time depending upon market conditions.

     The Manager's loan underwriters will be afforded flexibility and latitude with respect to the size of any single asset in the Invested Portfolio or series of assets in the Invested Portfolio. However, with respect to Mortgage Loans, the Guidelines provide that the Manager will typically target Mortgage Loans ranging in size from $10 million to $40 million and that, without the prior approval of the Board of Trust Managers, the Company's investment in any one Mortgage Loan may not exceed the greater of (i) $75 million in principal amount or (ii) 10% of the Company's total consolidated assets. With respect to MBS, without the prior approval of the Board of Trust Managers, the percentage of the Company's total consolidated assets which may be invested in MBS at any time may not exceed 40%. The Company may, in the future, in consultation with the Manager and the Investment Committee, establish specified limitations or parameters on the percentage of the Company's total consolidated assets invested in MBS that relate to any one issuer. Assets in the Invested Portfolio may be originated by the Company or acquired from third parties, including members of the AMRESCO Group. To the extent the Company acquires assets from, or co-invests with, members of the AMRESCO Group, such acquisition or co-investment will be made in accordance with the Company's policies regarding transactions with the AMRESCO Group. See "-- Relationship With AMRESCO."

     The Company intends, through the services of the Manager, to selectively and extensively underwrite its Targeted Investments. The Company believes, due to the nature of its Targeted Investments (typically higher risk, with higher Loan-to-Value Ratios and more contingent returns than Permanent Mortgage Loans), that the underwriting analysis and procedures will be more extensive and will require a greater level of expertise than those required in connection with other types of real estate related assets. The Company intends to utilize and benefit from the expertise, processes and procedures developed by the AMRESCO Group with respect to the underwriting of assets such as the Targeted Investments. See "Risk Factors -- Dependence on the Manager and the AMRESCO Group for Operations and the Lack of Experience of the Manager May Adversely Affect Operating Results" and "-- Description of Targeted Investments."

     After the closing of the Offering, the Company will, in consultation with the Manager, establish certain underwriting criteria for the Company's investments. Such underwriting criteria, which will vary for each type of Targeted Investment, will include, among others, required credit quality of the prospective borrower, tenant or Mortgage Collateral, as applicable, Loan-to-Value Ratios, loan structuring requirements and satisfaction of certain due diligence requirements. See "-- Description of Targeted Investments" for a general description of such underwriting criteria expected to be established with respect to each type of Targeted Investment. Compliance with the Company's underwriting criteria will be monitored by the Company's Chief Investment Officer and will be reviewed annually by the Board of Trust Managers. The Company's underwriting criteria may be changed from time to time upon the recommendation of the Manager, with the approval of the Investment Committee, based upon changes in market conditions or Targeted Investments, the performance of the Invested Portfolio or such other factors that the Manager and the Investment Committee or the Company determines are appropriate.

     Although the Company intends to invest primarily in Mortgage Loans, MBS and commercial real estate, the Company will take an opportunistic approach to its investments and its business decisions will depend on changing market factors. Thus, the Company cannot anticipate with any certainty the percentage of its Invested Portfolio that will be invested in each category of Targeted Investments. The Company has substantial discretion as to the manner in which it may invest, leverage and hedge its assets. The Company may change any of its policies without further shareholder approval. See "Risk Factors -- The Company's Broad Discretion Creates Uncertainty."

     The Company presently intends to have the net proceeds of the Offering fully invested in Targeted Investments within three to six months after the closing of the Offering. Pending investment of the net proceeds of the Offering in the Targeted Investments, the Company intends to invest the net proceeds of the Offering in short-term interest bearing investment grade securities or guaranteed obligations of the United States government until appropriate Targeted Investments are identified and acquired. Such short-term investments are expected to provide a lower net return than the Company expects to achieve from its Targeted Investments. See "Risk Factors -- Inability to Acquire or Delays in Acquiring Targeted Investments Will Reduce Income to the Company" and "Use of Proceeds."

     CAPITAL AND LEVERAGE POLICIES. The Company intends to increase its Invested Portfolio through the use of leverage. Initially, the Company intends to finance its acquisition of Targeted Investments with the net proceeds of the Offering, the net proceeds of the Private Placement, and with funds available under the Warehouse Line and the Repurchase Agreement. In the future, the Company intends to continue to borrow against or "leverage" its Invested Portfolio and use the proceeds to acquire additional Targeted Investments. Such financings are expected to include, among other things, reverse repurchase agreements, securitizations of its Mortgage Loans and secured and unsecured loans. The Company may also borrow on a long-term basis and issue additional shares as a source of longer-term capital, including Preferred Shares or additional Common Shares. See "Risk Factors -- Leverage Increases Exposure to Loss." The Company intends to achieve a ratio of (i) total indebtedness with respect to which the Company is the obligor, to (ii) the Company's total shareholders' equity ("Leverage Ratio") of 2:1 within nine to 18 months after the closing of the Offering, and currently intends thereafter to operate at a Leverage Ratio of less than 3:1, although the actual Leverage Ratio may be higher or lower from time to time depending upon market conditions and other factors deemed relevant by the Manager, subject to the review of the Board of Trust Managers. However, neither the Declaration of Trust nor the Bylaws limit the amount of indebtedness the Company can incur, and the Board of Trust Managers has discretion to deviate from or change the Company's indebtedness policy at any time, without the consent of the Company's shareholders. The Company intends to maintain an adequate capital base to protect against various business environments in which the Company's financing and hedging costs might exceed interest income (net of credit losses) from its Invested Portfolio. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on the Invested Portfolio lags behind interest rate increases in the Company's borrowings, which are expected to be predominantly variable rate. See "Risk Factors -- Interest Rate Fluctuations May Adversely Affect the Company's Investments and Operating Results." The Company may enter into hedging transactions in an effort to protect its Invested Portfolio and related debt from interest rate fluctuations. See "-- Financial Risk Management Policy."

     The Company expects to utilize a variety of debt vehicles (both secured and unsecured) to execute its business strategy. Initially, the Company will utilize proceeds from the Warehouse Line and the Repurchase Agreement and other collateralized borrowings to finance the acquisition of Targeted Investments. See "Management's Discussion and Analysis of Liquidity and Capital Resources."

     Warehouse Line. The Company intends to enter into the Warehouse Line upon the closing of the Offering pursuant to which it expects to obtain up to $400 million of financing for the origination or acquisition of Mortgage Loans. See "Management's Discussion and Analysis of Liquidity and Capital Resources." The Warehouse Line is expected to bear interest at a floating rate of 1.0% to 1.5% over LIBOR and to be secured by a first lien security interest in the Mortgage Loans funded with the proceeds of the Warehouse Line.

     The Warehouse Line and other warehouse lending arrangements will typically be used to finance Mortgage Loans which will be accumulated until a sufficient quantity is accumulated at which time they will be refinanced through securitization or other financing.

     The Warehouse Line is expected to be renewable annually after the expiration of its initial two year term (subject to certain conditions). The Company intends to renew the Warehouse Line or enter into similar or additional secured warehouse lending arrangements with institutional lenders in the future, although there can be no assurances that the Company will be able to obtain renewed or additional warehouse financing on acceptable terms. See "Risk
Factors -- Leverage Increases Exposure to Loss" and "Management's Discussion and Analysis of Liquidity and Capital Resources."

     Repurchase Agreement. Upon the closing of the Offering, the Company intends to enter into the Repurchase Agreement pursuant to which the Company may obtain up to $100 million of financing for the purchase of MBS. See "Management's Discussion and Analysis of Liquidity and Capital Resources." Reverse repurchase agreements (including the Repurchase Agreement) are structured as sale and repurchase obligations and have the economic effect of allowing a borrower to pledge purchased CMBS as collateral securing short-term loans to finance the purchase of such CMBS. Typically, the lender in a reverse repurchase arrangement makes a loan in an amount equal to a percentage of the market value of the pledged collateral. At maturity, the borrower is required to repay the loan and the pledged collateral is released. The pledged assets continue to pay principal and interest to the borrower.

     The Repurchase Agreement is expected to provide that the lender(s) will loan to the Company varying percentages (typically ranging from 70% to 95%) of the market value of the purchased MBS, depending upon the credit quality of the MBS and the applicable advance rate. The Repurchase Agreement is expected to require payment of interest at varying percentages (ranging from 0.20% to 1.75%) over LIBOR, depending upon the credit quality of the MBS. The Repurchase Agreement is expected to mature after two years at which time the Company intends to extend or renew such Repurchase Agreement or enter into similar or additional reverse repurchase agreements, although there can be no assurance that the Company will be successful in obtaining any such extension or replacement. See "Risk Factors -- Leverage Increases Exposure to Loss" and "Management's Discussion and Analysis of Liquidity and Capital Resources."

     Warehouse lines and reverse repurchase agreements (including the Warehouse Line and the Repurchase Agreement) typically require the Company to deposit additional collateral or reduce its borrowings thereunder, if the market value of the pledged collateral declines. This may require the Company to sell a portion of its Invested Portfolio to provide such additional collateral or to reduce its borrowings. The Company intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged MBS. However, there can be no assurance that the Company will be able to safeguard against being required to sell a portion of its Invested Portfolio in the event of a change in market conditions.

     Securitizations. The Company may obtain additional secured financing through the securitization of all or any portion of its Mortgage Loans. Securitization is the process of pooling Mortgage Loans and other fixed income assets in a trust or other special purpose vehicle and issuing securities, such as MBS or other debt securities, from the special purpose vehicle. The Company expects that its securitizations will be accomplished primarily through the issuance of structured debt with the Company retaining an equity interest in the collateral. Under this approach, for accounting purposes, the securitized Mortgage Loans will remain on the Company's balance sheet as assets and the debt obligations (such as CMOs) will appear as liabilities. The proceeds of securitizations by the Company will be used to reduce pre-existing borrowings relating to such Mortgage Loans and to originate or acquire additional Mortgage Loans. Issuing structured debt in this manner locks in potentially less expensive, long-term, non-recourse financing that generally better matches the terms of the Mortgage Loans and fixed income instruments serving as collateral for such debt.

     The Company also may employ, from time to time, to the extent permitted by the REIT Provisions of the Code, other forms of securitization under which a "sale" of an interest in the Mortgage Loans occurs, and a resulting gain or loss is recorded for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized Mortgage Loans would remain on the Company's balance sheet. The Company may elect to conduct certain of its securitization activities, including such sales, through one or more taxable subsidiaries, as defined under the REIT Provisions of the Code, formed for such purpose. In most cases, the special purpose vehicle would elect to be taxed as a REMIC or a Financial Asset Securitization Investment Trust ("FASIT"). If a taxable subsidiary were formed, the Company would comply with the current REIT ownership requirements under Section 856(c)(4) of the Code whereby the Company's ownership would not exceed 10% of the voting securities of such subsidiary and would not exceed 5% of the value of the Company's gross assets. However, the ability to use a taxable subsidiary in this manner may be limited or prohibited. See "Federal Income Tax Consequences--Requirements For Qualification -- Income Tests" and "Federal Income Tax Consequences -- Proposed Tax Legislation and Possible Other Legislative Actions Affecting Tax Consequences."

     The Company may retain interests in the underlying Mortgage Loans which will be subordinated with respect to payments of principal and interest on the underlying Mortgage Loans to the classes of securities issued to investors in such securitizations. Accordingly, any losses incurred on the underlying Mortgage Loans will be applied first to reduce the remaining amount of the Company's retained interest, until reduced to zero. Thereafter, the Company would have no further exposure to losses.

     Typically, in connection with the creation of a new Mortgage Loan securitization, the issuer generally will be required to enter into a master servicing agreement with respect to such series of securities with an entity acceptable to the Rating Agencies, that regularly engages in the business of servicing Mortgage Loans (a "Master Servicer"). Currently the AMRESCO Group engages in this business through AMRESCO Services. AMRESCO Services provided Master Servicing for approximately $20.2 billion of loans as of December 31, 1997. See "The Manager -- Description of the AMRESCO Group." In order to maintain its exclusion from regulation under the Investment Company Act, the Company expects that it will retain the right to initiate, direct or forbear from instituting foreclosure proceedings in connection with defaults on any of the underlying Mortgage Loans and may retain AMRESCO Services, other affiliates of the AMRESCO Group or other Special Servicers to maintain borrower performance and to exercise available remedies, including foreclosure, at the direction of the Company. See "Risk Factors -- Failure to Maintain Exclusion From the Investment Company Act Would Restrict the Company's Operating Flexibility." Pursuant to and in accordance with the Management Agreement, the expenses of all Master Servicing will be borne by the Manager, and the expenses of all Special Servicing will be borne by the Company. See "The Manager -- Expenses."

     The Company intends to structure any securitizations of its Mortgage Loans so as to minimize the attribution of any Excess Inclusion income to the Company's shareholders. See "Federal Income Tax Consequences -- Taxation of Shareholders."

     Unsecured Financings. The Company may, at any time and from time to time in the future, obtain financing on an unsecured basis. Such unsecured financings (which will likely be in addition to the Company's secured financings) may include unsecured lines of credit, medium or long-term notes or Preferred Shares.

     CREDIT RISK MANAGEMENT POLICY. With respect to its Invested Portfolio, the Company will be exposed to various levels of credit and special hazard risk, depending on the nature of the investments. The Company's policy is to originate or purchase Targeted Investments which satisfy the Company's underwriting criteria, including standards as to credit quality, Loan-to-Value Ratios, loan structuring requirements and other standards established by the Company to manage its credit risk. It is the Company's policy generally not to loan in excess of 90% of the stabilized value of a property (i.e., the value upon completion of construction or renovation, or achievement of full occupancy (less a small vacancy factor) and attainment of market rents) and generally for the loan not to exceed 100% of the cost of the property (which may include budgeted interest costs in the case of Construction Loans). In underwriting a Mortgage Loan, the Manager will typically not require minimum debt service coverage. Instead, the Manager will analyze and project economic returns to the Company and the borrower. Pursuant to the Management Agreement, the Manager will review and monitor credit risk and other risks of loss associated with each investment.

     Pursuant to the Guidelines, the Manager will seek to diversify the Company's Invested Portfolio to avoid undue geographic, borrower, issuer, product type, industry and certain other types of concentrations. The Company may, in the future (in consultation with the Investment Committee and the Manager), establish specified limitations or parameters as to the foregoing concentrations. In addition, with respect to the Company's MBS portfolio, the Guidelines include the following risk control parameters: (i) investments (other than the Company's initial MBS investments) should be made in a manner intended to minimize overweighting of economic concentration as measured by the quotient of the weighted average loan distribution (compared to the U.S. as a whole) of the largest states divided by the size of the state's economy relative to the entire U.S. economy; (ii) no single property type should represent more than 50% of the Company's entire MBS portfolio without the prior approval of the Board of Trust Managers (except for the Company's initial MBS investments); and (iii) distribution of loan sizes should be expected to result in favorable loss distributions (with large loans individually analyzed with respect to their impact on the Company's position). Pursuant to the Guidelines, the Manager will maintain one or more investment committee(s) (the "Investment Committee") which will meet regularly to consider whether the Company should invest in specific Targeted Investments. At least two-thirds of the members of such committee present and voting at such meeting must vote in favor of a particular Targeted Investment before the Targeted Investment may be purchased, acquired or originated by the Company. The Board of Trust Managers will monitor the Invested Portfolio and the credit risk associated therewith.

     The Manager will closely monitor the credit quality and performance of the Invested Portfolio. Pursuant to the Guidelines, the Manager will implement a portfolio review program to provide for periodic review of the Invested Assets so that potential credit problems can be recognized and addressed at the earliest opportunity. Pursuant to the portfolio review program, the Manager will assign credit quality ratings to each Invested Asset (other than MBS), will monitor the progress and effectiveness of corrective action that has been implemented to improve the quality of any deteriorating credits and will monitor the adequacy of loan loss reserves in effect from time to time. The Manager will report to the Board of Trust Managers on a quarterly basis, as to the performance of the Invested Portfolio as compared to budgets or projected operating results and the credit quality status of the Invested Portfolio. To the extent any investments become nonperforming, the Manager will analyze the performance of such investments and develop a proposed course of action for resolution or disposition of such investments. Such action may include engaging a member of the AMRESCO Group to act as Special Servicer for such investments.

     FINANCIAL RISK MANAGEMENT POLICY. To the extent consistent with its election to qualify as a REIT, the Company will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. Pursuant to such policy, the Company intends, where appropriate, to minimize its interest rate risk from borrowings by attempting to structure the key terms of its borrowings to correspond generally (in the aggregate for its entire Invested Portfolio, and not on an investment-by-investment basis) to the interest rate and maturity parameters of its Invested Portfolio. The Company intends to protect its Invested Portfolio against the effects of significant interest rate fluctuations and to preserve the net income flows and capital value of the Company. Specifically, the Company's acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its Invested Portfolio and the shorter term predominantly variable nature of the Company's related borrowings.

     In addition, the Company may, from time to time, enter into hedging transactions to protect its Invested Portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include the purchase or sale of interest rate swaps, interest rate collars, caps or floors, forward contracts and U.S. Treasury and Eurodollar futures and options. It is the Company's policy that these instruments be used to hedge as much of the interest rate risk as the Manager determines is in the best interest of the Company, given the cost of and risks involved with such hedges and the need to maintain the Company's status as a REIT. See "Federal Income Tax
Consequences -- Requirements For Qualification -- Income Tests." The Company has not established specific policies as to the extent of the hedging transactions in which it will engage. However, the Board of Trust Managers will from time to time review the extent and effectiveness of hedging transactions conducted by the Company. The Manager may elect to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable.

     The Company's policy is to enter into hedging transactions only with counterparties that have a current senior debt rating by either Standard & Poor's or Moody's of "A" or better or an equivalent rating by one of the other Rating Agencies. The Company will not enter into a hedging transaction with a counterparty if the transaction will result in credit exposure exceeding certain specified limits. If a counterparty's credit rating is downgraded below "BBB" by Standard & Poor's or Moody's (or the equivalent) by one or more of the Rating Agencies, the Company's policy is to require that the Manager take appropriate actions to minimize risk, including obtaining collateral or some other form of credit enhancement or terminating the transaction, if possible. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default, which may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses. See "Risk Factors -- Hedging Transactions Can Limit Gains and May Increase Exposure to Losses."

     The Company's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between the yield on the Invested Portfolio and the Company's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of the Company's capital across a reasonable range of adverse interest rate scenarios. Pursuant to the Guidelines, to monitor and manage capital preservation risk, the Manager will model and measure the sensitivity of the market value of the Company's capital (i.e., the combination of its Invested Portfolio, liabilities and hedging positions) to various changes in interest rates in various economic scenarios. It is the Company's policy not to enter into hedging transactions for speculative purposes or for purposes other than managing identified business risks.

     The Company believes its hedging activities, when utilized, will provide a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate the Company completely from changes in interest rates. See "Risk Factors -- Interest Rate Fluctuations May Adversely Affect the Company's Investments and Operating Results."

  RELATIONSHIP WITH AMRESCO

     Right of First Refusal. Upon the closing of the Offering, AMRESCO will grant the Right of First Refusal to the Company pursuant to which AMRESCO will agree, subject to certain limited exceptions, not to permit any member of the AMRESCO Group to invest in (i) the first $100 million of Targeted Mortgage Loans which are identified by or to any member of the AMRESCO Group during any calendar quarter, or (ii) any MBS, other than MBS issued in securitizations sponsored in whole or in part by any member of the AMRESCO Group. If the Company's Investment Committee determines that the Company should not invest in any such asset, or should invest in only a portion of such asset, any member of the AMRESCO Group would be permitted to invest in such asset, or portion thereof. The Company believes that the Right of First Refusal will minimize conflicts of interest and potential competition for Targeted Investments between the Company and the AMRESCO Group.

     Correspondent Agreement. Upon the closing of the Offering, the Company will enter into the Correspondent Agreement with Holliday Fenoglio Fowler pursuant to which Holliday Fenoglio Fowler will agree, so long as the Manager or any other member of the AMRESCO Group is acting as manager of the Company, to present to the Company (on a nonexclusive basis) Mortgage Loan origination and other real estate related investment opportunities identified by Holliday Fenoglio Fowler which meet the investment criteria and objectives of the Company. The Company expects that a substantial portion of its Invested Portfolio will be identified through the mortgage brokerage operations of Holliday Fenoglio Fowler and pursuant to the Correspondent Agreement.


     Non-Competition. AMRESCO has agreed that during the term of the Management Agreement no member of the AMRESCO Group will (i) sponsor, (ii) act as manager to or (iii) make any significant equity investment in, any other mortgage REIT with investment objectives substantially similar to that of the Company, without the prior approval of the Independent Trust Managers; otherwise, and except pursuant to the Right of First Refusal (described above) there will be no limits or restrictions on the right of the Manager, the AMRESCO Group or any of their respective officers, directors, employees or Affiliates to engage in any business or render services of any kind to any other Person, including the purchase or origination of, or rendering advice to others purchasing, real estate related assets that meet the Company's policies and criteria.


     Acquisition or Co-Investment Opportunities. The Company expects to acquire the Initial Assets from, and may acquire other Targeted Investments from, or co-invest with members of the AMRESCO Group from time to time. Such transactions will be upon such terms and conditions as may be agreed from time to time by the Company and the AMRESCO Group. Pursuant to the Guidelines, the Company may acquire Targeted Investments (other than MBS originated by members of the AMRESCO Group) from members of the AMRESCO Group without prior approval from the Independent Trust Managers, provided that the requirements as to terms and price described below are satisfied, and provided further, that the purchase price of any individual Targeted Investment or pool of Targeted Investments proposed to be purchased at any one time (other than the Initial Assets) does not exceed the greater of $75 million or 10% of the Company's total consolidated assets, determined before the proposed acquisition. Any Targeted Investment proposed for acquisition from a member of the AMRESCO Group which does not meet the criteria set forth above may be purchased only with the prior approval of a majority of the Independent Trust Managers (or a majority of the Independent Trust Managers on any committee of the Board of Trust Managers). It is the Company's policy that any MBS (including any Subordinated Interests) originated by members of the AMRESCO Group may be purchased by the Company from a member of the AMRESCO Group only pursuant to a competitive bidding process (which may include a public or private offering) and only with the prior approval of a majority of the Independent Trust Managers. See "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest."

     The Company expects to be able to purchase Targeted Investments from time to time from members of the AMRESCO Group on the same or better terms as would be available from third parties for similar investments in bona fide arms' length transactions. If a Targeted Investment is being offered to the Company by the AMRESCO Group at a price that is greater, or on terms that are less favorable, than would be available from third parties for similar investments in bona fide arms' length transactions, the Manager would be expected to recommend that the Company decline to acquire that Targeted Investment at the quoted price and terms, notwithstanding the relationship among the Company and the AMRESCO Group.

     In deciding whether to approve an acquisition of, or an investment in, any Targeted Investment, including Targeted Investments identified or offered by the AMRESCO Group, the Manager may consider such information as it deems appropriate to determine whether the acquisition is consistent with the Guidelines, such as whether the price is fair, reflective of appropriate diversification and risk levels and whether the Targeted Investment otherwise is suitable and in the best interest of the Company. In addition, the Manager may consider, among other factors, whether the acquisition of that Targeted Investment will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, whether the Targeted Investment otherwise is well-suited for the Company and whether the Company financially is able to take advantage of the investment opportunity presented thereby. There is no geographic limitation or requirement of geographic diversification (either as to size, jurisdictional boundary, zip code or other geographic measure) as to the real estate that secures repayment of the Mortgage Loans, the real estate underlying the MBS, or the commercial real estate in which the Company may invest. The only limitations as to the Targeted Investments that the Company may acquire and the characteristics thereof being limitations either (i) imposed by law, (ii) set forth in the Guidelines or other policies of the Company, or (iii) with which the Company must comply as a condition of maintaining both its status as a REIT and its exemption from regulation under the Investment Company Act.

     The Manager will determine fair transfer prices for the Company's acquisitions of Targeted Investments from members of the AMRESCO Group based on Guidelines approved by the Independent Trust Managers. The Guidelines provide that, when possible, the price that the Company will pay for any Targeted Investments acquired from the AMRESCO Group will be determined with reference to the prices most recently paid to the AMRESCO Group for similar investments, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of similar investments have occurred, the Company will attempt to determine a market price for the Targeted Investments by an alternative method, such as obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost. Investors should understand, however, that such determinations are estimates and are not bona fide third party offers to buy or sell.

     Pursuant to the Guidelines, the Company may co-invest with any member of the AMRESCO Group, without prior approval from the Independent Trust Managers, provided that the terms of the Company's investment are substantially similar to the terms of the investment of the AMRESCO Group, except for such differences as may be attributable solely to the size of the investment. Any potential co-investments by the Company with any member of the AMRESCO Group which exceed $15 million in the aggregate during any calendar year and which contemplate investment terms which are different than those proposed for any member of the AMRESCO Group will require the prior approval of a majority of the Independent Trust Managers (or a majority of the Independent Trust Managers on any authorized committee of the Board).

     It is the Company's policy that the agreements and transactions, including the sale of or co-investment in any Targeted Investment between the Company on the one hand and the AMRESCO Group on the other hand are fair to both parties. However, there can be no assurance that any of such agreements and transactions will be on terms at least as favorable to the Company as it could have obtained from unaffiliated third parties.

     The Company anticipates that the price it pays for Targeted Investments acquired from members of the AMRESCO Group, in certain cases, may be lower than the price that a third party would pay for those investments if economic benefits would inure to the AMRESCO Group by selling to the Company, rather than a third party. For example, the AMRESCO Group generally would not incur any broker's fees in connection with a sale of Mortgage Loans and MBS to the Company. In addition, if AMRESCO and its affiliates engage in repetitive sales of Targeted Investments to the Company, the form of purchase and sale agreement used in the successive transactions is likely to contain standard terms and conditions that previously will have been negotiated by the parties, which may result in reduced legal and other transaction costs.

     COMPLIANCE POLICIES. As a requirement for maintaining REIT status, the Company generally intends to distribute to the shareholders of the Company aggregate dividends equaling at least 95% of its REIT Taxable Income each year. See "Federal Income Tax Consequences -- Requirements For Qualification -- Annual Distribution Requirements."

     The Company has adopted certain compliance policies, including restrictions on acquiring, holding and selling Targeted Investments, to ensure that the Company continues to qualify as a REIT. Pursuant to such policies, before acquiring any Targeted Investment, the Manager will determine whether such Targeted Investment would constitute a Qualified REIT Real Estate Asset under the REIT Provisions of the Code. Substantially all of the Targeted Investments that the Company intends to acquire are expected to be Qualified REIT Real Estate Assets. The Guidelines require the Manager to regularly monitor the Company's Invested Portfolio and the income generated from its Invested Portfolio, including income from its hedging activities, in an effort to ensure that at all times the Company maintains its qualification as a REIT. Pursuant to the Guidelines, the Company has engaged a nationally recognized independent public accounting firm to assist it in developing internal accounting and testing procedures and to assist in monitoring and conducting quarterly compliance reviews to determine compliance with the REIT Provisions of the Code. See "Risk Factors -- Failure to Maintain REIT Status Would Have Adverse Tax Consequences."

     The Company's policy is to operate in a manner that will not subject it to regulation under the Investment Company Act. Accordingly, the Company may (i) invest in the securities of other issuers for the purpose of exercising control over such issuers, (ii) underwrite securities of other issuers, particularly in the course of disposing of portions of the Invested Portfolio, (iii) originate Mortgage Loans and (iv) issue securities in exchange for real estate or other assets. See "Risk Factors -- Failure to Maintain Exclusion From the Investment Company Act Would Restrict the Company's Operating Flexibility."

     FUTURE REVISIONS IN POLICIES AND STRATEGIES. The Board of Trust Managers has approved the operating policies and the strategies set forth in this Prospectus. The Board of Trust Managers has the power to modify or waive such policies and strategies without the consent of the shareholders of the Company to the extent that the Board of Trust Managers determines that such modification or waiver is in the best interest of the Company or the shareholders of the Company. Among other factors, developments in the market that affect the policies and strategies mentioned herein or which change the Company's assessment of the market may cause the Board of Trust Managers to revise its policies and strategies. See "Risk Factors -- The Company's Broad Discretion Creates Uncertainty."

DESCRIPTION OF TARGETED INVESTMENTS

     The following types of real estate related assets currently constitute Targeted Investments; however, the Company has broad discretion to vary the types of real estate related assets which constitute Targeted Investments from time to time (and to determine and vary from time to time the portion of the Invested Portfolio invested or to be invested in any particular type of Targeted Investment). See "Risk Factors -- The Company's Broad Discretion Creates Uncertainty." Also, see "Risk Factors" for a discussion of certain of the risks involved in connection with the Company's investments in the Targeted Investments.

     MORTGAGE LOANS

          PARTICIPATING LOANS. The Company intends to originate or acquire Mortgage Loans secured by mortgages or deeds of trust on commercial real estate which will typically entitle the Company to receive a stated interest rate (which may be fixed or variable) plus a portion of the pledged real estate's revenues or cash flow, or a specified percentage or fixed amount of the net proceeds from any sale or refinancing of the pledged real estate. Such Participating Loans may be Construction Loans, Rehabilitation Loans, Bridge Loans, Mezzanine Loans or other types of Mortgage Loans.

          CONSTRUCTION LOANS AND REHABILITATION LOANS. The Company believes, given the current favorable ratio of supply and demand for commercial real estate in many real estate markets in the United States, that continued economic growth and job creation will result in the construction and rehabilitation of commercial real estate projects. Accordingly, the Company believes there are significant opportunities to invest in or provide Construction Loans and Rehabilitation Loans. The Company intends to make Construction Loans and Rehabilitation Loans of up to 100% of total project costs if the Construction Loan or Rehabilitation Loan is secured by a first lien mortgage, deed of trust or deed to secure debt, as collateral security for the borrower's obligations with respect to the Construction Loan or Rehabilitation Loan. The Company may receive a stated fixed or variable interest rate on the Construction Loan or Rehabilitation Loan, and a percentage of the increase in the fair market value of the property securing repayment of that Construction Loan or Rehabilitation Loan, payable upon maturity or refinancing of the applicable Construction Loan or Rehabilitation Loan or upon the sale of the property. The Company may also offer Construction Loans and Rehabilitation Loans together with Mezzanine Loans to deliver a convenient, single financing source to commercial real estate owners and developers.

          MEZZANINE LOANS. The Company intends to take advantage of opportunities to provide Mezzanine Loans on commercial real estate that is subject to first lien mortgage debt. The Company believes that there is a growing need for mezzanine capital (i.e., capital representing the level typically between 75% and 100% of property value or cost, dependent upon the type and structure of the proposed transaction) as a result of current commercial mortgage lending practices setting Loan-to-Value Ratio targets as low as 65%. For example, in the case of a commercial real estate project subject to a first lien Mortgage Loan with a principal balance equal to 70% of the cost of the property, the Company could lend the owner of the property (typically a partnership) an additional 15% to 30% of the cost of the property. The Company's Mezzanine Loans may take the form of subordinated Mortgage Loans, commonly known as second mortgages, or, in the case of Mezzanine Loans originated for securitization, partnership loans (also known as pledge loans), joint venture interests or equity investments. The Company believes that as a result of (i) the significant changes in the lending practices of traditional commercial real estate lenders, primarily relating to more conservative Loan-to-Value Ratios, and
     (ii) the significant increase in securitized lending with strict Loan-to-Value Ratios imposed by the Rating Agencies, there will be increasing demand for mezzanine capital by property owners.

          Typically, as security for a Mezzanine Loan, the borrower would pledge to the Company either the real estate subject to the first lien (giving the Company a second lien position) or the limited partnership and/or general partnership interest in the borrower. If the borrower's general partnership interest is pledged, then the Company would be in a position to assume the operation of the real estate pursuant to a foreclosure proceeding in the event of a default by the borrower. By borrowing against the additional value in the real estate, the borrower obtains an additional level of liquidity to apply to real estate improvements or alternative uses. Mezzanine Loans generally will provide the Company with the right to receive a stated interest rate on the Mezzanine Loan balance plus various commitment and/or exit fees. In certain instances, the Company will negotiate to receive a percentage of gross revenues or cash flows from the real estate, payable to the Company on an ongoing basis, and a percentage of any increase in value of the real estate, payable upon maturity or refinancing of the Mezzanine Loan, or the Company will otherwise seek terms to allow the Company to charge an interest rate that would provide an attractive risk adjusted return. Alternatively, the Mezzanine Loans can take the form of a non-voting preferred equity investment in a single-purpose entity borrower.

          The Company may originate or acquire Mezzanine Loans in connection with Permanent Mortgage Loans on the same real estate.

          BRIDGE LOANS. The Company intends to actively pursue opportunities to originate and fund Mortgage Loans to owners and developers of commercial and multifamily real estate who need interim or "bridge" financing until permanent financing can be obtained. Such Mortgage Loans generally are not intended to be "permanent" in nature, but rather are intended to be of a relatively short-term duration, with extension options as deemed appropriate, and generally require a balloon payment of principal and interest at maturity. Bridge Loans are intended to be higher-yield loans with higher interest rates and commitment fees than Permanent Mortgage Loans. Property owners or developers in the market for Bridge Loans include, but are not limited to, traditional property owners and operators who desire to acquire a property before it has received a commitment for a Permanent Mortgage Loan from a traditional commercial mortgage lender, or a property owner or investor who has an opportunity to purchase its existing mortgage debt or third party mortgage debt at a discount. In addition, the Company believes that, as a result of the recent increase in commercial real estate securitization, there are attractive opportunities to originate Bridge Loans to owners of mortgaged properties that are temporarily prevented, as a result of timing and structural reasons, from securing Permanent Mortgage Loans through securitization. Bridge Loans are generally exposed to a higher default risk as well as the risk of extension of principal repayment terms due to the need for refinancing and minimal principal amortization. As they are associated with transfers of equity ownership, property repositioning and tenant lease-up, Bridge Loans bear the risk that operating strategies may not be successful, economic conditions may deteriorate and competitors may undertake competing strategies.

          DISTRESSED MORTGAGE LOANS. The Company may acquire Nonperforming Mortgage Loans or Subperforming Mortgage Loans secured by multifamily and commercial real estate. The Company may foreclose on such Mortgage Loans in an attempt to acquire title to the underlying Distressed Real Estate. If the Company acquires pools of Distressed Mortgage Loans (or pools of Mortgage Loans that are primarily Distressed Mortgage Loans), the Company's policy is that the due diligence to be performed before acquiring such Distressed Mortgage Loans or pools is to be substantially similar to the due diligence process described below in connection with the acquisition of performing pools of Mortgage Loans and in connection with the acquisition of Distressed Real Estate.

          REAL ESTATE POOLS. The Company may also acquire Mortgage Loans originated by or purchased from various suppliers of Mortgage Loans throughout the United States and abroad, such as savings and loan associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders. The Company may acquire Mortgage Loans directly from originators and from entities holding Mortgage Loans originated by others.

          In considering whether to acquire a pool of Mortgage Loans, the Company's policy is to require that the Manager perform certain due diligence tasks on behalf of the Company that reasonably may be expected to provide relevant and material information as to the value of the Mortgage Loans within that pool and whether the Company should acquire that pool.

     The Company's policy is to acquire or originate Mortgage Loans only at prices that are fair to the Company and that meet the Company's investment criteria. In determining the price of a Mortgage Loan, the Company will require that the Manager review and analyze a number of factors. These factors may include market conditions, market interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. They also may include yield to maturity of the Mortgage Loan, the liquidity of the Mortgage Loan, the limitations on the obligations of the seller with respect to the Mortgage Loan, the rate and timing of payments to be made with respect to the Mortgage Loan, the mortgaged property underlying the Mortgage Loan, the risk of adverse fluctuations in the market values of that mortgaged property as a result of economic events or governmental regulations, the historical performance and other attributes of the property manager responsible for managing the mortgaged property, relevant laws limiting actions that may be taken with respect to Mortgage Loans and limitations on recourse against the borrowers following realization on the collateral through various means, risks of timing with respect to Mortgage Loan prepayments, risks associated with geographic concentration of mortgaged property, environmental risks, pending and threatened litigation, junior liens and other issues relating to title, a prior history of real estate mortgage and other contractual defaults by affiliated parties on similar and dissimilar obligations, and other factors.

     It is generally expected that when the Company acquires Mortgage Loans, the seller will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans and it will agree to repurchase any Mortgage Loan with respect to which there is fraud or misrepresentation. The Company expects that it will provide similar representations and warranties when the Company sells or pledges Mortgage Loans as collateral for MBS. Although the Company will generally have recourse to the seller for any loss resulting from the breach of the seller's representations and warranties to the Company, the Company will generally be at risk for loss due to credit quality and to the extent the seller does not perform its repurchase obligations.

     The Company may retain a Subordinate Interest in the pools of Mortgage Loans it securitizes and may acquire Subordinate Interests in pools of Mortgage Loans securitized by others. The credit quality of Mortgage Loans and the MBS utilizing Mortgage Loans as the underlying collateral depends on a number of factors, including their Loan-to-Value Ratio, their terms and the geographic diversification of the location of the real estate securing the Mortgage Loans and, in the case of multifamily and commercial real estate, the creditworthiness of tenants and debt service coverage ratios.

     MORTGAGE-BACKED SECURITIES. The Company intends to acquire MBS, primarily non-investment grade classes of CMBS, from various sources. MBS typically are divided into two or more interests, sometimes called "tranches" or "classes." The senior classes are often securities which, if rated, would have ratings ranging from low investment grade "BBB" to higher investment grades "A," "AA" or "AAA." The junior, subordinated classes typically would include one or more non-investment grade classes which, if rated, would have ratings below investment grade "BBB." Such subordinated classes also typically include an unrated higher-yield, credit support class (which generally is required to absorb the first losses on the underlying Mortgage Loans).

     CMBS. CMBS generally are issued either as CMOs or Pass-Through Certificates. CMOs are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial Mortgage Loans or CMBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are Mortgage Loans. CMO bonds and Pass-Through Certificates may be issued or sponsored by private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. CMBS are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and are generally structured with one or more of the types of credit enhancement described below. In addition, CMBS may be illiquid. See "Risk Factors -- Risks Related to Investments in MBS."

     In most commercial Mortgage Loan securitizations, a series of CMBS is issued in multiple classes in order to obtain investment-grade credit ratings for the senior classes and thus increase their marketability. Each class of CMBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the Mortgage Loans comprising the collateral (i.e., mortgage pass-through securities or pools of whole Mortgage Loans securing or backing a series of CMBS) ("Mortgage Collateral") may cause the CMBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates. Although, with respect to commercial Mortgage Loans, there generally are penalties for or limitations on the ability of the borrower to prepay the Mortgage Loan. Interest is paid or accrued on CMBS on a periodic basis, typically monthly.

     The credit quality of CMBS depends on the credit quality of the underlying Mortgage Collateral. CMBS are collateralized generally by a more limited number of commercial or multifamily Mortgage Loans with larger principal balances than those of single-family Mortgage Loans. As a result, a loss on a single Mortgage Loan underlying a CMBS will have a greater negative effect on the yield of such CMBS, especially the Subordinated Investments in such CMBS.

     Among the factors determining the credit quality of the Mortgage Collateral will be the ratio of the Mortgage Loan balances to the value of the properties securing the Mortgage Loans, the purpose of the Mortgage Loans (e.g., refinancing or new purchase), the amount of the Mortgage Loans, their terms, the geographic diversification of the location of the real estate securing the Mortgage Loans, and the creditworthiness of tenants.

     The principal of and interest on the underlying Mortgage Loans may be allocated among the several classes of CMBS in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying Mortgage Loans. Subordinated Interests in CMBS carry significant credit risks. See "Risk Factors -- Risks Related to Investments in MBS." Typically, in a "senior-subordinated" structure, the Subordinated Interests provide credit protection to the senior classes by absorbing losses from Mortgage Loan defaults or foreclosures before such losses are allocated to more senior classes. Moreover, typically as long as the more senior classes of securities are outstanding, all prepayments on the Mortgage Loans generally are paid to those senior classes, at least until the end of a lock-out period, which typically is four years or more. In some instances, particularly with respect to Subordinated Interests in commercial Mortgage Loan securitizations, the holders of Subordinated Interests are not entitled to receive scheduled payments of principal until the more senior classes are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying Mortgage Loans, Subordinated Interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior classes. Accordingly, the Subordinated Interests are assigned lower credit ratings, or no ratings at all. Neither the Subordinated Interests nor the underlying Mortgage Loans are guaranteed by agencies or instrumentalities of the United States government or by other governmental entities and accordingly are subject, among other things, to credit risks. See "Risk Factors -- Risks Related to Investments in MBS."

     As a result of the typical "senior-subordinated" structure, the Subordinated Interests will be extremely sensitive to losses on the underlying Mortgage Loans. Accordingly, the holder of the Subordinated Interest is particularly interested in minimizing the loss frequency (the percentage of the Mortgage Loan balances that default over the life of the Mortgage Collateral) and the loss severity (the amount of loss on defaulted Mortgage Loans, i.e., the principal amount of the Mortgage Loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying Mortgage Loans.

     Losses on the Mortgage Collateral underlying the Company's MBS will depend upon a number of factors, many of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency on the Mortgage Collateral will reflect broad conditions in the economy generally and real property particularly, economic conditions in the local area in which the underlying mortgaged real estate is located, the Loan-to-Value Ratio of the Mortgage Loan, the purpose of the Mortgage Loan, and the debt service coverage ratio (with respect to commercial and multifamily Mortgage Loans). The loss severity on the Mortgage Collateral will depend upon many of the same factors described above, and will also be influenced by certain legal aspects of Mortgage Loans that underlie the MBS acquired by the Company, including the servicer's ability to foreclose on the defaulted Mortgage Loan and sell the underlying Mortgaged Collateral. Various legal issues affect the ability to foreclose on a Mortgage Loan or sell the Mortgaged Collateral. These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying Mortgage Collateral, in either case increasing the amount of loss with respect to the Mortgage Loans.

     In considering whether to acquire MBS, the Company's policy is to determine, in consultation with the Manager, the scope of review to be performed before the Company acquires that MBS, which will be designed to provide to the Company such information regarding the MBS as the Company and Manager determine to be relevant and material to the Company's decision regarding the acquisition of the MBS. The Company's policy generally is to require that the Manager perform due diligence substantially similar to that described above in connection with the acquisition of performing Mortgage Loans. The due diligence may include an analysis of (i) the underlying collateral pool, (ii) the prepayment and default history of the Mortgage Loans previously originated by the originator, (iii) cash flow analyses under various prepayment and interest rate scenarios (including sensitivity analyses) and (iv) an analysis of various default scenarios. The Company also may request that the Manager determine and advise the Company as to the price at which the Manager would recommend acquisition of the MBS by the Company, and the Manager's reasons for such advice. However, which of these characteristics (if any) are important and how important each characteristic may be to the evaluation of a particular MBS depends on the individual circumstances. Because there are so many characteristics to consider, each MBS must be analyzed individually, taking into consideration both objective data as well as subjective analysis.

     With respect to CMBS, the Manager will use sampling and other appropriate analytical techniques to determine on a loan-by-loan basis which Mortgage Loans will undergo a full-scope review and which Mortgage Loans will undergo a more streamlined review process. Although the choice is a subjective one, considerations that influence the choice for scope of review often include Mortgage Loan size, debt service coverage ratio, Loan-to-Value Ratio, Mortgage Loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the Mortgage Loan, a review of major leases for each property (if available); recent appraisals (if available), engineering and environmental reports (if available), and the price paid for similar CMBS by unrelated third parties in arm's length purchases and sales (if available) or a review of broker price opinions (if the price paid by a bona fide third party for similar CMBS is not available and such price opinions are available). For those Mortgage Loans that are selected for the more streamlined review process, the Manager's evaluation may include a review of the property operating statements, summary loan level data, third party reports, and a review of prices paid for similar CMBS by bona fide third parties or broker price opinions, each as available. If the Manager's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence will be performed.

     Many of the MBS to be acquired by the Company will not have been registered under the Securities Act, but instead initially will have been sold in private placements. These MBS will be subject to restrictions on resale and, accordingly, will have substantially more limited marketability and liquidity.

     Many special purpose trusts or corporations that issue multi-class MBS elect to be treated, for federal income tax purposes, as REMICs. The Company may acquire not only MBS that are treated as regular interests in REMICs, but also those that are designated as REMIC Residual Interests or as Non-REMIC Residual Interests. The cash flow generated by the Mortgage Loans underlying a series of CMOs is first applied to the required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The Residual Interests generally receive excess cash flows, if any, after making the foregoing payments. Unlike regular interests, CMO Residuals typically generate Excess Inclusion income or other forms of Taxable Income (including the accretion of market discount) that bear no relationship to the actual economic income that is generated by a REMIC. CMO Residuals that are required to report taxable income or loss, but receive no cash flow from the Mortgage Loans are called "Non-Economic". To the extent permitted by the REIT Provisions of the Code, the Company may conduct any purchases and sales of CMO Residuals in a fully taxable corporate subsidiary to prevent the liability for Excess Inclusion income from being passed to the Company's shareholders. See "Federal Income Tax Consequences -- Taxation of Shareholders -- Taxation of Taxable U.S. Shareholders" and "Federal Income Tax Consequences -- Proposed Tax Legislation and Possible Other Legislative Actions Affecting Tax Consequences."

     Any securitizations effected by the Company will generally create a Residual Interest. If the residual is a Non-Economic Residual Interest, the Company may incur a negative purchase price to dispose of it, or the Company may retain it in a fully taxable corporate subsidiary. See "-- Operating Policies and Guidelines -- Capital and Leverage Policies -- Securitizations."

     Subordinated Interests generally are issued at a significant discount to their outstanding principal balance, which gives rise to OID for federal income tax purposes. The Company will be required to accrue the OID as taxable income over the life of the related MBS on a level-yield method whether or not the Company receives the related cash flow. See "Federal Income Tax
Consequences -- Requirements For Qualification -- Annual Distribution Requirements."

     The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act generally exempts entities that are "primarily engaged in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). The Company intends to rely on current interpretations by the staff of the Commission in an effort to qualify for this exemption. To comply with the foregoing guidance, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. Generally, the Mortgage Loans in which the Company may invest constitute Qualifying Interests. While certain MBS may not constitute Qualifying Interests, the Company may seek to structure such investments in a manner in which the Company believes such interests may constitute Qualifying Interests. The Company may seek, where appropriate, to obtain foreclosure rights or other similar arrangements (including rights to control the oversight and management of the resolution of such Mortgage Loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions with respect to the underlying Mortgage Loans, however, there can be no assurance that it will be able to do so on acceptable terms. As a result of obtaining such rights, the Company believes that the related MBS will constitute Qualifying Interests for purposes of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its staff on this position. Any decision by the Commission or its staff advancing a position with respect to whether such MBS constitute Qualifying Interests that differs from the position taken by the Company could have a material adverse effect on the Company. See "Risk Factors -- Failure to Maintain Exclusion From the Investment Company Act Would Restrict the Company's Operating Flexibility."

     RMBS. The Company may also acquire interests, including Subordinated Interests, in RMBS. Such RMBS will consist primarily of securities backed by "non-conforming" Mortgage Loans, that is, single-family Mortgage Loans secured by liens on residential property that do not qualify for sale to GNMA, FNMA or FHLMC. Typically, non-conforming Mortgage Loans do not meet agency guarantee criteria because their principal balances exceed agency limits. Sometimes the Mortgage Loans or the borrower do not meet other agency credit underwriting standards. In addition, such RMBS may include Agency Certificates primarily issued by GNMA, FNMA or FHLMC, which represent interests in fixed rate or adjustable rate Mortgage Loans secured primarily by liens on single-family (one-to-four units) residential property.

     The process of a single-family Mortgage Loan securitization is similar to the process of a commercial Mortgage Loan securitization. As in CMBS, a typical RMBS series allocates the cash flow on the underlying Mortgage Loans so that the Subordinated Interests shield the more senior classes from losses due to defaults on the underlying residential Mortgage Loans, resulting in substantially greater credit risk to the Subordinated Interests.

     In addition to creating credit support for the more senior classes, another general goal in allocating cash flows from the Mortgage Loans to the various classes of a securitization, particularly an RMBS issuance, is to create certain tranches on which the expected cash flows have a higher degree of predictability than the cash flows on the underlying Mortgage Loans. As a general matter, the more predictable the cash flow is on a particular RMBS tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on certain other RMBS. As part of the process of seeking to create more predictable cash flows on certain tranches of a non-conforming Mortgage Loan securitization, one or more tranches generally must be created that absorb most of the changes in the cash flows from the Mortgage Collateral. The yields on these tranches generally are higher than prevailing market yields on MBS with similar expected average lives. Because of the uncertainty of the cash flows on these tranches, the market prices of, and yields on, these tranches are more volatile.

     Although Subordinated Interests in RMBS bear substantial credit risk, because of the structuring of cash flows typically provided in RMBS transactions, such Subordinated Interests generally tend to be less subject to a substantial prepayment risk. Typically, all prepayments of principal are allocated to the more senior, generally investment-grade, RMBS classes (for at least five years for fixed-rate Mortgage Loans and ten years for adjustable-rate Mortgage Loans) in order to increase the outstanding percentage of subordination. After this initial period during which prepayments are shifted to the more senior RMBS classes, prepayments then are made pro rata or more likely phased in over a five-year period until all classes are receiving their pro rata share. The net effect on the subordinated classes is a degree of call protection because the principal amounts of the subordinated classes are not reduced by prepayments of the Mortgage Loans, generally for at least five years. The structuring of cash flows generally creates a Subordinated Interest in RMBS with a longer but more predictable average life.

     The Company may also acquire interests, including Subordinated Interests, in RMBS secured by lower credit quality Mortgage Loans known as "B," "C" and "D" Mortgage Loans. B, C and D Mortgage Loans are made to borrowers who have credit histories of a lower overall quality than "A" borrowers. These credit histories generally result from previous repayment difficulties, brief job histories, previous bankruptcies or other causes. The loan-to-value ratio for a B, C and D Mortgage Loan is typically significantly lower than the loan-to-value ratio of an "A" Mortgage Loan, and the pass-through coupon of a B, C and D Mortgage Loan is typically higher than the coupon on an A Mortgage Loan. Although the Company does not currently anticipate investing in such RMBS, the Company may, in the future, consider investing in these types of RMBS in the event and to the extent the Company determines that market conditions or yields on such investments justify accepting the higher credit risk.

     COMMERCIAL REAL ESTATE. The Company intends to invest in commercial real estate, including properties which are newly developed, to be built, Net Leased Real Estate, REO Properties or other Distressed Real Estate. Such investment may be made directly by the Company or through partnerships or other entities formed with other parties, including members of the AMRESCO Group. The Company may also form one or more partnerships, the limited partnership interests in which would be convertible into Common Shares, for the purpose of enabling the Company to acquire real estate or interests therein from real estate owners on a tax deferred basis in exchange for such real estate or interests therein.

     Net Leased Real Estate. The Company intends to invest in Net Leased Real Estate on a leveraged basis. Net Leased Real Estate is generally defined as real estate that is net leased on a long-term basis (i.e., ten years or more) to tenants who are customarily responsible for paying all costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly rent to the landlord for the use and occupancy of the premises. The Company expects to acquire Net Leased Real Estate on a leveraged basis that will provide sufficient cash flow to provide an attractive return on its investment therein after debt service. Although the time during which the Company will hold Net Leased Real Estate will vary, the Company anticipates holding most Net Leased Real Estate for more than ten years, although there are no assurances that it will do so. The Company will focus on Net Leased Real Estate that is either leased to creditworthy tenants or is real estate that can be leased to other tenants in the event of a default of the initial tenant. See "Risk Factors -- Risks Related to Investments in Real
Estate -- Tenant Defaults and Bankruptcy May Cause Losses."

     The Company expects to have the tax depreciation associated with such investments to offset the non-cash accrual of interest on certain MBS and Mortgage Loans, including the OID generally associated with either MBS that are issued at a discount from par or Participating Loans and the "phantom" taxable income associated with other MBS derivatives.

     REO Properties and Other Distressed Real Estate. The Company believes that under appropriate circumstances the acquisition of multifamily and commercial real estate, including REO Properties and other Distressed Real Estate, may offer significant opportunities to the Company. The Company's policy will be to cause the Manager to conduct an investigation and evaluation of the real estate proposed to be purchased before purchasing such real estate. Prior to purchasing real estate, the Manager generally will obtain and analyze rent and sale comparables for the real estate contemplated to be acquired. The Manager will either obtain a Phase I environmental assessment or review a previously obtained Phase I environmental assessment (if available) for each property prior to its acquisition by the Company. This information will be used to supplement other due diligence that will be performed by the Manager's employees.

     The Company's policy generally is to request that the Manager include within its due diligence review and analysis of the real estate contemplated to be acquired by the Company a review of market studies for each geographic market designated by the Company in which the real estate proposed to be purchased is concentrated. The Company may request that such studies include area economic data, employment trends, absorption rates and market rental rates. The Company's policy is that such due diligence analyses generally also include (i) site inspections of significant properties (and, if the Company determines that such a review will be cost-effective, a random sampling of less significant properties) and (ii) a review of all property files and documentation that are made available to the Company or the Manager. The Company generally will require that the Manager's review include, to the extent possible, examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals, engineering reports and environmental reports, among other due diligence items.

     The Company's policy is that the process of determining the fair market value of real estate is to utilize those procedures that the Company and the Manager deem relevant for the specific real estate being evaluated, which procedures need not be the same for each property being evaluated. Sources of information that may be examined in determining the fair market value of a property may include one or more of the following: (a) current and historical operating statements; (b) existing or new appraisals; (c) sales comparables; (d) industry statistics and reports regarding operating expenses; (e) existing leases and market rates for comparable leases; (f) deferred maintenance observed during site inspections or described in structural and engineering reports; and
(g) correspondence and other documents and memoranda found in the files of the seller of that real estate or other relevant parties.

     The Manager is expected to develop projections of net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. The Manager will compare its estimates of revenue and expenses to historical operating statements and estimates provided in appraisals and general industry and regional statistics. Market capitalization rates and discount rates are then applied to the cash flow projections to estimate values. These values are then compared to available appraisals and market sale comparables to determine recommended bid prices for each property. The amount offered by the Company generally will take into account projected holding periods, capital costs and projected profit expectations, and will be the price that the Manager estimates is sufficient to generate an acceptable risk-adjusted return on the Company's investment.

     After the Company acquires Distressed Real Estate, the Company's goal will be to improve management of that property so as to increase its cash flow. See "Risk Factors -- Risks Related to Investments in Real Estate -- Reliance on Third Party Operators May Adversely Affect Results." If cash flows can be increased and the net operating income stabilized, the Company may seek an opportunity to sell the real estate. The length of time the Company will hold Distressed Real Estate may vary considerably from property to property, and will be based in part on the Manager's analysis and conclusions as to the best time to sell some or all of them and will be subject to certain limitations imposed by the REIT Provisions of the Code.

     OTHER INVESTMENTS. The Company may also pursue a variety of complementary commercial real estate and finance-related businesses and investments in furtherance of its investment policies and strategies. Such activities may include, but are not limited to, foreign real estate-related asset investments and investing in (or lending to) other REITs and similar companies. Any lending with regard to the foregoing may be on a secured or an unsecured basis and will be subject to risks similar to those attendant to investing in Mortgage Loans, MBS and commercial real estate. The Company seeks to maximize yield by managing credit risk through credit underwriting, although there can be no assurance that the Company will be successful in this regard.

     Investment in Other Entities. The Company may acquire equity interests or make other investments in other REITs, registered investment companies, partnerships and other investment funds and real estate operating companies to the extent permitted by the REIT Provisions of the Code when the Manager believes that such purchase will yield attractive returns on capital employed. When the stock market valuations of such companies are low in relation to the market value of their assets, such stock purchases can be a way for the Company to acquire an interest in a pool of Targeted Investments at an attractive price. The Company may also decide in the future to pursue business acquisition opportunities that it believes will complement the Company's operations.

     Foreign Investments. The Company may acquire or originate Mortgage Loans to foreign borrowers secured by real estate located outside the United States or may acquire such real estate. The Company intends that any such investments in real estate or Mortgage Loans secured by real estate located in foreign countries will be primarily in countries in which the AMRESCO Group conducts business or has invested or made Mortgage Loans in the past (currently Canada, the United Kingdom and Mexico). Investing in real estate related assets located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion. The Company may attempt to mitigate such currency risks, to the extent practicable, depending on the nature of the investment. For example, the Company may originate Mortgage Loans or acquire Net Leased Real Estate which require payments or are otherwise denominated in U.S. dollars. The Company may be subject to foreign income tax with respect to its investments in foreign real estate related assets. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's shareholders.

THE INITIAL ASSETS

     To date, the Company has identified five Mortgage Loans to purchase or originate with the proceeds of the Offering, subject to, among other things, the review and approval of the Company's Investment Committee. See "Risk
Factors -- Risks of Loss on the Initial Assets." There can be no assurance that any of such Mortgage Loans will be purchased or originated by the Company. Each of the Initial Assets is currently owned (if the Mortgage Loan is currently existing) or being negotiated (if the Mortgage Loan has not yet been originated) by AMRESCO Funding. With respect to each Initial Asset which is originated by AMRESCO Funding prior to the closing of the Offering, the Company has issued a non-binding commitment to purchase such Initial Asset from AMRESCO Funding, and AMRESCO Funding has agreed to sell such Initial Asset to the Company, for an amount equal to the aggregate outstanding principal balance thereof as of the date of purchase, plus accrued and unpaid interest to the date of purchase. With respect to Initial Assets which are not originated prior to the closing of the Offering, AMRESCO Funding has agreed to transfer its rights to originate such Mortgage Loans to the Company after the closing of the Offering, without charge, if the Company's Investment Committee determines that the Company should originate the proposed loans. If the Company purchases any Initial Asset from AMRESCO Funding, AMRESCO Funding will pay to the Company the unamortized portion of any loan origination fee paid to AMRESCO Funding by the applicable borrower (typically equal to 1% to 2% of the committed amount of the loan), less AMRESCO Funding's actual cost in underwriting and closing such loan. Each of the Mortgage Loans included in the Initial Assets is or is expected to be non-recourse to the applicable borrower, and each borrower is or is expected to be a newly formed or to-be-formed special purpose entity with no operating history and no significant assets other than the property pledged to secure the applicable Mortgage Loan. None of the Mortgage Loans included in the Initial Assets are to related borrowers or are secured by related properties.

     Loan One. The first Mortgage Loan identified for purchase by the Company with the net proceeds of the Offering ("Loan One") is a $6 million non-recourse Rehabilitation Mezzanine Loan secured by a second lien on a 956,114 (approximate) square foot mixed-use development located in north-central Columbus, Ohio. The improvements securing Loan One were built in 1973, are located on 59 acres and include 117,181 square feet of office space, 160,376 square feet of retail space, a 125,000 square foot athletic club, a 28,723 square foot food court/French market and 596 multifamily apartment units. Based on information provided by the proposed borrower to AMRESCO Funding to date, the Company believes that approximately 91.7% of the property is currently occupied.

     Loan One was originated by AMRESCO Funding on February 20, 1998. Of the $7 million committed amount, $6 million was funded at the closing of the loan. Funded proceeds of Loan One were used by the borrower to fund a portion of the purchase price for the mortgaged property. The remaining $17 million of the purchase price for the mortgaged property was furnished to the borrower by Credit Suisse First Boston Mortgage Capital LLC (an affiliate of one of the Underwriters), which has a first lien on the mortgaged property.

     Loan One bears interest at 15% per annum. Payments of interest only are due monthly commencing April 1, 1998, until the loan is paid in full. All principal, and all remaining accrued and unpaid interest on the loan, are due on March 31, 2001. Certain of the borrower's excess cash flow is required to be applied toward payments of principal and interest on the loan. In addition to a second lien on the mortgaged real property, Loan One is also secured by a pledge of the partnership interests of each partner in the borrower and limited guaranties of certain recourse carve-outs by the three owners of the general partner of the borrower.

     The borrower is in the process of formulating a business plan to redevelop the mortgaged real property. The borrower's tentative 3-year redevelopment budget is approximately $20.3 million. In the event that AMRESCO Funding (or its assignee) does not commit to provide the redevelopment financing by May 25, 1998, it must advance an additional $1 million to the borrower on May 25, 1998 to fund deferred maintenance costs. If AMRESCO Funding (or its assignee) provides the redevelopment financing for the mortgaged real property, prepayments on Loan One are generally prohibited until February 20, 1999 (except for certain payments required to be made out of excess cash flow). The loan documents governing Loan One contain standard representations and warranties by the borrower, including customary representations regarding environmental matters, compliance with laws, the payment of taxes and the maintenance of insurance. The Company believes, based upon the due diligence conducted by AMRESCO Funding, that the project is, and will continue to be when the proposed renovation is complete, suitable for its intended use.

     The senior indebtedness on the real property securing Loan One, in the original principal amount of $17 million, bears interest initially at a per annum rate equal to 300 basis points over the 30-day LIBOR rate and requires the borrower to pay a $170,000 exit fee. Payments of interest only are due monthly. All principal and all accrued and unpaid interest are due February 1, 2001. The borrower has a one-year extension option which may be exercised upon thirty days' notice and payment of a 1% extension fee, if the borrower's debt service coverage ratio is then greater than 1.35 to 1. The per annum interest rate on the senior indebtedness will decrease to 275 basis points over the 30-day LIBOR rate after the proposed renovation is completed if the borrower's debt service coverage ratio is then greater than 1.15 to 1. If the borrower's debt service coverage ratio is less than 1.15 to 1 after the proposed renovation is completed, the borrower's net cash flow (after debt service and operating expenses are paid) must be applied to the reduction of principal on the senior indebtedness. The senior indebtedness is non-recourse to the borrower, except for certain standard recourse carve-outs, and prepayments are prohibited until October 1, 1999. Pursuant to the intercreditor agreement between Credit Suisse First Boston Mortgage Capital LLC and AMRESCO Funding regarding Loan One, AMRESCO Funding (or its assignee) is prohibited from foreclosing on the mortgaged real property without the consent of Credit Suisse First Boston Mortgage Capital LLC, or from accepting payments on Loan One while the first lien loan is in default, but has rights to cure defaults or purchase the first lien loan in the event of a default thereunder.

     The property securing Loan One is not currently subject to any option or contract to sell.

     Loan Two. The second Mortgage Loan which the Company has identified for purchase or origination with the net proceeds of the Offering ("Loan Two") is a proposed $12.8 million non-recourse Participating Construction Loan for the acquisition of approximately 10.2 acres of land located in a master planned residential community near Houston, Texas and the construction thereon of a 236 unit multifamily apartment property. The proposed borrower has not yet entered into any leases with respect to the proposed project. AMRESCO Funding has issued a terms letter dated March 30, 1998 (the "Loan Two Terms Letter") to originate Loan Two. The proposed borrower has paid a good faith deposit for the loan in the amount of $20,000, and AMRESCO Funding and the proposed borrower are currently negotiating loan documents. However, there can be no assurance that Loan Two will be closed and funded.

     The Loan Two Terms Letter provides that the proposed Loan Two would bear interest at an accrual rate of 11.5% per annum and be due and payable monthly at a pay rate of 10% per annum. Certain excess cash flow would be required to be applied to the payment of accrued and unpaid interest and then to principal. All principal, and all accrued and unpaid interest, would be due 24 months after the closing of the loan. The borrower would have two six-month extension options with the payment of a 1% extension fee for each extension. Prepayments would not be permitted during the first year, other than out of proceeds from an approved sale, or from certain excess cash flow. In addition, the Loan Two Terms Letter provides that the lender would be entitled to 60% of the net profits, if any, from the sale or refinancing of the mortgaged property (calculated after the loan has been paid in full) until the lender has received a return of 18% per annum. The proposed borrower has not entered into any option or contract to sell the property proposed to secure Loan Two. The Loan Two Terms Letter also provides that the lender would have a first right of refusal on long-term take-out financing for the mortgaged property.

     The Loan Two Terms Letter contemplates that AMRESCO Funding (or its assignee) would provide up to $1.85 million of the total loan amount to finance the acquisition of the land, commence construction and finance closing costs. The balance of the loan proceeds would be disbursed according to the construction budget, subject to customary retainage, upon AMRESCO Funding's (or its assignee's) satisfaction with the completion of the subject construction and the performance by the borrower of certain customary conditions. The Loan Two Terms Letter requires the borrower to maintain a minimum of $150,000 cash equity in the property, to cover all cost overruns and to defer development fees of $389,000 until the loan is paid. In addition to a first lien on the apartment property, Loan Two would also be secured by all ownership interests in the borrower and the limited guaranties of the principals. The borrower would be required to make customary representations and warranties, including customary representations concerning environmental matters, compliance with laws, the payment of taxes and the maintenance of insurance. The Company believes, based upon the due diligence conducted to date by AMRESCO Funding, that the project, when complete, will be suitable for its intended use.

     Loan Three. The third Mortgage Loan which the Company has identified for purchase or origination with the net proceeds of the Offering ("Loan Three") is a proposed $40 million non-recourse Rehabilitation Loan to refinance the acquisition and finance the renovation of a 403,000 (approximate) square foot office/research and development building located in Massachusetts to a class-A office facility. AMRESCO Funding has issued a commitment for Loan Three dated March 31, 1998 (the "Loan Three Commitment"). The borrower has paid a good faith deposit in the amount of $150,000 for Loan Three. AMRESCO Funding and the borrower are currently negotiating loan terms and AMRESCO Funding is performing its underwriting. However, there can be no assurance that Loan Three will be closed and funded. The Loan Three Commitment provides that the proposed Loan Three would bear interest at a rate of 10.5% per annum and have an initial term of 24 months. Prepayments would not be permitted during the first year, other than out of proceeds from an approved sale, or from certain excess cash flows. The property proposed to secure Loan Three is not currently subject to any option or contract to sell. The Loan Three Commitment contemplates that AMRESCO Funding (or its assignees) would make an initial advance under the loan in the amount of approximately $10 million, and subsequent advances for project costs as they are incurred. The Loan Three Commitment requires the borrower to maintain an approximately 19% equity interest in the property.

     The Loan Three Commitment does not require any portion of the project to be pre-leased and no leases have yet been entered into with respect to the project. The Company believes, based on overall occupancy rates and conditions in the submarket in which the property proposed to secure Loan Three is located, that the borrower will be able to enter into leases at competitive rates. However, the Company believes, based upon information provided by the prospective borrower to AMRESCO Funding to date, that there are at least two projects currently under construction in such submarket and at least two other projects currently planned for construction, each of which, if completed, are expected to compete for tenants with the property securing

Loan Three. Accordingly, the market conditions may become more competitive and the proposed borrower may not be able to enter into leases in a timely manner or may be required to enter into leases at reduced rates. See "Risk
Factors -- Competition Could Reduce Income to the Company."

     The property proposed to secure Loan Three is part of an 83 acre facility formerly owned by Continental Assurance Company and operated by Raytheon Electronic Systems, a division of Raytheon Company ("Raytheon") from 1955. Raytheon ceased operations on, and substantially vacated, the property in 1995. The property has remained substantially vacant since 1995. An environmental site assessment which included extensive subsurface soil and groundwater testing, was conducted by Raytheon in 1996. The environmental site assessment disclosed the presence of asbestos-containing materials ("ACM") in certain of the buildings located on the subject property, hydrocarbon concentrations above reportable limits impacting what appeared to be a limited area of soil, a release of No. 6 fuel oil from a 20,000-gallon underground storage tank that had been removed in 1992, and the presence of oil and hazardous material ("OHM") containing metals and volatile organic compounds, including polychlorinated biphenyls and polynuclear aromatic hydrocarbons in drywells on the property. Significantly lower levels of OHM were also detected in catch basins and within wetland sediments adjacent to the property. Impact at the drywells has been abated by Raytheon through soil removal actions conducted as Limited Response Actions performed under the requirements imposed by Massachusetts Contingency Plan regulations.

     The environmental site assessment concluded that the release of No. 6 fuel oil did not pose an eminent hazard and that the groundwater contamination associated with the release had a low potential to impact current public water supplies. The assessment also indicated that Raytheon was to conduct a Limited Response Action to remove the hydrocarbons detected in the property. As part of the rehabilitation costs associated with the property, the proposed borrower on Loan Three has budgeted approximately $550,000 of the proceeds of Loan Three to remediate the contamination associated with the release of the No. 6 fuel oil and approximately $300,000 of the proceeds of Loan Three to abate the ACM. Further due diligence regarding the environmental condition of the property and compliance with the requirements of the Massachusetts Contingency Plan requirements will be conducted during the underwriting of Loan Three. However, should the due diligence not detect any other significant environmental problems and Loan Three closes as currently anticipated, no assurance can be given that such due diligence will have identified all areas of potential impact to soil, groundwater or other media or that the actual costs to remediate any contamination that is or has been detected will not exceed the costs estimated at the time the loan is closed. The discovery of unknown environmental conditions or increased costs could limit the ability of the Company to recover all of its interest and/or principal on Loan Three and may expose the Company to additional liability. As a condition to the origination of Loan Three, the Company would require that the borrower indemnify the Company for any environmental liability or other losses incurred by the Company as a result of any environmental problem associated with the real property securing Loan Three. The proposed borrower, which was formed in December 1997, has no operating history and is not expected to have any material assets other than the property proposed to secure Loan Three. As of December 31, 1997, the proposed borrower's balance sheet reflected (i) total assets of approximately $19.3 million (consisting of real property valued at approximately $17.3 million, cash of approximately $1.7 million and capitalized organizational costs of approximately $300,000), (ii) total liabilities of approximately $7.5 million and (iii) owners' equity of approximately $11.8 million. Prior to the funding of Loan Three, the proposed borrower is expected to use or to have used all or a significant portion of its cash in connection with the proposed rehabilitation. Upon the funding of Loan Three, the proposed borrower is not expected to have any significant assets and will have no requirement to maintain any specified amount of assets in the future, other than the real property proposed to secure Loan Three. Therefore, there can be no assurance that the borrower will have the ability to satisfy its indemnification obligation under Loan Three. See "Risks Related to Investments in Real Estate -- Real Estate With Hidden Environmental Problems Will Increase Costs and May Create Liability for the Company," "Risk Factors -- Real Estate With Known Environmental Problems May Create Liability for the Company" and "Risk Factors -- Risks of Loss on Initial Assets."

     The borrower would also be required to make customary representations concerning compliance with laws and the payment of taxes and insurance. The Company believes, based upon the due diligence conducted by AMRESCO Funding to date, that the project, when complete, will be suitable for its intended use.

     Real estate taxes on the mortgaged real property are expected to be assessed at a rate of $17.95 per $1,000 in value, based on certain information provided by the proposed borrower to AMRESCO Funding.

     Loan Four. The fourth Mortgage Loan which the Company has identified for purchase or origination with the net proceeds of the Offering ("Loan Four") is a $14.7 million non-recourse Participating Mezzanine Construction Loan for the construction of an 11 story multi-tenant office building containing 300,887 (approximate) net rentable square feet and an adjoining five level parking structure located in a suburb of Dallas, Texas. The borrower has not yet entered into any leases with respect to the to-be-constructed office building. Loan Four includes a $2.45 million interest reserve.

     Loan Four was originated by AMRESCO Funding on March 30, 1998. Loan Four bears interest at an accrual rate of 12% per annum. Payments of interest only are due and payable monthly at a pay rate of 10% per annum. A portion of excess cash flow will be applied to payment of accrued and unpaid interest until the lender has received a 12% return. Any remaining operating cash flow will be applied to the principal balance of Loan Four and any excess may be retained by the borrower. In addition, Loan Four provides that the lender will receive 100% of any appreciation in the value of the mortgaged real property until the lender has achieved a 15% per annum return. After the borrower has received a 15% return on its equity,then the lender is entitled to a 30% interest in the appreciation in value of the project until the lender achieves a 20% per annum return on its investment and, finally, the lender will then be entitled to a 20% interest in any appreciation in the value of the project, with a maximum 25% per annum return to the lender. The to-be-built project securing Loan Four is not subject to any option or contract to sell. All principal and accrued and unpaid interest, including any shared appreciation contingent interest, will be due and payable on March 30, 2001. The borrower has two extension options of one year each, subject to satisfaction of certain conditions, including reaching certain leasing parameters and the payment of a 1% extension fee. The developer has provided a completion guaranty and a limited guaranty of certain recourse carve-outs.

     Construction of the improvements will be financed with a $26.2 million first lien senior Construction Loan to be made by Guaranty Federal Bank, FSB, the Company's Mezzanine Loan of $14.7 million and a borrower equity contribution of approximately $5.2 million. Loan proceeds will be disbursed according to the construction budget, subject to customary retainage, upon AMRESCO Funding's (or its assignee's) satisfaction with the completion of the subject construction and the performance by the borrower of certain customary conditions. The documents governing Loan Four contain certain customary representations and warranties, including customary representations concerning environmental matters, compliance with laws, the payment of taxes and the maintenance of insurance. The Company believes, based on due diligence conducted by AMRESCO Funding, that the project, when complete, will be suitable for its intended use.


     The senior indebtedness bears interest at a per annum rate based on the senior lender's prime rate plus .25%, unless the borrower chooses an alternative adjustable rate of 200 basis points over the Eurodollar rate (for any period from one to twelve months, at the borrower's option). Payments of accrued and unpaid interest are due and payable monthly. All outstanding principal, plus all accrued and unpaid interest, will be due and payable on March 30, 2001. The borrower has two 12-month extension options, each of which may be exercised upon the payment of an extension fee in an amount equal to 1/8% of the principal amount of the debt, provided the borrower has a debt service coverage ratio of greater than or equal to 1.25 to 1 and satisfies certain other customary conditions. If the senior indebtedness is extended, the borrower will be required to make payments toward reduction of principal on the senior indebtedness of $16,500 per month during the first extension period and $18,000 per month during the second extension period. The senior indebtedness, which is recourse to the borrower, is also secured by a letter of credit in the amount of 10% of the outstanding principal amount of the senior indebtedness, which letter of credit will be released upon completion of the proposed construction and satisfaction of certain other conditions. Pursuant to the intercreditor agreement between Guaranty Federal Bank, FSB and AMRESCO Funding, AMRESCO Funding is prohibited from accepting payments on Loan Four while the first lien loan is in default, but has rights to cure defaults or purchase the first lien loan in the event of a default thereunder.


     Loan Five. The fifth Mortgage Loan which the Company has identified for origination or purchase with the net proceeds of the Offering ("Loan Five") is a proposed $26.5 million non-recourse senior Participating Mortgage Loan for the acquisition of a four-building industrial office complex located on 173 acres in Rhode

Island, and containing 769,551 (approximate) net rentable square feet, and the completion of certain tenant improvements, renovations and lease-up of the project. AMRESCO Funding has issued a commitment dated April 13, 1998 (the "Loan Five Commitment") to originate Loan Five and AMRESCO Funding and the borrower are currently negotiating loan documents while AMRESCO Funding completes its underwriting process. There can be no assurance that Loan Five will close or be funded.

     Loan Five is proposed to bear interest at an accrual rate of 13.5% per annum and be due and payable monthly at a pay rate of 10% per annum. All principal, and all accrued and unpaid interest, would be due 36 months from the closing of Loan Five. All of cash flow from operations from the property after the payment of certain approved operating expenses would be required to be applied to pay accrued and unpaid interest at the pay rate and to fund certain required reserves. The lender would be entitled to receive 20% of net cash flow from operations to be applied to accrued and unpaid interest at the accrual rate. In addition, the lender would be entitled to a 20% interest in any proceeds from the sale or refinancing of the project (which are in excess of all principal and pay rate interest payments on Loan Five, payment to the borrower of a 10% return on borrower's equity and the payment of any unreturned borrower's equity), until the lender has achieved a 20% per annum return. The property has not yet been acquired by the proposed borrower and the proposed borrower has not entered into contract for the re-sale of the property.

     A portion of the loan proceeds equal to $24.7 million would be used by the borrower to purchase the real property. The remainder of the loan proceeds would be used to finance tenant improvements ("TI"), renovations and lease-up. The portion of the loan amount allocated to TI, renovations and leasing would be required to be disbursed according to budget, subject to customary retainage and other customary procedures.

     As conditions to the origination of Loan Five, the Loan Five Commitment requires the borrower to maintain a minimum of $1.4 million of equity in the mortgaged property, and to pre-lease at least 440,000 square feet of such property to an approved tenant pursuant to an approved triple net lease. The property is currently occupied and operated on a limited basis by its current owner. Neither the current owner nor the proposed borrower has entered into any leases with respect to the property. See "Risk Factors -- Competition Could Reduce Income to the Company." In addition to a first lien on the property, the Company would have a security interest in all ownership interests of the borrower, and the limited guaranties of certain principals of the borrower of certain recourse carve-outs. Prepayments would be prohibited for the first 12 months after the closing of Loan Five, and the borrower would be required to grant to AMRESCO Funding (or its assignee) the first right to negotiate to provide a Permanent Mortgage Loan to refinance Loan Five. Finally, the borrower would be required to make customary representations concerning environmental matters, compliance with laws, the payment of taxes and the maintenance of insurance. The Company believes, based on due diligence conducted by AMRESCO Funding to date, that the mortgaged property is suitable for its intended use.

     Set forth below is a summary of certain of the material terms of the Initial Assets, as currently proposed.

                                                                   LOCATION OF   GENERAL DESCRIPTION OF     ACCRUAL
                                       MAXIMUM      LOAN AMOUNT    REAL ESTATE        REAL ESTATE        INTEREST RATE
                       LOAN TYPE(1)  LOAN AMOUNT   FUNDED TO DATE   COLLATERAL       COLLATERAL(7)        (PER ANNUM)
                       ------------  -----------   --------------  -----------   ----------------------  -------------
Loan One               Rehabilitation $7.0 million $6.0 million    Ohio          956,114 sq ft (approx)  15%
                       Mezzanine                                                 mixed use facility
                       Loan                                                      built in 1973
                                                                                 (including office
                                                                                 space, retail space,
                                                                                 an athletic club,
                                                                                 a food court and 598
                                                                                 apartments)
Loan Two(2)            Participating $12.8         (2)             Texas         (To be built) 236-unit  11.5% (plus
                       Construction  million                                     apartment complex       shared
                       Loan                                                      located on 10.2 acres   appreciation
                                                                                                         capped at 18%
                                                                                                         return)
Loan Three(3)          Rehabilitation $40.0        (3)             Massachusetts 403,000 (approx) sq ft  10.5%
                       Loan          million                                     office/R&D building
                                                                                 built in 1955
Loan Four              Participating $14.7         $1,000          Texas         (To be built) 11        12% (plus
                       Mezzanine     million                                     story, 300,887          shared
                       Construction                                              (approx) sq ft          apprecia-
                       Loan                                                      multi-tenant office     tion capped
                                                                                 building                at 25%
                                                                                                         return)
Loan Five(4)           Participating $26.5         (4)             Rhode Island  A four building         13.5% (plus
                       Loan          million                                     industrial/R&D/ office  shared
                                                                                 complex on 173 acres    appreciation
                                                                                 built from 1960 to      capped at 20%
                                                                                 1990 and containing     return)
                                                                                 769,551 (approx) net
                                                                                 rentable sq ft

                                           PAYMENT SCHEDULE
                                      --------------------------
                       MATURITY DATE    INTEREST     PRINCIPAL        PREPAYMENTS      ADDITIONAL COLLATERAL
                       -------------  ------------  ------------      -----------      ---------------------
Loan One               03/31/2001     Monthly(5)    All due at    Prohibited until     Ownership interests
                                                    maturity(5)   February 20,         in borrower; limited
                                                                  1999(6) (unless      guarantees of
                                                                  lender does not      recourse carve-outs
                                                                  provide permanent
                                                                  financing)
Loan Two(2)            24 months      Monthly at a  All due at    Prohibited for the   Ownership interests
                       from close(2)  pay rate of   maturity(5)   first 12 months(6)   in borrower; limited
                                      10% per                                          guarantees of
                                      annum;                                           recourse carve-outs
                                      deferred                                         and of completion and
                                      interest due                                     cost overruns
                                      at
                                      maturity(5)
Loan Three(3)          24 months      Monthly(5)    All due at    Prohibited for the   Ownership interests
                       from close(3)                maturity(5)   first 12 months(6)   in borrower; limited
                                                                                       guarantees of
                                                                                       recourse carve-outs
                                                                                       and of completion and
                                                                                       cost overruns
Loan Four              3/30/2001      Monthly at a  All due at    Prohibited for the   Ownership interests
                                      pay rate of   maturity(5)   first 18 months(6)   in borrower; limited
                                      10% per                                          guarantees of
                                      annum;                                           recourse carve-outs
                                      deferred                                         and of completion and
                                      interest due                                     cost overruns
                                      at
                                      maturity(5)
Loan Five(4)           36 months      Monthly at a  All due at    Prohibited for the   Ownership interests
                       from close(4)  pay rate of   maturity(5)   first 12 months(6)   in borrower; limited
                                      10% per                                          guarantees of
                                      annum;                                           recourse carve-outs
                                      deferred                                         and of completion and
                                      interest due                                     cost overruns
                                      at
                                      maturity(5)

---------------

(1) Each of the Initial Assets is (or will be) non-recourse to the applicable borrower, and each borrower is (or is expected to be) a newly formed or to-be-formed special purpose entity with no operating history and no significant assets other than the property pledged to secure the applicable Mortgage Loan.

(2) Loan Two is currently being negotiated. It is expected to close in approximately May 1998; however, there can be no assurance that Loan Two will close.

(3) Loan Three is currently being negotiated. It is expected to close in approximately May 1998; however, there can be no assurance that Loan Three will close.

(4) Loan Five is currently being negotiated. It is expected to close in approximately May 1998; however, there can be no assurance that Loan Five will close.

(5) Or earlier upon a prior approved sale of the property. Earlier payments are also required out of excess cash flow.

(6) Except for payments required out of excess cash flow.

(7) Each of the proposed borrowers owns or is expected to own a fee simple interest in the mortgaged real property.

EMPLOYEES

     The Company initially expects not to have any employees other than officers, each of whom will also be employees of the Manager. See "Management of the Company" and "The Manager."

FACILITIES

     The executive offices of the Company, the Manager and AMRESCO are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201.

LEGAL PROCEEDINGS

     There are no pending legal proceedings to which the Company is a party or to which any property of the Company is subject.

                           MANAGEMENT OF THE COMPANY

EXECUTIVE OFFICERS AND TRUST MANAGERS OF THE COMPANY

     The executive officers of the Company are as follows:

NAME                                 AGE                         POSITION
----                                 ---                         --------
Mark D. Gibson.....................  38    President and Chief Executive Officer
Thomas J. Andrus...................  41    Executive Vice President and Chief Financial Officer
Rebecca Kuban......................  42    Executive Vice President and Chief Investment Officer
Jonathan S. Pettee.................  38    Executive Vice President and Chief Operating Officer
Michael L. McCoy...................  42    Senior Vice President, General Counsel and Secretary
John M. Jumonville.................  38    Vice President and Treasurer
Thomas R. Lewis....................  35    Vice President and Controller

     Mark D. Gibson is President and Chief Executive Officer of the Company and a member of the Board of Trust Managers. Mr. Gibson also serves as President and Chief Executive Officer of the Manager and as President of Holliday Fenoglio Fowler. Mr. Gibson joined Holliday Fenoglio Fowler in 1984 and served at Holliday Fenoglio Fowler in various capacities until becoming President in April 1996. Prior to joining Holliday Fenoglio Fowler, Mr. Gibson was employed by Bank of the Southwest in various capacities from 1981 to 1984, including Vice President of Commercial Lending. Mr. Gibson holds a B.B.A. degree in Finance from The University of Texas.

     Thomas J. Andrus is Executive Vice President and Chief Financial Officer of both the Company and the Manager. Since May 1995, Mr. Andrus has also served as Vice President and Treasurer of AMRESCO, where his primary responsibilities include financing, capital raising, investor relations, asset liability management, cash management, insurance and strategic planning. Mr. Andrus has been employed by the AMRESCO Group in various capacities since 1987, including Managing Director of Asset Marketing (with responsibility for directing the marketing activities for loan and real estate assets) and Director and Senior Vice President of Asset Management (with responsibility for directing the management and liquidation of distressed commercial and real estate loans). Prior to 1987, Mr. Andrus was employed by KPMG Peat Marwick, as Manager in the Management Consulting Department, and NationsBank of Texas in various capacities including Senior Vice President of Special Assets and Vice President of Commercial Lending. Mr. Andrus holds a B.S. degree in Finance from Trinity University and an M.B.A. degree from Texas A&M University.

     Rebecca Kuban is Executive Vice President and Chief Investment Officer of both the Company and the Manager. Until March 1998, Ms. Kuban served as the Senior Credit Officer of the commercial finance group of the AMRESCO Group (see "The Manager -- Description of the AMRESCO Group"), with responsibilities for various business lines, including the high-yield real estate lending group of AMRESCO Funding. As one of the core group of senior officers of AMRESCO Funding from its inception in 1995, her primary responsibilities were business development, production, underwriting, training, management and leadership of the staff responsible for high-yield real estate lending and structured finance. Ms. Kuban, who has 15 years of real estate lending related experience, has been with AMRESCO in various capacities since 1989, including being a manager in AMRESCO's "Commercial Real Estate Owned Properties Group" and being responsible for a large portfolio of distressed loans, with several years of experience handling debt restructures, loan workouts and related litigation and bankruptcies. Ms. Kuban was employed by First City National Bank -- Austin N.A. from 1983 to 1989 as a Vice President and commercial real estate lender. Ms. Kuban holds a B.B.A. Degree in Finance from The University of Texas.

     Jonathan S. Pettee is Executive Vice President and Chief Operating Officer of both the Company and the Manager. From 1996 to March 1998, Mr. Pettee was responsible for mortgage product development, capital raising and CMBS portfolio management for the AMRESCO Group. Mr. Pettee has over ten years of experience in corporate finance, fixed income and real estate. From 1995 to 1996, Mr. Pettee was Managing Director for BBC Investment Advisors, a joint venture between Back Bay Advisors and Copley Real Estate Advisors. At BBC, Mr. Pettee managed an investment grade CMBS portfolio. Mr. Pettee has held previous positions as Managing Director at Copley Real Estate Advisors (1992 to 1994), where he was responsible for managing the external financing activities for Copley's institutional funds, and as Senior Associate at Morgan Stanley Realty (1986 to 1992), where he executed sale, financing and investment banking transactions for the firm's clients. Mr. Pettee has a B.S. degree in Mechanical Engineering from Cornell University and an M.B.A. degree from the Harvard Business School.

     Michael L. McCoy is Senior Vice President, General Counsel and Secretary of the Company. Since February 1996, Mr. McCoy has also served as Assistant General Counsel of AMRESCO responsible for overseeing the legal support to the commercial mortgage banking, commercial finance and commercial loan servicing areas of the AMRESCO Group. Mr. McCoy has been employed by the AMRESCO Group since 1989. Prior to joining the AMRESCO Group, Mr. McCoy was a Director with the law firm of Baker, Mills & Glast, P.C., where he practiced in the areas of commercial real estate and banking and finance, and an associate with the law firm of Carrington, Coleman, Sloman & Blumenthal. Mr. McCoy holds a J.D. degree and a B.B.A. degree from the University of Texas at Austin.

     John M. Jumonville is Vice President and Treasurer of both the Company and the Manager. Since August 1996, Mr. Jumonville has served as Assistant Treasurer of AMRESCO, where his primary responsibilities include corporate asset and liability management and cash management. He has also performed acquisition analysis and other special projects for the AMRESCO Group. Mr. Jumonville has been employed by the AMRESCO Group in various capacities since 1989, including Director of Asset Marketing (with responsibility for marketing and valuation analysis of loans and Asset Portfolios) and Vice President of Asset Management (with responsibility for management and disposition of underperforming and distressed Mortgage Loan portfolios). Mr. Jumonville holds a B.S. degree in Accounting from Louisiana State University.

     Thomas R. Lewis is Vice President and Controller of both the Company and the Manager. From November 1995 to March 1998, Mr. Lewis was an employee of the AMRESCO Group, with responsibility for accounting, cash management and reporting for its 40 institutional advisory clients. Mr. Lewis has over twelve years of experience in real estate accounting and reporting. From 1993 to 1995, Mr. Lewis served in a similar capacity as Vice President-Finance for Acacia Realty Advisors, Inc. ("Acacia"), a predecessor organization. From 1989 to 1993, Mr. Lewis served as Senior controller for Prentiss Properties Limited, Inc., an affiliate of Acacia, where he was responsible for the identification and resolution of technical accounting and reporting issues as well as the annual business planning and reporting for several closed-end commingled real estate investment partnerships. Mr. Lewis worked in the Dallas office of Price Waterhouse from 1985 to 1989, where he was responsible for the audit of a large real estate development company and the related audits of its second-tier partnerships and joint ventures. Mr. Lewis holds a B.B.A. degree in Accounting from Texas A&M University and is a Certified Public Accountant.

     The current members of the Board of Trust Managers of the Company are as follows:

                NAME                   AGE                   POSITION
                ----                   ---                   --------
Robert L. Adair III..................  54    Chairman of the Board of Trust Managers
Robert H. Lutz, Jr. .................  48    Trust Manager
Mark D. Gibson(1)....................  38    Trust Manager

---------------

(1) See above for certain biographical information regarding Mr. Gibson.

     Robert L. Adair III is Chairman of the Board of Trust Managers. Since 1994, Mr. Adair has also served as a director, President and Chief Operating Officer of AMRESCO. Mr. Adair has served AMRESCO and its predecessors in various capacities since 1987. Mr. Adair holds a B.B.A. degree in Accounting from The University of Texas and an M.B.A. degree from the Wharton School at the University of Pennsylvania.

     Robert H. Lutz, Jr. serves as a member of the Board of Trust Managers. Since May 1994, Mr. Lutz has also served as Chairman of the Board and Chief Executive Officer of AMRESCO. From November 1991 to May 1994, Mr. Lutz served as President of Allegiance Realty, a real estate management company. Mr. Lutz, who is also a director of Bristol Hotel Company, holds a B.A. degree from Furman University, and an M.B.A. degree from Georgia State University.

     Immediately prior to the closing of the Offering, the following individuals will be elected to the Board of Trust Managers as Independent Trust Managers:

                         NAME                            AGE
                         ----                            ---
John C. Deterding......................................  66
Bruce W. Duncan........................................  46
Christopher B. Leinberger..............................  47
James C. Leslie........................................  42

     John C. Deterding served as Senior Vice President and General Manager of the Commercial Real Estate Division of General Electric Capital Corporation ("GECC") from 1975 to June 1993. In directing the real estate activities of GECC, Mr. Deterding was responsible for both domestic and international lending activities, portfolio purchases, joint ventures, asset management and real estate securitization. From November 1989 to June 1993, Mr. Deterding served as Chairman of the General Electric Real Estate Investment Company, a privately held REIT. He served as Director of GECC Financial Corporation from 1986 to 1993. Since retiring from GECC, Mr. Deterding has worked as a private real estate consultant. He has also served as a director of Patriot American Hospitality Inc., a publicly-held REIT (or its predecessors), since September 1995 and is a former member and trustee of the Urban Land Institute. He holds a B.S. degree from the University of Illinois.

     Bruce W. Duncan has been the President and Chief Executive Officer of Cadillac Fairview Corporation Limited ("Cadillac Fairview") since 1995. Cadillac Fairview owns, manages and develops commercial real estate in North America and has a total enterprise value (including equity and debt) of nearly $5.0 billion
(CDN). It has ownership interests in or manages 96 properties containing over 49 million square feet. Prior to joining Cadillac Fairview, Mr. Duncan worked for JMB Realty Corporation from 1978 to 1992, where he served as Executive Vice-President and a member of the Board of Directors. From 1992 to 1994, he was President and Co-Chief Executive Officer of JMB Institutional Realty Corporation providing advice and management for investments in excess of $9 billion (US) in real estate by tax exempt investors, including public and corporate pension funds, unions, endowments and foundations, and from 1994 to 1995, he was with Blakely Capital, Inc., a privately owned company specializing in real estate and telecommunications investments. Mr. Duncan serves as a member of the Board of Trustees of Starwood Lodging Trust, one of the largest hotel REITs in the United States, and as a member of the Board of Trustees of Kenyon College. He is also a member of the Board of Directors of the Canadian Institute of Public Real Estate Companies

(CIPREC). Mr. Duncan is a member of the Urban Land Institute (ULI) and a member and past trustee of the International Council of Shopping Centers (ICSC). Mr. Duncan holds an M.B.A. degree from the University of Chicago and an undergraduate degree from Kenyon College. He is a Certified Public Accountant.

     Christopher B. Leinberger has been Managing Director and co-owner of Robert Charles Lesser & Co. since 1982, where he specializes in metropolitan development trends and strategic planning for cities and real estate companies. Robert Charles Lesser & Co. is one of the largest independent real estate advisory firms in the country, working on over 400 projects a year throughout North America. Mr. Leinberger is also a partner in Arcadia Land Company, an environmentally oriented development firm. Mr. Leinberger has written many articles on strategic planning for real estate which have appeared in trade magazines such as Builder, Urban Land and National Real Estate Investor. He is also the author of Strategy for Real Estate Companies: Marketing, Finance, Organization, jointly published by the ULI and NAIOP. Mr. Leinberger is President of the Santa Fe Railyard Community Corporation, a nonprofit development corporation and Chair of the Board of Trustees of the College of Santa Fe. Mr. Leinberger also serves on the Board of Directors of Avalon Properties, Inc. (an NYSE listed real estate investment trust) and a number of private firms. Mr. Leinberger is Vice Chairman of the Metropolitan Economic Development Council of the Urban Land Institute and on the National Advisory Board of NAIDP. He is a graduate of Swarthmore College and the Harvard Business School.

     James C. Leslie has served as President and Chief Operating Officer of The Staubach Company since 1996, and as a director of The Staubach Company since 1988. Mr. Leslie was Chief Financial Officer of The Staubach Company from 1982 to January 1992 at which time he became President of Staubach Financial Services, a position he held until February 1996. The Staubach Company operates tenant representation businesses, including consulting services for commercial, retail and industrial users of real estate. Mr. Leslie is also President and a board member of Wolverine Holding Company, and serves on the boards of FM Properties, Inc., Forum Retirement Partners, L.P., Wyndham International Inc. and the North Texas Chapter of the Arthritis Foundation. Mr. Leslie holds a B.S. degree from The University of Nebraska and an M.B.A. degree from The University of Michigan Graduate School of Business, and is a member of the American Institute of Certified Public Accountants.

     Trust Managers of the Company are required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or its Affiliates, they will devote significant amounts of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement. See "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest" and "The Manager." All officers serve at the discretion of the Board of Trust Managers. Although the Company may have salaried employees, it currently has no such employees.

     The Bylaws of the Company provide that the Board of Trust Managers will have not less than two nor more than nine members, as determined from time to time by the existing Board of Trust Managers. Upon the closing of the Offering, the Board of Trust Managers will have seven members consisting of three Trust Managers affiliated with the Manager and four Independent Trust Managers. The Bylaws further provide that except in the case of a vacancy, the majority of the members of the Board of Trust Managers and of any committee of the Board of Trust Managers must at all times after the issuance of the Common Shares in the Offering be Independent Trust Managers. Vacancies occurring on the Board of Trust Managers among the Independent Trust Managers may be filled by the vote of a majority of the Trust Managers, including the Independent Trust Managers, or a majority of the outstanding Common Shares at an annual or special meeting of shareholders.

     The Declaration of Trust provides that immediately after the closing of the Offering, the Board of Trust Managers will be divided into three classes, each class to consist as nearly as possible of one-third of the Trust Managers. Each class of Trust Managers will contain one affiliated Trust Manager and at least one

Independent Trust Manager. The term of office of one class of Trust Managers will expire each year. The initial term of office of the Class I, Class II and Class III Trust Managers will expire at the 1999, 2000 and 2001 annual meeting of shareholders, respectively. Commencing with the 1999 annual meeting of shareholders, the Trust Managers of the class elected at each annual meeting of shareholders will hold office for a term of three years.

     In lieu of the cash payment of fees to Independent Trust Managers, the Company intends to grant to each Independent Trust Manager 1,500 restricted Common Shares annually (subject to adjustment in the event of stock splits, recapitalization, etc.). The Company will also reimburse costs and expenses of all Trust Managers for attending meetings of the Board of Trust Managers (or any committee thereof). Immediately after the closing of the Offering, the Company will grant to each Independent Trust Manager an option to purchase 20,000 Common Shares at a purchase price equal to the initial public offering price of the Common Shares. Such options will vest ratably over a four-year period commencing on the first anniversary of the date of grant. Trust Managers who are also employed by the Company or the Manager will not be separately compensated by the Company other than through the Share Option Plan.

     Immediately after the closing of the Offering, the Company will establish an Audit Committee of the Board of Trust Managers. The Audit Committee will be composed of two or more of the Independent Trust Managers, and will be responsible for reviewing the functions of the Company's management, the Manager and the Company's independent auditors pertaining to the Company's financial statements, and performing such other duties and functions as are deemed appropriate by the Audit Committee or the Board of Trust Managers.

     The Declaration of Trust provides for the indemnification of the Trust Managers, officers, employees, and controlling Persons of the Company to the fullest extent permitted by Texas law. The Texas REIT Act generally permits the indemnification of a trust manager, officer, employee, or agent of a real estate investment trust, who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because of the Person's affiliation with the real estate investment trust only if that Person: (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity, that his conduct was in the real estate investment trust's best interest; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Furthermore, except to the extent permitted by the Texas REIT Act, such Person may not be indemnified in respect of a proceeding (i) in which the Person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Person's official capacity; or (ii) in which the Person is found liable to the real estate investment trust.

     If, in connection with a proceeding against the real estate investment trust, such Person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the Person, the indemnification (i) is limited to reasonable expenses actually incurred by the Person in connection with the proceeding and (ii) shall not be made to a Person that has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

     The Texas REIT Act also provides that the real estate investment trust may indemnify Persons who are not or were not officers, employees, or agents of the real estate investment trust but who are or were serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or of a foreign or domestic corporation, partnership, or other enterprise to the same extent that it may indemnify its own trust managers, officers, employees, or agents.

     Pursuant to the Texas REIT Act and the Declaration of Trust, no Trust Manager will be liable for any act, omission, loss, damage or expense arising from his or her duty to the Company, except for such Trust Manager's own willful misfeasance, willful malfeasance or gross negligence. Under the Texas REIT Act, a trust manager is not subject to any liabilities imposed by law upon trust managers of a real estate investment trust nor liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the real estate investment trust or another Person, that were prepared or presented by: (i) one or more officers or employees of the real estate investment trust, other than the real estate investment trust manager; (ii) legal counsel, public accountants, investment bankers, or other Persons as to matters the trust manager reasonably believes are within the Person's professional or expert competence; or (iii) a committee of the trust managers of which the trust manager is not a member.

EXECUTIVE COMPENSATION

     The Company has not paid and does not intend to pay annual compensation to the Company's executive officers for their services as executive officers. This policy may be changed, however, by a vote of the Trust Managers without notice to or approval by the shareholders. The Company intends, upon closing of the Offering, to grant options to purchase Common Shares to the Manager. The Company also intends upon closing of the Offering, to grant options to purchase Common Shares to executive officers and key employees of the Manager and the Company. See "-- Share Options Outstanding." The Company may from time to time, in the discretion of the Independent Trust Managers, grant additional options to purchase Common Shares to the Manager, its officers or employees or to the executive officers and Trust Managers of the Company pursuant to the Share Option Plan.

SHARE OPTION PLAN

     Immediately prior to the closing of the Offering, the Company will adopt the Share Option Plan that will provide for the grant of qualified incentive share options ("ISOs") that meet the requirements of Section 422 of the Code, non-qualified share options and restricted share awards having such vesting or forfeiture provisions and other material terms as the Board of Trust Managers shall determine. ISOs may be granted to the employees of the Company. Nonqualified share options may be granted to the Trust Managers, officers, directors and any key employees of the Company and to the Manager and its officers and key employees. The exercise price for any ISO granted under the Share Option Plan may not be less than 100% of the fair market value of the Common Shares at the time the option is granted. No more than 1,000,000 ISOs may be granted under the Plan. The purpose of the Share Option Plan will be to provide a means of performance-based compensation to the Manager and its officers and key employees and to the officers, directors, Trust Managers and key employees of the Company in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company.

     Subject to anti-dilution provisions for share splits, share dividends and similar events, the Share Option Plan will authorize the grant of options to purchase Common Shares and restricted Common Shares up to an aggregate of 15% of the outstanding Common Shares. If an option granted under the Share Option Plan expires or terminates, the Common Shares subject to any unexercised portion of that option will again become available for the issuance of further options under the Share Option Plan. Unless previously terminated by the Board of Trust Managers, the Share Option Plan will terminate ten years from its effective date, and no options may be granted under the Share Option Plan thereafter.

     The Share Option Plan will be administered by a committee of the Board of Trust Managers comprised of two or more of the Independent Trust Managers (the "Compensation Committee"). Except for the grant of options issuable upon the closing of the Offering described below, options granted under the Share Option Plan will become exercisable in accordance with the terms of the grant made by the Compensation Committee. The Compensation Committee has discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments Common Shares covered by the option may be purchased.

     Under current law, ISOs may not be granted to any Person who is not a full-time employee of the Company or to directors, officers and other employees of entities unrelated to the Company. In addition, no options may be granted under the Share Option Plan to any Person (other than AMRESCO and its Affiliates) who, assuming exercise of all options held by such Person, would own or be deemed to own more than 9.8% of the outstanding Common Shares.

     Each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing that they will be exercisable in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

     The exercise price of any option granted under the Share Option Plan will be payable in full by (i) cash, (ii) surrender of Common Shares having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) cancellation of indebtedness owed by the Company to the optionholder, (iv) a promissory note executed by the optionholder, or (v) any combination of the foregoing.

     The Board of Trust Managers may, without affecting any outstanding options or restricted share awards, from time to time revise or amend the Share Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may increase the number of Common Shares subject to the Share Option Plan (with the exception of adjustments resulting from changes in capitalization), reduce the minimum option price specified therein, increase the maximum permissible term of any option specified therein or remove responsibility for administering the Share Option Plan from the Board of Trust Managers or the Compensation Committee without shareholder approval.

SHARE OPTIONS OUTSTANDING


     Immediately after the closing of the Offering, the Company will grant to the Manager options to purchase 1,000,011 Common Shares (assuming the Underwriters' over-allotment option is not exercised). If the Underwriters' over-allotment option is exercised, the Company will grant to the Manager additional options to purchase a number of Common Shares that would result in the Manager owning options to purchase a number of Common Shares equal to 10% of the number of Common Shares outstanding after giving effect to the exercise of the Underwriters' over-allotment option, plus any corresponding increase in the number of Common Shares sold pursuant to the Private Placement. Seventy percent of the Common Shares issuable upon the exercise of such options will have an exercise price equal to the initial public offering price and the remaining thirty percent of such Common Shares will have an exercise price equal to 125% of the initial public offering price. All of such options will vest ratably over a four-year period commencing on the first anniversary of the closing of the Offering, and will expire 10 years after the date of grant.



     Immediately after the closing of the Offering, the Company will grant options to purchase an additional 320,000 Common Shares to officers and key employees of the Company, the Manager and other members of the AMRESCO Group. Such options will be exercisable at the initial public offering price and will vest ratably over a four-year period beginning one year after the date of grant.


     Immediately after the closing of the Offering, each Independent Trust Manager will receive an option to purchase up to 20,000 Common Shares at the initial public offering price. These options will vest ratably over a four-year period beginning one year from the date of grant and expire 10 years from the date of grant. Any Independent Trust Manager newly elected to the Board of Trust Managers thereafter may receive an identical grant at the fair market value on the date of grant.

     The following table sets forth the share options expected to be awarded to executive officers and Trust Managers of the Company immediately after the closing of the Offering:

                       SHARE OPTION GRANTS IN FISCAL 1998


                                                   INDIVIDUAL GRANTS
                             -------------------------------------------------------------      POTENTIAL REALIZABLE
                                               PERCENT OF                                         VALUE AT ASSUMED
                               NUMBER OF         TOTAL                                         ANNUAL RATES OF STOCK
                              SECURITIES      OPTIONS/SARS                                     PRICE APPRECIATION FOR
                              UNDERLYING       GRANTED TO      EXERCISE OR                         OPTION TERM(4)
                              OPTION/SARS     EMPLOYEES IN         BASE         EXPIRATION    ------------------------
NAME                         GRANTED(#)(1)    FISCAL YEAR     PRICE($/SH)(2)       DATE         5%($)         10%($)
----                         -------------    ------------    --------------    ----------    ----------    ----------
Mark D. Gibson.............      50,000           15.6%           $15.00           (3)        $  471,671    $1,195,307
Robert L. Adair III........      37,500           11.7             15.00           (3)           353,753       896,480
Robert H. Lutz, Jr.........      37,500           11.7             15.00           (3)           353,753       896,480
Rebecca Kuban..............      37,500           11.7             15.00           (3)           353,753       896,480
John S. Pettee.............      25,000            7.8             15.00           (3)           235,835       597,653
Thomas J. Andrus...........      15,000            4.7             15.00           (3)           141,501       358,592
Michael L. McCoy...........      12,500            3.9             15.00           (3)           117,918       298,827
John M. Jumonville.........       7,500            2.3             15.00           (3)            70,751       179,296
Thomas R. Lewis............       5,000            1.6             15.00           (3)            47,167       119,531
Others(5)..................      92,500           29.0             15.00           (3)           872,591     2,211,318
                                -------          -----                                        ----------    ----------
Total......................     320,000         100.00%                                       $3,018,693    $7,649,964
                                =======          =====                                        ==========    ==========


---------------

(1) The options granted will be exercisable starting 12 months after the date of grant.

(2) Based on an assumed initial public offering price of $15.00 per share. See "Underwriting." The exercise price and tax withholding obligations incurred upon exercise of the options may be paid by the option holder by delivering already owned Common Shares, including those which are issuable upon exercise of the options.

(3) Each option will have an expiration date which is ten years from the date of grant.

(4) The dollar amounts under these columns are the result of calculations at 5% and 10% compounded at annual rates set by the Commission, and therefore are not intended to forecast future appreciation, if any, in the price of the Common Shares.

(5) Expected to be awarded to officers and employees of the Manager and other members of the AMRESCO Group.

                                  THE MANAGER

     The day-to-day operations of the Company will be managed by AMREIT Managers, L.P., a newly formed member of the AMRESCO Group, pursuant to the Management Agreement, which will become effective upon the closing of the Offering. Mr. Mark D. Gibson, President, Chief Executive Officer and a Trust Manager of the Company will serve as President and Chief Executive Officer of the Manager. A majority of the other executive officers of the Company described under "Management of the Company" will also hold the same positions with the Manager. See "Management of the Company." Of the senior executive officers of the Manager, the Chief Investment Officer, the Chief Operating Officer and the Controller will be full-time employees of the Manager. Otherwise, the Manager intends to rely heavily upon the employees and other resources of the AMRESCO Group to fulfill its obligations under the Management Agreement. For a description of the Manager's obligations under the Management Agreement, see
"-- The Management Agreement."

DESCRIPTION OF THE AMRESCO GROUP

     The AMRESCO Group is a diversified financial services company specializing in real estate lending, specialized commercial finance, and the acquisition, resolution and servicing of nonperforming and underperforming commercial real estate loans. AMRESCO is a publicly-held company and its common stock is traded on the NASDAQ National Market under the symbol "AMMB." During 1997, the AMRESCO Group derived its earnings from four principal lines of business: residential mortgage banking (33%), asset management (32%), commercial mortgage banking (21%) and commercial finance (14%). At December 31, 1997, the AMRESCO Group employed approximately 1,600 persons. In order to fulfill its obligations under the Management Agreement, the Manager expects to rely significantly on the AMRESCO Group for administrative support and for expertise in the areas described below. There can be no assurance that the past experience of the members of the AMRESCO Group upon which the Manager will rely for a significant portion of its operations will be sufficient to successfully manage the business of the Company. The past performance of the AMRESCO Group (or any member thereof) is not indicative of future results of the Company. See "Business and Strategy -- Objective and Strategy" and "Risk Factors -- Dependence on the Manager and the AMRESCO Group for Operations and the Lack of Experience of the Manager May Adversely Affect Operating Results."

     COMMERCIAL MORTGAGE BANKING

     General. The AMRESCO Group performs a wide range of commercial mortgage banking services, including originating, underwriting, placing, selling, securitizing and servicing commercial real estate loans through Holliday Fenoglio Fowler, AMRESCO Capital and AMRESCO Services.

     Real Estate Capital Markets. Holliday Fenoglio Fowler is engaged in three primary lines of business: real estate related debt placement (which involves assisting real estate developers and owners in obtaining non-Participating Mortgage Loans, including Permanent Mortgage Loans, Bridge Loans and Construction Loans), real estate investment banking (which involves assisting real estate developers and owners in obtaining Participating Loans, Mezzanine Loans and other types of non-traditional real estate financing) and real estate dispositions (which involves brokering sales of institutional grade assets to pension funds, REITs and private investors). In January 1998, Holliday Fenoglio Fowler significantly expanded its operations by acquiring the mortgage banking business of Fowler, Goedecke, Ellis & O'Connor Incorporated ("Fowler Goedecke"). Pursuant to such acquisition, Holliday Fenoglio Fowler acquired five of its current 17 offices and 17 of its current 96 mortgage bankers. Subsequent to such acquisition, Holliday Fenoglio Fowler changed its name to reflect the Fowler Goedecke acquisition. The Company believes that, as a result of the acquisition of Fowler Goedecke and based on the most recently available National Real Estate Investor's Top Lender Survey, Holliday Fenoglio Fowler is the largest commercial mortgage brokerage company in the United States (based on 1996 originations, including those of Fowler Goedecke).

     Mortgage Loans and other real estate financings originated by Holliday Fenoglio Fowler have historically been funded by institutional lenders, principally insurance companies, pension funds and other investment funds, and by AMRESCO Capital and other conduit purchasers. Real estate related investments originated by Holliday Fenoglio Fowler during 1997 (without giving effect to the Fowler Goedecke acquisition) were placed with approximately 128 different lenders. During 1997, Holliday Fenoglio Fowler closed over $6.0 billion in 706 real estate transactions (including only those transactions actually closed by Holliday Fenoglio Fowler during 1997 and not those closed by Fowler Goedecke during 1997). The transactions closed by Holliday Fenoglio Fowler during 1997, 1996 and 1995 included the following types of transactions (without giving effect to the Fowler Goedecke acquisition):

                                                            HOLLIDAY FENOGLIO FOWLER
                                                           --------------------------
                                                            REAL ESTATE TRANSACTIONS
                                                           --------------------------
                                                            1997      1996      1995
                                                           ------    ------    ------
                                                                 (IN MILLIONS)
Permanent Mortgage Loans.................................  $3,650    $2,022    $1,408
Mezzanine Loans..........................................     933       304       225
Bridge Loans.............................................     312       221       134
Construction/Rehabilitation Loans........................     267       197       240
Real Estate Dispositions.................................     892       386       185
                                                           ------    ------    ------
          Total..........................................  $6,054    $3,130    $2,193
                                                           ======    ======    ======

     Pursuant to the Correspondent Agreement, Holliday Fenoglio Fowler will be obligated to present Targeted Investments to the Company (on a non-exclusive basis). The Company believes that a substantial portion of the Invested Portfolio will be identified through Holliday Fenoglio Fowler pursuant to the Correspondent Agreement. However, the commercial mortgage banking business is highly competitive and highly fragmented, with certain large national competitors and significant localized competition. There can be no assurance that Holliday Fenoglio Fowler will continue to have opportunities to originate Mortgage Loans and other real estate financings or that, if presented to the Company, the Company will be successful in its efforts to originate or acquire such Mortgage Loans or other real estate financings.

     Commercial Real Estate Lending. AMRESCO Capital originates, underwrites and securitizes commercial Mortgage Loans. AMRESCO Capital serves its market directly through branch offices, as well as through a network of independent mortgage brokers, including Holliday Fenoglio Fowler. AMRESCO Capital is approved by Fannie Mae to participate in its Delegated Underwriting and Servicing ("DUS") program, which AMRESCO Capital believes makes it a more competitive Mortgage Loan originator and underwriter of multifamily Mortgage Loans. AMRESCO Capital is also an approved lender in the FHLMC multifamily seller/servicer program in the states of Florida, New York, North Carolina and South Carolina.

     AMRESCO Capital warehouses the commercial Mortgage Loans it acquires or originates for securitization and sale as MBS. The AMRESCO Group accumulates commercial Mortgage Loans until the pool of Mortgage Loans is of a sufficient size (generally in excess of $400.0 million) to allow for an efficient securitization in the public markets. The AMRESCO Group completed a single securitization in 1997 relating to approximately $480.1 million of commercial Mortgage Loans.

     Commercial Loan Servicing. Through AMRESCO Services, the AMRESCO Group serves as a primary servicer for whole commercial Mortgage Loans and securitized pools of commercial Mortgage Loans, and as a Master Servicer for securitized pools of commercial Mortgage Loans. As a primary servicer for whole commercial Mortgage Loans and securitized pools of commercial Mortgage Loans, AMRESCO Services is currently rated by Standard & Poor's as "strong," its highest rating category. As a commercial Master Servicer, AMRESCO Services is rated by Standard & Poor's as "above average," which is the highest rating ever awarded by Standard & Poor's in the commercial Master Servicer category. All other Rating Agencies which have rated AMRESCO Services as either a primary servicer or a Master Servicer have given AMRESCO Services their highest rating. At December 31, 1997, AMRESCO Services acted as servicer with respect to approximately $20.2 billion of Mortgage Loans.

     The Manager expects to rely heavily on the expertise of the Commercial Mortgage Banking division of the AMRESCO Group in the performance of its duties under the Management Agreement. See "-- Asset Management -- Servicing Risks; Borrower Delinquencies and Claims."

     COMMERCIAL FINANCE

     General. Through its commercial finance division, the AMRESCO Group focuses on (i) loans to franchisees of nationally recognized restaurant, hospitality and service organizations, (ii) special situation lending, with an emphasis on the real estate and communications industries, and (iii) single-family residential construction lending. Loans originated by the franchise lending operation are sold to third parties, principally through securitization, while the real estate, communications and single-family residential loans are generally retained for the AMRESCO Group's own portfolio. Other ancillary products, services and investments provided by the commercial finance group include equipment leasing, small business lending and loan servicing.

     The Company expects to benefit from the expertise of the commercial finance division of the AMRESCO Group, including, in particular, AMRESCO Funding, and to have co-investment opportunities with such division. There can be no assurance that the loan origination volumes of the commercial finance division of the AMRESCO Group will continue to increase or that such loan origination volumes will not decrease. The commercial mortgage lending business is highly competitive and highly fragmented, and many competitors of the commercial finance division of the AMRESCO Group are substantially larger and better capitalized than the AMRESCO Group. In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate may reduce the demand for Mortgage Loans and the number of loan origination opportunities available to the commercial finance division of the AMRESCO Group and to the Company.

     Franchise Lending. AMRESCO Commercial Lending Corporation ("ACLC") specializes primarily in the origination of loans to operators of nationally known franchise concepts and has loan producers in Idaho, Colorado, Michigan, Oklahoma, Kansas and Georgia. ACLC funds these loans through a warehouse borrowing facility until they are securitized and sold to investors, with ACLC retaining the right to service the loans. ACLC also underwrites and originates commercial real estate loans outside this core concept that are funded by third party conduit purchasers. ACLC completed two loan securitizations in 1997 which totalled approximately $298.0 million.

     Specialty Lending. Through AMRESCO Funding, the AMRESCO Group provides mid-to-high yield Mortgage Loans (including Participating Loans, Mezzanine Loans, Construction Loans, Rehabilitation Loans and Bridge Loans) the structures of which typically do not meet the underwriting criteria of traditional institutional lenders. Currently, the AMRESCO Group lends primarily to the real estate and communications industries from production offices in Texas, California, Oregon, Rhode Island, Virginia and Canada. The specialty lending division of the AMRESCO Group began operations in August 1995. Between August 1995 and December 31, 1997, AMRESCO Funding originated 63 loans totalling $358.4 million, and at December 31, 1997, AMRESCO Funding had approximately $145.3 million in outstanding loans, on commitments of approximately $186.0 million. AMRESCO will grant to the Company, upon the closing of the Offering, the Right of First Refusal pursuant to which, among other things, AMRESCO will agree not to permit AMRESCO Funding or any other member of the AMRESCO Group to invest in the first $100 million of Targeted Mortgage Loans during any calendar quarter, identified by or to any member of the AMRESCO Group unless the Company's Investment Committee shall have first determined that the Company should not invest in such asset or assets, or should invest in only a portion of such asset or assets.

     Single-Family Residential Construction Lending. AMRESCO Builders Group provides construction financing to builders of homes for first time and first move-up buyers. The AMRESCO Group targets experienced homebuilders starting between approximately 100 and 1,500 units per year that have proven construction and sales expertise. AMRESCO Builders Group is headquartered in Houston, Texas, and has loan production offices in California, Arizona, Nevada, Colorado, Georgia and Florida. AMRESCO Builders Group also provides a limited amount of acquisition and development lending for residential lots to facilitate its construction loan program. As of December 31, 1997, AMRESCO Builders Group had advanced approximately $65.5 million of residential construction loans on commitments of approximately $114.6 million.

     ASSET MANAGEMENT

     General. The AMRESCO Group manages and resolves Asset Portfolios and provides Special Servicing for nonperforming and underperforming Mortgage Loans in commercial mortgage-backed bond trusts and similar securitized commercial asset-backed Mortgage Loan portfolios. The AMRESCO Group also provides real estate investment advice to various institutional investors (primarily pension funds) seeking to invest in real estate and related investments. The Manager expects to utilize the expertise of the asset management division of the AMRESCO Group for the benefit of the Company, including primarily its servicing expertise. See "-- The Management Agreement."

     Asset Portfolio Management and Investment. The AMRESCO Group manages and resolves Asset Portfolios acquired at a discount to face value by the AMRESCO Group alone and by the AMRESCO Group with co-investors. The AMRESCO Group also manages and resolves Asset Portfolios owned by third parties. Asset Portfolios generally include secured loans of varying qualities and collateral types including fee-owned real estate. The majority of the loans in the Asset Portfolios in which the AMRESCO Group invests are in payment default at the time of acquisition. While the majority of the Asset Portfolios are located in the United States, the AMRESCO Group has opened offices in Toronto and London through which it pursues Asset Portfolio acquisition opportunities and manages its investments in Canada and Western Europe. At December 31, 1997, the face value of the Company's total investment in wholly-owned Asset Portfolios aggregated approximately $606.9 million, which was composed of approximately $431.1 million (71%) of collateralized business loans, approximately $91.0 million (15%) of asset-backed securities, approximately $84.8 million (14%) of real estate.

     Special Servicing. The AMRESCO Group provides Special Servicing to commercial mortgage-backed bond trusts and similar securitized commercial asset-backed loan portfolios in respect of nonperforming or underperforming assets included in such trusts or portfolios. As a Special Servicer, the AMRESCO Group receives an annual fee (typically, approximately 50 basis points of the face value of the delinquent or nonperforming loan being serviced), plus a 75 to 100 basis points fee based on the total cash flow from resolution of each loan as it is received. The AMRESCO Group has received a superior rating from Standard & Poor's, the highest rating currently given by that rating agency for Special Servicers such as the AMRESCO Group. As of December 31, 1997, the AMRESCO Group was the designated Special Servicer for securitized pools holding approximately $13.5 billion face value of loans, of which $459.2 million (face value) had been assigned to the AMRESCO Group for resolution.

     Servicing Risks; Borrower Delinquencies and Claims. When borrowers are delinquent in making monthly payments on commercial Mortgage Loans serviced by the AMRESCO Group, the AMRESCO Group may be required to advance interest payments and certain other property protection expenses such as real estate taxes with respect to such delinquent loans to the extent that the servicer deems such advances ultimately recoverable. These advances require funding from the AMRESCO Group's capital resources but have priority of repayment from collections or recoveries on the loans in the related pool in the succeeding month. In addition, in the ordinary course of its business, the AMRESCO Group is subject to claims made against it by borrowers and private investors arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees and officers of the Company (including its appraisers), incomplete documentation and failures by the AMRESCO Group to comply with various laws and regulations applicable to its business. The Company does not believe that liability with respect to any currently asserted claims or legal actions is likely to be material to the AMRESCO Group's consolidated financial position or results of operations; however, any claims asserted in the future may result in legal expenses or liabilities which could have a material adverse effect on the AMRESCO Group's financial position and results of operations and could adversely impact the ability of the AMRESCO Group to perform its obligations under the Management Agreement.

THE MANAGEMENT AGREEMENT

     The Company will enter into the Management Agreement with the Manager at the closing of the Offering. The Management Agreement will have an initial term (the "Initial Term") of two years from the closing of the Offering. The Management Agreement may be renewed at the end of the Initial Term (and each successive term thereafter) for a period of one year, upon review and approval by a majority of the Independent Trust Managers. If the Independent Trust Managers do not vote to terminate or renew at least 90 days prior to the end of the then current period, the Management Agreement will automatically renew for a one-year period. The Manager will be primarily involved in three activities: (i) underwriting, originating and acquiring real estate related assets; (ii) asset/liability management, financing, hedging, management and disposition of assets, including credit and prepayment risk management; and (iii) capital management, oversight of the Company's structuring, analysis, capital raising and investor relations activities. In conducting these activities, the Manager will formulate operating strategies for the Company, arrange for the acquisition of Targeted Investments by the Company, arrange for various types of financing for the Company, monitor the performance of the Company's Invested Portfolio and provide administrative and managerial services in connection with the operation of the Company. The Management Agreement requires the Manager to manage the business affairs of the Company in conformity with the policies and Guidelines that are approved and monitored by the Board of Trust Managers. The Manager will be required to prepare regular reports for the Board of Trust Managers that will review the Company's acquisitions of Targeted Investments, portfolio composition and characteristics, credit quality, performance and compliance with the policies approved by the Board of Trust Managers. If the Manager breaches its obligations under the Management Agreement (including a breach of its obligation to manage the business affairs of the Company in conformity with the

Guidelines), or certain other events occur, which breach or events constitute "cause" as defined in the Management Agreement, the Company may terminate the Management Agreement upon 60 days' prior written notice, without payment of any termination fee.

     At all times, the Manager will be subject to the direction and oversight of the Board of Trust Managers and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will perform services and activities relating to the assets and operations of the Company, including, without limitation, the following:

          (i) providing a complete program of investing and reinvesting the capital and assets of the Company in pursuit of its investment objectives and in accordance with the Guidelines and policies adopted by the Board of Trust Managers from time to time;

          (ii) serving as the Company's consultant with respect to formulation of investment criteria and policies and preparation of the Guidelines by the Board of Trust Managers;

          (iii) assisting the Company in developing criteria for asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to Mortgage Loans, MBS, real estate and other real estate related assets;

          (iv) representing and making recommendations to the Company in connection with the origination of Mortgage Loans, the purchase and commitment to purchase and financing of Mortgage Loans, MBS, real estate and other real estate related assets, the sale and commitment to sell such assets (including the underwriting of Mortgage Loans, the accumulation of Mortgage Loans for securitization and arrangement for the issuance of MBS from pools of Mortgage Loans owned by the Company);

          (v) furnishing reports and statistical and economic research to the Company regarding market conditions in the areas in which the Company proposes to invest as well as the Company's activities and the services performed for the Company by the Manager;

          (vi) monitoring and providing to the Board of Trust Managers on an ongoing basis market information and other data, obtained from certain nationally recognized brokers or dealers identified by the Board of Trust Managers from time to time, and providing data and recommendations to the Board of Trust Managers in connection with the identification of such brokers or dealers;

          (vii) providing the executive and administrative personnel and office space and office and administrative services required in rendering services to the Company;

          (viii) monitoring the operating performance of the Company's investments and providing periodic reports with respect thereto to the Board of Trust Managers, including comparative information with respect to such operating performance and budgeted or projected operating results;

          (ix) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary for the management of the Company and its assets as may be agreed upon by the Manager and the Board of Trust Managers, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

          (x) communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

          (xi) counseling the Company in connection with policy decisions made or to be made by the Board of Trust Managers;

          (xii) advising the Company regarding its status as a REIT, consulting with legal counsel as appropriate regarding the application of the REIT Provisions of the Code to the proposed investments and operations of the Company and monitoring compliance with the REIT Provisions of the Code;

          (xiii) advising the Company regarding the status of its exemption from the Investment Company Act, consulting with legal counsel as appropriate regarding the nature of its proposed investments and the impact thereof on the Company's exemption from registration under such Act and monitoring the Company's continuing exemption from registration thereunder;

          (xiv) evaluating and recommending hedging strategies to the Board of Trust Managers and, upon approval by the Board of Trust Managers, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and the Guidelines;

          (xv) upon request by and in accordance with the Board of Trust Managers, investing or reinvesting any money of the Company, and advising the Company as to its capital structure and capital raising;

          (xvi) causing the Company to retain qualified accountants and/or legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT Provisions of the Code and to conduct quarterly compliance reviews with respect thereto;

          (xvii) causing the Company to qualify to do business in all applicable jurisdictions;

          (xviii) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

          (xix) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting shareholders for required information to the extent provided in the REIT Provisions of the Code;

          (xx) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company's day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Trust Managers;

          (xxi) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or Guidelines set by the Board of Trust Managers from time to time;

          (xxii) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Trust Managers shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

          (xxiii) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

     The Manager will perform portfolio management services on behalf of the Company pursuant to the Management Agreement with respect to the Company's investments. Such services will include, but not be limited to, consulting with the Company on purchase, sale and other opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including the AMRESCO Group, to provide any such services to the Company.

     The Manager will perform monitoring services on behalf of the Company pursuant to the Management Agreement with respect to loan servicing activities provided by third parties and with respect to the Company's portfolio of Special Servicing Rights. Such monitoring services will include, but not be limited to, the following activities: negotiating Special Servicing agreements; acting as a liaison between the servicers of the Mortgage Loans and the Company; review of servicers' delinquency, foreclosure and other reports on Mortgage Loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Manager.

     The Manager expects to rely heavily on the resources and expertise of the AMRESCO Group to fulfill its obligations under the Management Agreement. See "Risk Factors -- Dependence on the Manager and the AMRESCO Group for Operations and the Lack of Experience of the Manager May Adversely Affect Operating Results."

     Pursuant to the Management Agreement, the Manager has agreed, at all times during which it is serving as manager of the Company, to maintain a tangible net worth of at least $250,000. In addition, the Manager has agreed to maintain "errors and omissions" insurance coverage (which may be provided by a policy or policies maintained through, and providing coverage for, other members of the AMRESCO Group) in an amount which is comparable to that customarily maintained by other managers or servicers of other assets similar to those held by the Company.

     The Management Agreement may be assigned by the Manager to an Affiliate without the consent of the Company. Upon delivery of written notice to the Company, the Management Agreement may be assigned to a non-Affiliate only with the approval of a majority of the Independent Trust Managers.

TERMINATION

     During the Initial Term, the Management Agreement may not be terminated except by the Company (upon a majority vote of the Independent Trust Managers) as a result of "cause" as defined therein. After the Initial Term, the Management Agreement may be terminated at any time by the Company upon at least 90 days prior written notice to the Manager or by the Manager upon at least 180 days prior written notice to the Company.

     Upon termination of the Management Agreement by the Company after the Initial Term (except in the case of a termination by the Company for cause) or failure of the Company to renew the Management Agreement after the Initial Term (except in the case of a termination by the Company for cause), the Company will be obligated to pay the Manager a substantial termination fee. The termination fee will be equal to the sum of the Base Management Compensation (which would be $7 million in the hypothetical circumstances described below) plus any Incentive Compensation earned by the Manager during the four calendar quarters immediately preceding the termination. The payment of such a fee would adversely affect the results of the Company's operations. In addition, upon termination of the Management Agreement (if no member of the AMRESCO Group is serving as manager of the Company), the Right of First Refusal and the Correspondent Agreement may be terminated by the AMRESCO Group. See "Risk Factors -- Termination of the Management Agreement Could Adversely Affect the Company's Investments and Operating Results."

     Further, pursuant to a License Agreement between AMRESCO and the Company, upon termination of the Management Agreement, the AMRESCO Group will have the right to require the Company to cease all use of the "AMRESCO" name, which could have a material adverse effect on the Company.

MANAGEMENT COMPENSATION

     The Manager will receive the Base Management Fee calculated and payable quarterly in an amount equal to (i) 1% per annum of the "Average Invested Non-Investment Grade Assets" of the Company for such quarter and (ii) 0.50% per annum of the "Average Invested Investment Grade Assets" of the Company for such quarter. "Average Invested Non-Investment Grade Assets" means, for any quarter, the average of the aggregate book value of (i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's taxable subsidiaries (excluding from (i) and (ii) all Average Invested Investment Grade Assets) before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three. "Average Invested Investment Grade Assets" means, for any quarter, the average of the aggregate book value of (i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's nonconsolidated taxable subsidiaries, in each case which either (a) have received an Investment Grade Rating from all Rating Agencies which have rated such assets or (b) are unrated but are guaranteed by the U.S. government or any agency or instrumentality thereof before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (A) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (B) three. The Base Management Fee is payable in arrears. For example, if the Company had $650 million of Average Invested Non-Investment Grade Assets and $100 million of Average Invested Investment Grade Assets consistently during each calendar quarter of any one year period, the Manager would be entitled to a Base Management Fee for such year of $7 million.

     In addition to its Base Management Fee, the Manager will be entitled to receive Incentive Compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations (before the Incentive Compensation) of the Company per weighted average number of Common Shares outstanding for such quarter plus (b) gains (or minus losses) from debt restructuring and sales of property per weighted average number of Common Shares, exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share of any subsequent issuances of Common Shares by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate for such quarter, plus 3.5% multiplied by (B) the weighted average number of Common Shares outstanding during such period. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than 12 years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

     The ability of the Manager to earn the Incentive Compensation described in the preceding paragraph, is dependent upon the level of credit losses, the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

     Base Management Fees and Incentive Compensation are payable in arrears. Such amounts will be calculated by the Manager within 45 days after the end of each quarter, and paid by the Company within 60 days after the end of each quarter. In connection with its audit of the Company's financial statements, an annual review of Base Management Fees and Incentive Compensation will be conducted by the Company's independent auditors, with adjustment to be made to fourth quarter fees if it is determined that fees for any preceding quarter of the year were not correctly determined. The Manager will not receive any Base Management Fee for the period prior to the sale of the Common Shares offered hereby.

     The Manager is expected to use the proceeds from its Base Management Fee and Incentive Compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, will initially receive no cash compensation directly from the Company.

     The Company expects to rely primarily on the facilities, personnel and resources of the Manager and other members of the AMRESCO Group to conduct its operations. The Manager will be reimbursed for (or charge the Company directly for) the Manager's costs and expenses in employing third-parties, including Affiliates of the Manager, to perform due diligence, underwriting and other tasks with respect to assets purchased or originated, or considered for purchase or origination by the Company. Further, the Manager will be reimbursed for any expenses incurred in contracting with third parties, including Affiliates of the Manager, for the Special Servicing of assets of the Company. Such arrangements may also be made using an income sharing arrangement such as a joint venture. Expense reimbursement will be made quarterly.

     The Company will adopt the Share Option Plan pursuant to which the Manager will be granted and certain directors, officers and key employees of the Company, the Manager and other members of the AMRESCO Group will be granted options to purchase Common Shares. See "Management of the Company -- Share Options Outstanding."

EXPENSES


     The Company will be required to pay all Offering expenses (including accounting, legal, printing, clerical, filing and other expenses) incurred by the Company, the Manager or its Affiliates on behalf of the Company in connection with the Offering, estimated at $1.3 million (exclusive of underwriting discounts and commissions and the Advisory Fee to be paid by the Company to PSI in the amount of approximately $1.0 million).


     Subject to the limitations set forth below, the Company will also pay all operating expenses except those specifically required to be borne by the Manager under the Management Agreement (including salary, wages, payroll taxes and the cost of employee benefit plans for such personnel). The operating expenses required to be borne by the Manager (or other members of the AMRESCO Group) include the compensation of the Manager's officers and employees, the cost of office space, telephone, utilities and equipment and other expenses required for the Company's day-to-day operations, including accounting, clerical, Mortgage Loan primary or Master Servicing (including all expenses customarily paid by Master Servicers in performing Master Servicing for third parties) and back office services provided by the Manager or its Affiliates. The expenses that will be paid by the Company will include (but not necessarily be limited to) issuance and transaction costs incident to the acquisition, disposition and financing of investments, legal and auditing fees and expenses, the compensation and expenses of the Independent Trust Managers, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, legal fees, closing costs, etc.), or any other securities offerings of the Company, the costs of printing and mailing proxies and reports to shareholders, costs incurred by employees of the Manager for travel on behalf of the Company, costs associated with any computer software or hardware that is used solely for the Company, costs to obtain liability insurance to indemnify the Company's Trust Managers and officers and the compensation and expenses of the Company's custodian and transfer agent, if any. The Company will also be required to pay all expenses incurred in connection with due diligence of certain assets or transactions (provided that such assets or transactions which were preliminarily approved for investment by the Chief Investment Officer or the Board of Trust Managers prior to the time such costs were incurred), the underwriting and accumulation of Mortgage Loans, the Special Servicing of Mortgage Loans, the issuance and administration of MBS from pools of Mortgage Loans or otherwise, the raising of capital, incurrence of debt, the acquisition of assets, interest expenses, taxes and license fees, non-cash costs, litigation or other dispute resolution, the Base Management Fee and Incentive Compensation and extraordinary or non-recurring expenses. Such services may be provided to the Company by Affiliates of the Manager if the Manager believes such services are of comparable or superior quality to those provided by third parties and can be provided at comparable cost. Pursuant to the Guidelines, fees charged to the Company by members of the AMRESCO Group for services provided will be reasonable and customary and no more than such member of the AMRESCO Group would charge an unaffiliated third party for such services. The Company will reimburse the Manager for expenses within 60 days after the end of each quarter, following receipt of written certification from the Manager as to the amount of expenses incurred. The Board of Trust Managers will periodically review the Company's expense levels, the division of expenses between the Company and the Manager and reimbursements of expenses advanced by the Manager. Before incurring extraordinary expenses on behalf of the Company (typically in excess of $500,000 for one asset or one transaction) the Manager will seek advance approval from the Board of Trust Managers.

     Because employees of the Manager and its Affiliates will perform certain due diligence investigations that purchasers of real estate related assets (including managers of REITs) typically hire outside consultants or professionals to perform, the Manager will be reimbursed for (or charge the Company directly for) the Manager's out-of-pocket costs in performing such due diligence (subject to the preapproval requirements set forth above with respect to extraordinary costs). In addition, certain legal and other services typically performed by third party professionals may be performed by employees of Affiliates of the Manager to the extent the Manager determines in good faith that the requisite expertise is available through the Manager or other members of the AMRESCO Group and that such services are superior in quality to those available from third parties or that cost savings or other efficiencies arise from the use of such employees rather than third party service providers. The Manager and its affiliates will track the time their respective employees spend on due diligence investigations and on legal and other services typically provided by outside consultants or third party professionals and will be entitled to reimbursement for the allocable portion of salary and benefits of such employees.

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

     The Company, on the one hand, and the Manager and other members of the AMRESCO Group, on the other, may enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest between the Manager and other members of the AMRESCO Group and the Company. Moreover, three of the seven members of the Board of Trust Managers and all of the officers of the Company are also employed by members of the AMRESCO Group. See "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest."

     The relationships between the Company, on the one hand, and the Manager and other members of the AMRESCO Group, on the other, will be governed by the Management Agreement, the Right of First Refusal, the Correspondent Agreement and the Guidelines. See "Business and Strategy -- Relationship With AMRESCO" for further description of the Guidelines. The Guidelines are to assist and instruct the Manager and to establish restrictions applicable to transactions with Affiliates of the Manager. Transactions with Affiliates of the Manager (including the purchase of Targeted Investments from, or the co-investment in Targeted Investments with, members of the AMRESCO Group) that are within the provisions of the Guidelines need not be specifically approved by a majority of the Independent Trust Managers. The Independent Trust Managers will review the Company's transactions on a quarterly basis to ensure compliance with the Guidelines. Although the Independent Trust Managers will review the Guidelines periodically and will monitor compliance with those Guidelines, investors should be aware that, in conducting this review, the Independent Trust Managers will rely primarily on information provided to them by the Manager.

     Pursuant to the Right of First Refusal, AMRESCO will agree, subject to certain limited exceptions, not to permit any member of the AMRESCO Group to invest in (i) the first $100 million of Targeted Mortgage Loans which are identified by or to any member of the AMRESCO Group during any calendar quarter, or (ii) any MBS, other than MBS issued in securitizations sponsored in whole or in part by any member of the AMRESCO Group, unless the Company's Investment Committee shall have first determined that the Company should not invest in such asset, or should invest in only a portion of such asset. The Company believes that the Right of First Refusal will minimize conflicts of interest and potential competition for Targeted Investments between the Company and the AMRESCO Group. Pursuant to the Correspondent Agreement, Holliday Fenoglio Fowler will agree, so long as the Manager or any other member of the AMRESCO Group is acting as manager of the Company, to present to the Company (on a nonexclusive basis) Targeted Investments arising within Holliday Fenoglio Fowler which meet the investment parameters and objectives of the Company. See "Business and Strategy -- Operating Policies and Guidelines -- Relationship With AMRESCO." Except as provided in the Right of First Refusal or the Correspondent Agreement, however, neither the Manager nor any other member of the AMRESCO Group will have any obligation to make investment opportunities available to the Company, nor will the Company have a right of first refusal with respect thereto. As a consequence, the investment opportunities for the Company may be limited if such investment opportunities would be attractive to the Manager or other members of the AMRESCO Group.

     AMRESCO has agreed that during the term of the Management Agreement no member of the AMRESCO Group will (i) sponsor, (ii) act as manager to or (iii) make any significant equity investment in, any other mortgage REIT with investment objectives substantially similar to that of the Company, without the prior approval of the Independent Trust Managers; otherwise, and except pursuant to the Right of First Refusal (described above) there will be no limits or restrictions on the right of the Manager, the AMRESCO Group or any of their respective officers, directors, employees or Affiliates to engage in any business or render services of any kind to any other Person, including the purchase or origination of, or rendering advice to others purchasing, real estate related assets that meet the Company's policies and criteria.

     In addition to its Base Management Fee payable under the Management Agreement, the Manager will have an opportunity to earn Incentive Compensation, payable quarterly, based upon Funds From Operations of the Company. As a result, in evaluating assets for investment and in implementing the Company's other operating strategies, the Manager may place undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher Incentive Compensation which could result in increased risk to the value of the Company's portfolio. However, the Board of Trust Managers will evaluate the performance of the Manager before entering into or renewing any management arrangement and the Independent Trust Managers will review the Manager's compensation in relation to the nature and quality of services performed. Any material changes in the Company's investment and operating policies are required to be approved by the Board of Trust Managers. See "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest" and "Business and
Strategy -- Future Revisions in Policies and Strategies."

     Of the executive officers of the Company and the Manager, the Chief Investment Officer, the Chief Operating Officer and the Controller are full-time employees of the Manager. All other officers of the Company and the Manager are also officers and/or employees of other members of the AMRESCO Group. The Management Agreement does not specify a minimum amount of time that the Manager or its officers or employees must devote to the Company's business. See "Risk Factors -- Conflicts of Interest May Result in Decisions That Do Not Fully Reflect the Shareholders' Best Interest."


     Pursuant to the Private Placement, Holdings, a member of the AMRESCO Group, will purchase 1,000,011 (1,150,011 if the Underwriters' over-allotment option is separately exercised in full) Common Shares at a price equal to the initial public offering price. See "Private Placement." As a result of this purchase, the AMRESCO Group will own approximately 10% of the total Common Shares outstanding after the Offering. Holdings has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of any Common Shares for a period of two years from the closing of the Offering without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. In addition, the Manager will receive options to purchase Common Shares pursuant to the Company's Share Option Plan. See "Management of the Company -- Share Options Outstanding."



     The Manager and other members of the AMRESCO Group and certain of their respective trust managers, officers and employees (and of the Company), and certain third parties to be identified by the Company (such as vendors, clients and business associates of the Company and the AMRESCO Group), are expected to purchase up to 900,000 Common Shares pursuant to the Offering (or up to 10% of the total Common Shares offered hereby, exclusive of the Underwriters' over-allotment option) at a price equal to the initial public offering price. The Manager and any other member of the AMRESCO Group, and any Trust Manager or officer of the Manager, any other member of the AMRESCO Group or the Company who purchases Common Shares in the Offering will agree not to sell any Common Shares or any rights to acquire Common Shares to any unaffiliated third party for a period of 180 days from the closing of the

Offering without the consent of Prudential Securities Incorporated. See "Underwriting." The Manager and its employees and the Independent Trust Managers may also receive options to purchase Common Shares pursuant to the Company's Share Option Plan. See "Management of the Company -- Share Options Outstanding."

     The market in which the Company expects to purchase Targeted Investments is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company, the Manager, and other members of the AMRESCO Group in addition to those described herein.

LIMITS OF RESPONSIBILITY

     Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to undertake the services called for thereunder and will not be responsible for any action of the Board of Trust Managers in following or declining to follow its advice or recommendations. Neither the Manager nor any member of the AMRESCO Group, nor any of their respective directors or its officers will be liable to the Company, any issuer of MBS, any subsidiary of the Company, the Independent Trust Managers, the Company's shareholders or any other party for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager does not have significant assets and may not have significant assets in the future. Consequently, there can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager.

     The Company and AMRESCO have agreed to indemnify the Manager and its directors, officers, employees and controlling Persons with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager or its employees made in good faith in the performance of the Manager's duties under the Management Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of May 1, 1998, relating to the beneficial ownership of the Common Shares by (i) all Persons known by the Company to beneficially own more than 5% of the outstanding Common Shares, (ii) each Trust Manager and (iii) all officers and Trust Managers as a group.


                                           AMOUNT AND NATURE OF                 PERCENTAGE OF SHARES
                                           BENEFICIAL OWNERSHIP                  BENEFICIALLY OWNED
       NAME AND ADDRESS OF          ----------------------------------   -----------------------------------
      BENEFICIAL OWNER(1)(2)        BEFORE OFFERING    AFTER OFFERING    BEFORE OFFERING   AFTER OFFERING(6)
      ----------------------        ---------------   ----------------   ---------------   -----------------
Holdings(3).......................      0 shares      1,000,011 shares(5)        0%               10%(5)
AMRESCO(4)........................    100 shares            100 shares        100%                  *
Officers and Trust Managers as a
  Group (11 Persons)..............      0 shares              0 shares          0%                 0%


---------------

 *   Less than 1%.

(1) Unless otherwise noted, the Company believes that each Person named in the table has sole voting and investment power with respect to all Common Shares owned by it.

(2) A Person is deemed to be the beneficial owner of securities that can be acquired by such Person within 60 days from the date of this Prospectus upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such Person (but not those held by any other Person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. None of the outstanding options to acquire Common Shares of the Company are exercisable within 60 days of this Prospectus.

(3)  Address is 330 E. Warm Springs Road, Las Vegas, Nevada 89119.

(4)  Address is 700 North Pearl Street, Suite 2400, Dallas, Texas 75201.

(5) Includes Common Shares to be purchased in the Private Placement and assumes the Underwriters' over-allotment is not exercised, and therefore Holdings does not purchase the additional 150,000 Common Shares it is obligated to purchase in the Private Placement if the Underwriters exercise their over-allotment option. See "Private Placement."



(6) Does not include Common Shares which may be purchased in the Offering pursuant to the request by the Company to reserve an aggregate of 900,000 Common Shares for sale to the Manager and other members of the AMRESCO Group, and to their respective Trust Managers, officers and employees (and to the Trust Managers, officers and employees of the Company), and to certain third parties to be identified by the Company (such as vendors, clients and business associates of the Company and the AMRESCO Group). See "The Manager -- Certain Relationships; Conflicts of Interests."


                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material federal income tax consequences that may be relevant to a prospective holder of Common Shares who purchases such shares in the Offering. Winstead Sechrest & Minick P.C. has acted as special tax counsel ("Tax Counsel") to the Company in connection with the Offering and the preparation of this Prospectus. This summary should not be construed as tax advice. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, Persons whose functional currency is other than the United States dollar, Persons who hold Common Shares as part of a straddle, hedging, or conversion transaction or, except as specifically described herein, tax-exempt entities and foreign Persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to Persons who will hold Common Shares as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code.

     The statements in this summary are based on current provisions of the Code (including provisions enacted by the Taxpayer Relief Act of 1997 (the "1997 Tax Act") which are effective for taxable years of the Company beginning after August 5, 1997), Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. The provisions of the Code, the Treasury Regulations promulgated thereunder and the administrative and judicial interpretations thereof that concern REITs are highly technical and complex and this summary is qualified in its entirety by such Code provisions, Treasury Regulations, and administrative and judicial interpretations. No assurance can be given that future legislative, judicial, or administrative actions or decisions will not affect the accuracy of any statements in this summary. In addition, no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any matter discussed herein, and there can be no assurance that the IRS or a court will agree with the statements made herein.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF COMMON SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

     The Company intends to make an election to be taxed as a REIT under sections 856 through 860 of the Code and the applicable Treasury Regulations promulgated thereunder, which together set forth the requirements for qualifying as a REIT (the "REIT Provisions of the Code"), beginning with its taxable year ending on December 31, 1998. The provisions of the 1997 Tax Act will be fully applicable to the Company. The Company believes that it will be organized and will operate in such a manner to qualify for taxation as a REIT under the Code. No assurance can be given, however, that the Company actually will operate in such a manner to so qualify as a REIT or will continue to operate in such a manner so as to remain qualified as a REIT.

     Subject to the qualifications stated herein and in its opinion, Tax Counsel has given the Company an opinion that the Company will qualify to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1998 and that the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. An opinion of counsel is not binding on the IRS or a court and there can be no assurance that the IRS or a court will not take a position different from that expressed by Tax Counsel. It also must be emphasized that Tax Counsel's opinion is based on various assumptions and is conditioned upon numerous representations made by the Company as to factual matters, including those related to its business and its assets as set forth in this Prospectus. Tax Counsel has not independently verified the Company's representations. Moreover, the Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis the actual operating results, distribution levels, diversity of share ownership and the various other qualification tests imposed by the Code as discussed below. Tax Counsel will not review the Company's compliance with these tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "-- Failure to Qualify."

TAXATION OF THE COMPANY

     For any taxable year in which the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to its shareholders. The REIT Provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid to shareholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the shareholder level) that generally results from an investment in a corporation.

     Even if the Company continues to qualify for taxation as a REIT, it may be subject to federal income tax in certain circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT Taxable Income and undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the corporate "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, the Company will be subject to tax on such income at the highest regular corporate rate (currently, 35%). Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property or property that is involuntarily converted), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements are met, the Company will be subject to a 100% tax on the gross income attributable to the greater of the amount by which the Company fails the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent the Company elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4% excise tax. Finally, if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company subsequently recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which the asset was acquired by the Company, then, pursuant to guidelines issued by the IRS, the excess of (i) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (ii) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (i.e., "built-in gain") will be subject to tax at the highest regular corporate rate. The results described above with respect to the tax on "built-in gain" assume that the Company will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Upon the acquisition of a corporation which is a "Qualified REIT Subsidiary" the Company also would be taxed on any built-in gain attributable to the Qualified REIT Subsidiary's assets. See "-- Requirements For Qualification -- Organizational Requirements -- Qualified REIT Subsidiary."

     The Company will be subject to tax at the highest marginal corporate rate on the portion of any excess inclusion income (see "-- Taxation of Shareholders -- Taxation of Taxable U.S. Shareholders" for a more complete discussion of excess inclusion income) derived by the Company from REMIC Residual Interests ("Excess Inclusion") equal to the percentage of the shares of the Company held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to shares of the Company held by a Disqualified Organization will reduce the cash available for distribution from the Company to all shareholders.

     If the Company invests in properties in foreign countries, the Company's profits from such investments will generally be subject to tax in the countries where such properties are located. The precise nature and amount of any such taxation will depend on the laws of the countries where the properties are located. If the Company satisfies the annual distribution requirements for qualification as a REIT and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Company will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. Moreover, a REIT is not able to pass foreign tax credits through to its shareholders.

     The Company will use the calendar year for both federal income tax purposes and financial reporting purposes.

REQUIREMENTS FOR QUALIFICATION

     To qualify as a REIT, the Company must meet and continue to meet the requirements, discussed below, relating to the Company's organization, the sources of its gross income, the nature of its assets, and the level of distributions to its shareholders.

     ORGANIZATIONAL REQUIREMENTS. The Code requires that a REIT be a corporation, trust, or association:

          (i) which is managed by one or more trustees or directors;

          (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

          (iii) which would be taxable as a domestic corporation but for compliance with the REIT requirements;

          (iv) which is neither a financial institution nor an insurance company subject to certain special provisions of the Code;

          (v) the beneficial ownership of which is held by 100 or more Persons;

          (vi) at all times during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly through the application of certain attribution rules, by or for five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds)(the "5/50 Rule");

          (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status;

          (viii) that uses a calendar year for federal income tax purposes; and

          (ix) which meets certain other tests, described below, regarding the nature of its income and assets.

     The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) do not apply until after the first taxable year for which a REIT election is made. For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

     The Company anticipates issuing sufficient Common Shares with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, the Declaration of Trust provides for restrictions regarding the transfer of the Common Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Shares of Beneficial Interest -- Restrictions on Transfer." For purposes of determining ongoing compliance with the beneficial share ownership requirements, Treasury Regulations require the Company to issue letters to certain shareholders demanding information regarding the amount of shares each such shareholder actually or constructively owns ("shareholder demand letters"). If the Company fails to comply with these regulatory rules it will be subject to a $25,000 penalty ($50,000 for intentional violations).

     As set forth in (vi) above, to qualify as a REIT, the Company must also satisfy the requirement set forth in Section 856(a)(6) of the Code that it not be closely held. The Company will not be closely held so long as at all times during the last half of any taxable year of the Company (other than the first taxable year for which the REIT election is made) not more than 50% in value of its outstanding shares is owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds). Although the Declaration of Trust of the Company contains certain restrictions on the ownership and transfer of the Common Shares, the restrictions do not ensure that the Company will be able to satisfy the 5/50 Rule requirement. If the Company fails to satisfy the 5/50 Rule, the Company's status as a REIT will terminate, and the Company will not be able to prevent such termination. However, if the Company complies with the procedures prescribed in the Treasury Regulations for issuing shareholder demand letters and does not know, or with the exercise of reasonable diligence would not have known, that the 5/50 Rule was violated, the requirement will be deemed to be satisfied for the year. See "-- Failure to Qualify."

     Qualified REIT Subsidiary. If a REIT owns a corporate subsidiary that is a "Qualified REIT Subsidiary," within the meaning of section 856(i) of the Code, that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A "Qualified REIT Subsidiary" is a corporation all of the capital shares of which are owned by the REIT. If an existing corporation is acquired by a REIT and is a "Qualified REIT Subsidiary", all of its pre-REIT earnings and profits must be distributed before the end of the REIT's taxable year. See "-- Taxation of the Company."

     Ownership of a Partnership Interest. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT's capital interest in such partnership and is deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Pursuant to Treasury Regulations effective January 1, 1997 relating to entity classification (the "Check-the-Box Regulations"), an unincorporated entity that has a single owner is disregarded as an entity separate from its owner for federal income tax purposes.

     INCOME TESTS. To maintain its qualification as a REIT, the Company must satisfy two gross income requirements annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of shares or securities or from any combination of the foregoing.

     The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any Person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally may be qualifying income for purposes of the 75% and 95% gross income tests.

     Interest on obligations secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if the Company held such assets), the Company will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if the Company receives interest income with respect to a Mortgage Loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date the Company acquired the Mortgage Loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

     Tax Counsel is of the opinion that the interest, OID, and any market discount income that the Company derives from its investments in MBS and Mortgage Loans generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which the Company holds an interest consists of real estate assets (determined as if the Company held such assets), and the Company's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. Most of the income that the Company recognizes with respect to its investments in Mortgage Loans will be qualifying income for purposes of both gross income tests. In some cases, however, the loan amount of a Mortgage Loan, particularly with respect to a Distressed Mortgage Loan, a Performing Mortgage Loan, or any Subordinated Interest in any MBS, may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a Mortgage Loan may be based in part on the borrower's profits or net income, which in some instances may disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests.

     The Company may originate or acquire Mortgage Loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally may be qualifying income for purposes of the 75% and 95% gross income tests. Also, the Company may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations.

     The Company may originate or acquire Mortgage Loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, the Company will retain an equity ownership interest in the Mortgage Loans that has economic characteristics similar to those of a subordinated interest in a MBS. In addition, the Company may securitize MBS (or non-REMIC CMOs) through the issuance of REMIC or non-REMIC CMOs, retaining an equity interest in the MBS used as collateral in the resecuritization transaction. Such transactions will not cause the Company to fail to satisfy the gross income tests or the asset tests described below.

     The Company may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. For example, certain fees for services rendered by the Company will not be qualifying income for purposes of the gross income tests. It is not anticipated that the Company will receive a significant amount of such fees. The Company will monitor the amount of nonqualifying income produced by its assets and intends to manage its portfolio in order to comply at all times with both the 75% and the 95% gross income tests.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent received or accrued with respect to any property must not be based in whole or in part on the income or profits derived by any Person from such property, although an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or gross sales. Rents received from a tenant that are based on the tenant's income from the property will not be treated as rents based on income or profits and thus excluded from the term "rents from real property" if the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by a REIT. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the REIT derives no income. The independent contractor requirement, however, does not apply to the extent the services rendered by the REIT are customarily furnished or rendered in connection with the rental of the real property such that they are services that a tax-exempt organization could provide to its tenants without causing its rental income to be unrelated business taxable income under the Code. A tax-exempt organization may provide services which are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant," without incurring unrelated business taxable income. A de minimis exception allows a REIT to provide non-customary services to its tenants and not disqualify income as rents from real property so long as the amount received or accrued by the REIT from the impermissible services does not exceed 1.0% of the Company's gross income from the property. The amount the Company receives that is attributable to impermissible services cannot be valued at less than 150% of the direct cost to the REIT of providing these services.

     The Company intends to operate so that it will not charge rent for any portion of any of its real property that is based, in whole or in part, on the income or profits of any Person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such rent would jeopardize the Company's status as a REIT. In addition, the Company intends to operate so that, to the extent that it receives rent from a Related Party Tenant, such rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also intends to operate so that it will not allow the rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total rent received under the lease, if the receipt of such rent would cause the Company to fail to satisfy either the 75% or 95% gross income test. Finally, the Company intends to operate so that it will not operate or manage its real property or furnish or render noncustomary services to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize the Company's status as a REIT.

     Should the potential amount of nonqualifying income in the future create a risk as to the qualification of the Company as a REIT, the Company intends to take action to avoid not qualifying as a REIT. The Company may for instance transfer certain nonqualifying activities to a taxable corporation, from which it would receive dividends. If this should occur, the Company would be entitled to receive dividends as a shareholder of such corporation. The amount of dividends available for distribution to the Company would be reduced below the comparable amount of income that would otherwise be received by the Company because such a corporation would be subject to a corporate level tax on its taxable income, thereby reducing the amount of cash available for distribution.

     REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. The Company does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% and 95% gross income tests, but, if the Company does receive any such income, the Company intends to make an election to treat the related property as foreclosure property.

     If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. The Company anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests.

     It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company enters into an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument to reduce its interest rate risk with respect to debt that was or will be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company hedges with other types of financial instruments that are not similar to the above or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. If necessary, the Company may conduct some or all of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax.

     If the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the

Code. These relief provisions generally will be available if (i) the Company's failure to meet such test(s) was due to reasonable cause and not due to willful neglect, (ii) the Company reported the nature and amount of each item of its income included in the test(s) for such taxable year on a schedule attached to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally earns exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. As discussed above in "-- Taxation of the Company" even if these relief provisions apply, the Company will still be subject to a 100% tax on the gross income attributable to the greater of the amount by which the Company failed the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability.

     ASSET TESTS. The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through shares or long-term (at least five-year) debt offerings, temporary investments in shares or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in Mortgage Loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in Mortgage Loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in any Qualified REIT Subsidiary).

     The Company expects that any Mortgage Loans, MBS or commercial real property and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which the Company owns an interest consists of "real estate assets" and the Company's proportionate share of those assets includes assets that are non-qualifying assets for purposes of the 75% asset test. In addition, the Company expects that any preferred equity investments in partnerships that own real estate would also be treated as qualifying real estate assets for such purposes as long as the assets were qualifying assets in the hands of such partnership. Similarly, a preferred equity investment in a corporation, which if acquired by the Company would constitute a Qualified REIT Subsidiary, would be treated as a qualifying asset to the extent that the principal balance of a Mortgage Loan does not exceed the value of the associated real property. The Company will monitor the status of the assets that it acquires for purposes of the various asset tests and intends to manage its portfolio in order to comply at all times with such tests.

     If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     ANNUAL DISTRIBUTION REQUIREMENTS. To continue to qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends and retained capital gains) to its shareholders each year in an amount at least equal to (i) the sum of (A) 95% of the Company's REIT Taxable Income plus (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. A distribution which is not pro rata within a class of shares entitled to a dividend or which is not consistent with the rights to distributions between classes of shares (a "preferential dividend") is not taken into consideration for the purpose of meeting the distribution requirement. Accordingly, the payment of a preferential dividend could affect the Company's ability to meet this distribution requirement.

     To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT Taxable Income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if the Company should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, plus (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent the Company elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4% excise tax. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

     It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT Taxable Income. For example, the Company will recognize taxable income in excess of its cash receipts when, as generally happens, OID accrues with respect to its MBS. Furthermore, some Distressed and Participating Loans may be deemed to have OID, in which case the Company will be required to recognize taxable income in advance of the related cash flow. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, MBS and Mortgage Loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than the Company's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. The Company also may recognize Excess Inclusion or other "phantom" taxable income from REMIC Residual Interests. It also is possible that, from time to time, the Company may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, the Company may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Also, because the Company is an accrual-basis taxpayer, it may have to recognize income on Distressed Mortgage Loans even though the borrower is unable to pay the full amount due. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Although the Code allows certain items of excess noncash income (including OID) to be disregarded for purposes of the distribution requirements, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Shares or additional Common Shares.

     If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the IRS upon audit, the Company may retroactively cure the failure by paying "deficiency dividends" to its shareholders in a later year, which may then be included in the Company's deduction for dividends paid for the earlier year. The Company may thus be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

     Any gross income derived from a prohibited transaction is not taken into account in applying the 95% and 75% gross income tests necessary to qualify as a REIT (but the net income from such a transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property or property that was involuntarily converted) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by it will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of the Company's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. When relevant, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify as a REIT will not be required and, if made, will not be deductible by the Company. As a result, the Company's failure to qualify as a REIT will reduce the cash available for distribution by the Company to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to the Company's shareholders will be taxable as ordinary dividend income to the extent of the Company's then current and accumulated earnings and profits, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to determine whether the Company would be entitled to such statutory relief in all circumstances.

TAXATION OF SHAREHOLDERS

     TAXATION OF TAXABLE U.S. SHAREHOLDERS. As used herein, the term "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state unless, in the case of a partnership, Treasury Regulations provide otherwise, (iii) is an estate whose income is subject to taxation in the United States regardless of its connection with the conduct of a U.S. trade or business or (iv) is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

     As long as the Company continues to qualify as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations.

     Dividends paid to U.S. Shareholders will be treated as portfolio income. Such income, therefore, will not be subject to reduction by losses from passive activities (i.e., any interest in a rental activity or in a trade or business in which the holder does not materially participate, such as certain interests held as a limited partner) of any holder who is subject to the passive activity loss rules. Such distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

     Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to U.S. Shareholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his/her Common Shares. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gains applicable to noncorporate taxpayers is 28% for sales and exchange of assets held for more than one year but not more than 18 months and 20% for sales and exchange of assets held for more than 18 months. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against noncorporate taxpayers' ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by individuals. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     The Company may elect to retain amounts representing long-term capital gain income on which the Company will be taxed at regular corporate rates. In that case, each shareholder will be taxed on a proportionate share of the total long-term capital gains retained by the Company and will also receive a credit for a proportionate share of the tax paid by the Company. Finally, each shareholder shall increase the adjusted basis in his/her shares by the difference between the allocable amount of long-term capital gain and the tax deemed paid by the shareholder. If the Company should elect to retain long-term capital gains, it will notify each shareholder of the relevant tax information after the close of the taxable year.

     To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his/her shares of Common Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his/her shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

     The Company's investment in Subordinated Interests and certain types of MBS may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, shareholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if the Company receives phantom income, its shareholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the shareholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause shareholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased shares of the Company at a time when the before-tax rate of return was 10%, his after-tax rate of return on his shares might be somewhat less than 7% as a result of the Company's phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable shareholder of the Company will decrease.

     Because the Company expects to own REMIC Residual Interests, it is likely that shareholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income they derive from the Company with their current deductions or net operating loss carryovers or carrybacks. The portion of a shareholder's dividends that will be subject to this limitation will equal his allocable share of any Excess Inclusion income derived by the Company with respect to the REMIC Residual Interests. The Company's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to the Company with respect to the REMIC Residual Interest. To the extent provided in future Treasury Regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by the Company that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that the Company (or a Qualified REIT Subsidiary) acquires or originates Mortgage Loans and uses those loans to collateralize one or more multiple-class offerings of CMOs for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury Regulations, shareholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income that they derive from the Company that are attributable to Non-REMIC transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent the Company's shareholders from offsetting some portion of their dividend income with deductions or losses from other sources.

     Upon any sale or other disposition of Common Shares, the holder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and (ii) the holder's adjusted basis in the shares. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if such shares have been held for more than twelve months. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Common Shares that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Shareholder from the Company which were required to be treated as long-term capital gains.

     TAXATION OF TAX-EXEMPT SHAREHOLDERS. Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company and any gain realized on the sale of Common Shares as UBTI.

     Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a "pension held REIT" at any time during a taxable year. Such a pension fund must treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT's gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund, to the REIT's gross income (less direct expenses related thereto) from all sources. The special rules will not apply to require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%.

     A REIT will be treated as a "pension held REIT" if the REIT is predominantly held by tax-exempt pension funds and if the REIT would fail to satisfy the 5/50 Rule discussed above, see "-- Requirements For
Qualification -- Organizational Requirements," if the shares of the REIT held by such tax-exempt pension funds were not treated as held directly by their respective beneficiaries. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT's shares, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT's shares) own in the aggregate more than 50% (measured by value) of the REIT's shares. The Company believes that it will not be treated as a pension-held REIT. However, because the shares of the Company will be publicly traded, no assurance can be given that the Company is not or will not become a pension-held REIT.

     Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, the Company will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion income derived by the Company from REMIC Residual Interests that is allocable to shares of the Company held by Disqualified Organizations. Any such tax would be deductible by the Company against its income that is not Excess Inclusion income.

     If the Company derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on the Company described in the preceding paragraph may be imposed on shareholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Shares on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds Common Shares in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

     The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of CMOs in Non-REMIC transactions. If such Treasury regulations are issued in the future preventing taxable shareholders from offsetting some percentage of the dividends paid by the Company with deductions or losses from other sources, that same percentage of the Company's dividends would be treated as UBTI for shareholders that are Exempt Organizations. See "-- Taxation of Taxable U.S. Shareholders."

     TAXATION OF NON-U.S. SHAREHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and estates and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex, and the following discussion is intended only as a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

     In general, Non-U.S. Shareholders are subject to regular United States income tax with respect to their investment in Common Shares in the same manner as a U.S. Shareholder if such investment is "effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income with respect to its investment in Common Shares that is (or is treated as) effectively connected with the conduct of a trade or business in the United States also may be subject to the 30% branch profits tax imposed by the Code, which is payable in addition to regular United States corporate income tax. The following discussion addresses only the United States taxation of Non-U.S. Shareholders whose investment in Common Shares is not effectively connected with the conduct of a trade or business in the United States.

     Distributions made by the Company that are not attributable to gain from the sale or exchange by the Company of United States real property interests and that are not designated by the Company as capital gain dividends will be treated as ordinary income dividends to the extent made out of current or accumulated earnings and profits of the Company. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividends paid unless reduced or eliminated by an applicable United States income tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Shareholder unless a lower treaty rate applies and the Non-U.S. Shareholder has filed an IRS Form 1001 with the Company certifying the Non-U.S. Shareholder's entitlement to treaty benefits.

     Distributions made by the Company in excess of its current and accumulated earnings and profits will be treated first as a tax-free return of capital to each Non-U.S. Shareholder, reducing the adjusted basis which such Non-U.S. Shareholder has in his Common Shares for U.S. tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a Non-U.S. Shareholder's adjusted basis in his shares being treated as gain from the sale or exchange of such shares, the tax treatment of which is described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the Company's current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Shareholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of the Company's then current and accumulated earnings and profits.

     If the Company derives Excess Inclusion income from REMIC Residual Interests, the portion of the dividends paid to Non-U.S. Shareholders that is allocable to the Excess Inclusion income may not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, the U.S. Treasury Department has been authorized to issue regulations regarding issuances by a REIT of multi-class MBS in Non-REMIC Transactions. If Treasury Regulations are issued in the future preventing taxable shareholders from offsetting some percentage of the dividends paid by the Company with deductions or losses from other sources, that same percentage of the Company's dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See "-- Taxation of Taxable U.S. Shareholders."

     As long as the Company continues to qualify as a REIT, distributions made by the Company that are attributable to gain from the sale or exchange by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Shareholder as if such distributions were gains "effectively connected" with the conduct of a trade or business in the United States. Accordingly, a Non-U.S. Shareholder will be taxed on such distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Shareholder that is not entitled to treaty relief or exemption. The Company will be required to withhold tax from any distribution to a Non-U.S. Shareholder that could be designated by the Company as a capital gain dividend in an amount equal to 35% of the gross distribution. The amount of tax withheld is fully creditable against the Non-U.S. Shareholder's FIRPTA tax liability, and if such amount exceeds the Non-U.S. Shareholder's federal income tax liability for the applicable taxable year, the Non-U.S. Shareholder may seek a refund of the excess from the IRS. In addition, if the Company designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding.

     Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of Common Shares generally will not be subject to United States taxation unless the Common Shares constitute a "United States real property interest" within the meaning of FIRPTA. The Common Shares will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Shareholders. However, because the shares of Common Shares will be publicly traded, no assurance can be given that the Company is or will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of Common Shares not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

     If the Company did not constitute a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Shareholder of Common Shares would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" only if the selling Non-U.S. Shareholder's interest in the Company exceeded 5% at any time during the five years preceding the sale or exchange. If gain on the sale or exchange of Common Shares was subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the Common Shares (including the Company in a redemption transaction) would be required to withhold and remit to the IRS 10% of the purchase price. Additionally, in such case, distributions on the Common Shares to the extent they represent a return of capital or capital gain from the sale of the shares, rather than dividends, would be subject to a 10% withholding tax.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     The Company will report to its U.S. Shareholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the rate of 31% on dividends paid unless such U.S. Shareholder (i) is a corporation or falls within certain other exempt categories and, when required, can demonstrate this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Shareholder's federal income tax liability. In addition, the Company may be required to withhold a portion of any capital gain distributions made to U.S. Shareholders who fail to certify their non-foreign status to the Company. See "-- Taxation of Non-U.S. Shareholders."

     Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Shareholders, and Non-U.S. Shareholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

PROPOSED TAX LEGISLATION AND POSSIBLE OTHER LEGISLATIVE ACTIONS AFFECTING TAX CONSEQUENCES

     On February 2, 1998 President Clinton released his budget proposal for fiscal year 1999 (the "Budget Proposal"). Two provisions contained in the Budget Proposal could affect the Company if enacted in final form. First, the Budget Proposal would prohibit a REIT from owning, directly or indirectly, more than 10% of the voting power or value of all classes of a C corporation's stock (other than the stock of a Qualified REIT Subsidiary). Currently, a REIT may own no more than 10% of the voting stock of a C corporation (other than a Qualified REIT Subsidiary), but its ownership of the nonvoting stock of a C corporation is not limited (other than by the rule that the value of a REIT's combined equity and debt interest in a C corporation may not exceed 5% of the value of a REIT's total assets). That provision is proposed to be effective with respect to stock in a C corporation acquired by a REIT on or after the date of "first committee action" (i.e., first action by the House Ways and Means Committee with respect to the provision) ("First Committee Action"). A REIT that owns stock in a C corporation in excess of the new ownership limit prior to First Committee Action would be "grandfathered," but only to the extent that the corporation does not engage in a new trade or business or acquire substantial new assets on or after the date of First Committee Action. If enacted as presently written, that provision would limit the Company's use of AMREIT II, Inc. and other taxable subsidiaries to conduct businesses the income from which would be nonqualifying income if received directly by the Company.

     Second, the Budget Proposal would require recognition of any built-in gain associated with the assets of a "large" C corporation (i.e., a C corporation whose stock has a fair market value of more than $5 million) upon its conversion to REIT status or merger into a REIT. That provision is proposed to be effective for conversions to REIT status effective for taxable years beginning after January 1, 1999 and mergers of C corporations into REITs that occur after December 31, 1998. This provision would require immediate recognition of gain if, at any time after December 31, 1998, a "large" C corporation merges into the Company.

     On March 26, 1998, bills were introduced in both the House of Representatives and the Senate (H.R. 3558 and S.1871) which would limit the operations of certain "stapled" REITs. Since the Company is not a "stapled" REIT, such proposed legislation, if enacted, is not expected to affect the Company. Neither bill, as introduced, included the other provisions from the Budget Proposal which, if enacted, would apply to all REITs.

     Prospective holders should recognize that the present federal income tax treatment of the Company may be modified by other future legislative, judicial or administrative actions or decisions at any time, which may be retroactive in effect, and, as a result, any such action or decision may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by Persons involved in the legislative process and by the IRS and the Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Company or its shareholders. Revisions in federal income tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Common Shares.

     The Company or the Company's shareholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Shares.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser. The discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code that may be relevant to particular shareholders (including employee benefit plans subject to Title I of ERISA, other retirement plans and individual retirement accounts ("IRAs") subject to the prohibited transaction provisions of Section 4975 of the Code, as well as governmental plans or church plans that are exempt from ERISA and
Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON SHARES ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON SHARES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

     Each fiduciary of a pension, profit-sharing, or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Common Shares is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Shares is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the length of the Company's operating history, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

     The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

     Fiduciaries of Plans and Persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified Person" with respect to a Plan or with respect to a Plan or IRA subject to Code section 4975 other than a fiduciary acting as such is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not timely corrected. If the disqualified Person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF THE COMPANY UNDER ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan or is a Non-ERISA Plan or IRA subject to Section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

     Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

     If the assets of the Company are deemed to be "plan assets" under ERISA,
(i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) Persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Shares, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

     The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this offering, the Common Shares will be "widely held."

     The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with the Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a Person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Declaration of Trust on the transfer of the Company's shares will not result in the failure of the Common Shares to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Shares other than those enumerated in the Plan Asset Regulations as those not affecting free transferability. However no assurance can be given that the DOL or the United States Department of Treasury will not reach a contrary conclusion.

     Assuming that the Common Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Shares, the Common Shares should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA or Non-ERISA Plan that invests in the Common Shares.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

GENERAL


     The Declaration of Trust provides that the Company may issue up to 250,000,000 shares of beneficial interest of the Company consisting of 200,000,000 Common Shares and 50,000,000 Preferred Shares. Upon completion of the Offering and the Private Placement, 10,000,111 Common Shares will be issued and outstanding (assuming no exercise of the Underwriters' over-allotment option) and no Preferred Shares will be issued or outstanding.


     Both the Texas REIT Act and the Declaration of Trust provide that no shareholder of the Company will be personally liable for any debt, act, omission or obligation incurred by the Company or its Trust Managers. Conducting business in other states, however, may give rise to shareholder liability in those states that may not recognize the status of a Texas REIT or the limited liability afforded shareholders under the Texas REIT Act. For this reason, the Company may hold assets or conduct business in states other than Texas through wholly owned subsidiaries of the Company, if, among other reasons, it determines that there would exist in that state a significant risk of shareholder liability if the assets were owned or the business conducted directly by the Company. Although the Company is not aware of any state which has attempted to impose liability on shareholders of a Texas REIT, the Company will use such subsidiaries to the fullest extent it can in those states where the law is unclear regarding limited shareholder liability in an effort to minimize the possibility of shareholder liability.

     In addition, the Bylaws provide that the Company will indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder, and that the Company will reimburse each shareholder for all legal and other expenses reasonably incurred by such shareholder in connection with any such claim or liability. Further, the Company may, if it deems necessary, include a provision in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent such claims are not paid by the Company. Because the Company will carry public liability insurance which it believes is adequate for tort claims, any risk of personal liability to shareholders is limited to situations in which the Company's unencumbered assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

     VOTING RIGHTS. Subject to the provisions of the Declaration of Trust regarding Beneficial Ownership or Constructive Ownership in excess of the Aggregate Share Ownership Limit and to such preferential rights as may be granted by the Board of Trust Managers in connection with the future issuance of Preferred Shares, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trust Managers. There is no cumulative voting in the election of Trust Managers, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trust Managers then standing for election.

     DIVIDENDS. Subject to the provisions of the Declaration of Trust regarding Beneficial Ownership or Constructive Ownership in excess of the Aggregate Share Ownership Limit and to such preferential rights as may be granted by the Board of Trust Managers in connection with the future issuance of Preferred Shares, holders of Common Shares are entitled to receive ratably such dividends, in cash, property or Shares, as may be declared from time to time by the Board of Trust Managers. The Company is prohibited from declaring or paying any dividend when the Company is unable to pay its debts as they become due in the usual course or when the payment of such dividend would result in the Company becoming unable to pay its debts as they become due. See "Dividend Policy and Distributions."

     LIQUIDATION RIGHTS. Subject to the provisions of the Declaration of Trust regarding the Aggregate Share Ownership Limit, in the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Shares will be entitled to share ratably in the assets of the Company remaining after provision for liabilities to creditors and payment of liquidation preferences to holders of Preferred Shares.

     OTHER TERMS. Holders of Common Shares have no redemption, preference, conversion, exchange or preemptive rights to subscribe to any securities of the Company. All outstanding Common Shares will be fully paid and nonassessable.

     MEETINGS OF SHAREHOLDERS. The Bylaws provide that annual meetings of shareholders, commencing with the 1999 annual meeting, will be held no later than the last day of May of each year. Special meetings of the shareholders may be called by the Trust Managers, any officer of the Company or the holders of at least 10% of all of the Shares entitled to vote at the meetings.

PREFERRED SHARES

     The Board of Trust Managers is empowered to issue Preferred Shares from time to time in one or more series, without shareholder approval, and with respect to each series to determine, subject to limitations prescribed by law,
(i) the number of shares constituting such series, (ii) the dividend rate on the shares of each series, whether such dividends shall be cumulative and the relation of such dividends to the dividends payable on any other class of shares, (iii) whether the shares of each series shall be redeemable and the terms thereof, (iv) whether the shares will be convertible into Common Shares and the terms thereof, (v) the amount per share payable on each series or other rights of holders of such shares on liquidation or dissolution of the Company,
(vi) the voting rights, if any, of shares of each series, and (vii) generally any other rights and privileges not in conflict with the Declaration of Trust or the Texas REIT Act for each series and any qualifications, limitations or restrictions thereof.

     Because the Trust Managers have the power to establish the preferences and rights of each class or series of Preferred Shares, it may afford the holders in any series or class of Preferred Shares dividend rights, preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. Issuance of a series of Preferred Shares also could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although the Board of Trust Managers is required to make a determination as to the best interest of the shareholders of the Company when issuing Preferred Shares, the Board of Trust Managers could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in the best interest of the Company or in which shareholders might receive a premium for their shares over the then-prevailing market price. The authorized Preferred Shares are available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Common Shares may then be listed.

REGISTRATION RIGHTS

     The Company has agreed that, upon the demand of Holdings, it will file and use its best efforts to have declared effective a resale registration statement covering the resale of the Common Shares sold in the Private Placement. The Company has agreed with Holdings that it will keep such resale registration statement effective until such time as sales may be made in reliance on Rule 144(k) under the Securities Act. See "Private Placement."

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and such Shares must be beneficially owned by 100 or more Persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. See "Federal Income Tax Consequences -- Requirements For Qualification."

     Because the Board of Trust Managers believes it is essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Aggregate Share Ownership Limit") of the total outstanding Shares. The Trust Managers may waive the Aggregate Share Ownership Limit and have waived such Aggregate Share Ownership Limit with respect to the Manager and other members of the AMRESCO Group. Any Transfer of Shares that would (i) create a direct or indirect ownership of Shares in excess of the Aggregate Share Ownership Limit, (ii) result in the Shares being owned by fewer than 100 Persons, (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) result in the disqualification of the Company as a REIT, shall be null and void.

     If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person becoming the Beneficial Owner or Constructive Owner of Shares in violation of the Aggregate Share Ownership Limit: (i) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate the Aggregate Share Ownership Limit, (rounded to the nearest whole Share) will be automatically, without any further action on the part of any Person, deemed to be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, effective as of the close of business on the business day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or (ii) if the Transfer to the Charitable Trust described above would not be effective for any reason to prevent the violation of the Aggregate Share Ownership Limit, then the Transfer of that number of Shares that otherwise would cause any Person to violate the Aggregate Share Ownership Limit, shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

     Upon any purported Transfer or other event that would result in a Transfer of Shares to a Charitable Trust, such Shares will be deemed to have been transferred to the trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in the Transfer to the Charitable Trust. The trustee will be appointed by the Company and will be a Person unaffiliated with the prohibited owner. Each Charitable Beneficiary will be designated by the Company as provided below.

     Shares held by a trustee of a Charitable Trust will be issued and outstanding Shares of the Company. The prohibited owner will have no rights in the Shares held by the trustee. The prohibited owner will not benefit economically from ownership of any Shares held in the Charitable Trust by the trustee, shall have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

     The trustee of the Charitable Trust will have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that Shares have been transferred to the trustee will be paid with respect to such Shares to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividends or distributions so paid over to the trustee will be held in trust for the benefit of the Charitable Beneficiary for distribution at such times as may be determined by the trustee. The prohibited owner will have no voting rights with respect to Shares held in the Charitable Trust and, subject to Texas law, effective as of the date that Shares have been transferred to the trustee, the trustee will have the authority (at the trustee's sole discretion)
(i) to rescind as void any vote cast by a prohibited owner prior to the discovery by the Company that Shares have been transferred to the trustee and
(ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Charitable Beneficiary.

     Within 20 days of receiving notice from the Company that Shares have been Transferred to the Charitable Trust, the trustee of the Charitable Trust will sell the Shares held in the Charitable Trust to a Person, designated by the trustee, whose ownership of the Shares will not violate the Aggregate Share

Ownership Limit. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the Charitable Beneficiary. The prohibited owner will receive the lesser of (i) the price paid by the prohibited owner for the Shares or, if the prohibited owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (ii) the price per Share (net of costs of sales) received by the trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the prohibited owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been Transferred to the trustee, such Shares are sold by a prohibited owner, then (i) such Shares will be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the prohibited owner received an amount for such Shares that exceeds the amount that such prohibited owner was entitled to receive, such excess shall be paid to the trustee upon demand.

     Shares Transferred to the trustee will be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such Transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company will have the right to accept such offer until the trustee has sold the Shares held in the Charitable Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold will terminate and the trustee will distribute all net sales proceeds of the sale to the prohibited owner.

     By written notice to the trustee, the Company will designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the Aggregate Share Ownership Limit in the hands of such Charitable Beneficiary and (ii) each such organization must fit within the definition of a Charitable Beneficiary set forth in the Declaration of Trust.

     All certificates representing Common Shares will bear a legend referring to the restrictions described above.

     Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust, must immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and must provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company's status as a REIT.

     The Aggregate Share Ownership Limit may have the effect of precluding acquisition of control of the Company unless the Board of Trust Managers determines that maintenance of REIT status is no longer in the best interest of the Company. See "Certain Provisions of Texas Law and of the Declaration of Trust and Bylaws."

     Holdings has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of the Common Shares acquired by it pursuant to the Private Placement for a period of two years from the closing of the Offering without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. In addition, the Trust Managers and executive officers of the Company have each agreed for a period of 180 days from the closing of the Offering, not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) Common Shares or any securities convertible into or exchangeable or exercisable therefor to any unaffiliated third party without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters. See "Shares Eligible for Future Sale."

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

     The Company intends to implement a dividend reinvestment and share purchase plan whereby shareholders may automatically reinvest their dividends and make additional cash purchases of the Common Shares. The details of such plan will be sent to the Company's shareholders following the adoption thereof by the Board of Trust Managers.

                      CERTAIN PROVISIONS OF TEXAS LAW AND
                     OF THE DECLARATION OF TRUST AND BYLAWS

     The following paragraphs summarize certain provisions of Texas law and the Declaration of Trust and Bylaws. The summary does not purport to be complete and reference is made to Texas law and the Declaration of Trust and Bylaws for complete information. Copies of the Declaration of Trust and Bylaws have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part.

     Certain provisions of the Declaration of Trust and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Trust Managers and in the policies formulated by the Board of Trust Managers and to discourage certain types of transactions that may involve an actual or threatened change in control of the Company. These provisions are designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions might discourage third parties from making tender offers for the Shares. As a result, the Market Price of the Shares might not benefit from any premium which might occur in anticipation of a threatened or actual change in control. Such provisions also might have the effect of preventing changes in the management of the Company.

BOARD OF TRUST MANAGERS

     The Bylaws provide that the number of Trust Managers cannot be fewer than two nor more than nine. At all times after the closing of the Offering and except for a period of 90 days following a vacancy, at least a majority of the Trust Managers must be Independent Trust Managers. Upon the closing of the Offering, the Board of Trust Managers will consist of seven members. Trust Managers will hold office until their successors are duly elected and qualified or until their death, resignation or removal. Under the Texas REIT Act, the Trust Managers must be natural Persons but do not need to be residents of Texas or shareholders of the real estate investment trust unless the declaration of trust or bylaws of such real estate investment trust so require. The Declaration of Trust and Bylaws do not require that Trust Managers be residents of Texas or shareholders of the Company.

REMOVAL OF TRUST MANAGERS

     The Declaration of Trust and the Bylaws provide that a Trust Manager may be removed at any time with or without cause by the vote of holders of Shares representing two-thirds of the total votes authorized to be cast by Shares then outstanding and entitled to vote thereon. Upon the resignation or removal of any Trust Manager, or his otherwise ceasing to be a Trust Manager, he must execute and deliver such documents as the remaining Trust Managers may require for the conveyance of any Company property held in his name, must account to the remaining Trust Managers as they require for all property which he holds as Trust Manager and will thereupon be discharged as Trust Manager. Upon the incapacity or death of any Trust Manager, his legal representative must perform the acts set forth in the preceding sentence and the discharge mentioned therein will run to such legal representative and to the incapacitated Trust Manager or the estate of the deceased Trust Manager, as the case may be.

STAGGERED BOARD

     The Declaration of Trust provides that immediately after the closing of the Offering, the Board of Trust Managers will be divided into three classes, each class to consist as nearly as possible of one-third of the Trust Managers. The term of office of one class of Trust Managers will expire each year. The initial term of office of the Class I, Class II and Class III Trust Managers will expire at the 1999, 2000 and 2001 annual meeting of shareholders, respectively. Commencing with the 1999 annual meeting of shareholders, the Trust Managers of the class elected at each annual meeting of shareholders will hold office for a term of three years.

     The staggered board provision could have the effect of making the removal of incumbent Trust Managers more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trust Managers. Thus, the staggered board provision could increase the likelihood that incumbent Trust Managers will retain their positions.

     Further, holders of Common Shares have no right to cumulative voting for the election of Trust Managers. Consequently, at each annual meeting of shareholders, the holders of a majority of the outstanding Shares will be able to elect all of the successors of the class of Trust Managers whose term expires at the meeting.

BUSINESS COMBINATIONS

     The Declaration of Trust requires that, except in certain circumstances, a Business Combination (as defined below) between the Company and a Related Person (as defined below) must be approved by the affirmative vote of the holders of 80% of the outstanding Shares, including the vote of the holders of not less than 50% of the Shares not owned by the Related Person.

     The Declaration of Trust provides that a "Business Combination" is: (i) any merger or consolidation, if and to the extent permitted by law, of the Company or a subsidiary with or into a Related Person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part (as defined in the Declaration of Trust) of the total assets of the Company as of the end of the last fiscal year, to or with a Related Person; (iii) the issuance or transfer by the Company or a subsidiary (other than by way of a pro rata dividend to all shareholders) of any securities of the Company or a subsidiary to a Related Person; (iv) any reclassification of securities (including a reverse share split) or recapitalization by the Company that would increase the voting power of the Related Person; or (v) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person which involves any transfer of assets or any other transaction in which the Related Person has any direct or indirect interest (except proportionately as a shareholder); (vi) any series or combination of transactions having, directly or indirectly, substantially the same effect as the foregoing; and (vii) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

     A "Related Person" generally is defined in the Declaration of Trust to include any individual, corporation, partnership or other Person and the affiliates and associates of any such individual, corporation, partnership or other Person which individually or together is the Beneficial Owner in the aggregate of more than 50% of the Shares of the Company.

     The 50% voting requirement referred to above will not be applicable if the Business Combination is approved by the affirmative vote of holders of not less than 90% of the outstanding Shares. Neither the 80% nor the 50% voting requirements outlined above will apply if: (i) the Board of Trust Managers by a vote of not less than 80% of the Trust Managers then holding office (a) have expressly approved in advance the acquisition of Shares that caused the Related Person to become a Related Person or (b) have expressly approved the Business Combination prior to the date on which the Related Person involved in the Business Combination became a Related Person; or (ii) the Business Combination is solely between the Company and a corporation, 100% of the voting shares of which is owned directly or indirectly by the Company; or (iii) the Business Combination is proposed to be consummated within one year of the closing of a Fair Tender Offer

(as defined in the Declaration of Trust) by the Related Person in which Business Combination the cash or the Fair Market Value (as defined in the Declaration of Trust) of the property, securities or other consideration to be received per Share by all remaining holders of Shares in the Business Combination is not less than the price offered in the Fair Tender Offer; or (iv) the Rights (as defined below) have become exercisable; or (v) all of the following conditions have been met: (a) the Business Combination is a merger or consolidation, closing of which is proposed to take place within one year of the date of the transaction pursuant to which such Person became a Related Person and the cash or Fair Market Value of the property, securities or other consideration to be received per Share by all remaining holders of Shares in the Business Combination is not less than the highest per Share price paid by the Related Person in acquiring any of its holdings of Shares, determined as of the date of closing of such Business Combination (a "Fair Price"); (b) the consideration to be received by such holders is either cash or, if the Related Person has acquired the majority of its holdings of Shares for a form of consideration other than cash, in the same form of consideration with which the Related Person acquired such majority;
(c) after such Person has become a Related Person and prior to closing of such Business Combination; (1) except as approved by a majority of the Independent Trust Managers continuing in office, there has been no reduction in the annual rate of dividends, if any, paid per Share on the Shares except any reduction proportionate with any decline in the Company's net income, and (2) such Related Person has not received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company prior to the closing of such Business Combination (other than in connection with financing a Fair Tender Offer); and (d) a proxy statement that conforms in all respects with the provisions of the Exchange Act is mailed to shareholders of the Company at least 30 days prior to the closing of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination.

     If a Person has become a Related Person and within one year after the date (the "Acquisition Date") of the transaction pursuant to which the Related Person became a Related Person (i) a Business Combination meeting all of the requirements of clause (v) above regarding the applicability of the 80% voting requirement has not been consummated and (ii) a Fair Tender Offer has not been consummated and (iii) the Company has not been dissolved and liquidated, then, in such event, the Beneficial Owner of each Share (not including Shares beneficially owned by the Related Person) will have the right (individually a "Right" and collectively the "Rights"), which may be exercised, subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the Acquisition Date and continuing for a period of 90 days thereafter (the "Exercise Period"), to sell to the Company one Share upon exercise of such Right. At 5:00 p.m., Dallas, Texas time, on the last day of the Exercise Period, each Right not exercised will become void, and, except as otherwise provided in the Declaration of Trust, the certificates representing Shares beneficially owned by a Beneficial Owner will no longer represent Rights. The purchase price for a Share upon exercise of an accompanying Right generally will be equal to the then-applicable Fair Price paid by the Related Person pursuant to the exercise of the Right relating thereto.

     The fair price provision is designed to prevent a purchaser from utilizing two-tier pricing and similar tactics in an attempted takeover of the Company, and it may have the overall effect of making it more difficult to acquire and exercise control of the Company. The fair price provision may provide the Trust Managers with enhanced ability to block any proposed acquisition of the Company and to retain their positions in the event of a takeover bid, even if their continued service for the Company would not be in the best interest of the Company. In certain situations, the fair price provision may require a Related Person to pay a higher price for the Shares or structure the transaction differently than would be the case in the absence of the fair price provision.

AMENDMENT TO THE DECLARATION OF TRUST

     The Texas REIT Act and the Declaration of Trust require the affirmative vote of the holders of at least two-thirds of the outstanding Shares entitled to vote on the proposed amendment in order to amend the Declaration of Trust, unless any class or series of Shares is entitled to vote on the amendment as a class, in which case the amendment must be adopted on receiving the affirmative vote of the holders of at least two-thirds of the Shares within each series of outstanding Shares entitled to vote as a class and of at least two-thirds of the total outstanding Shares entitled to vote on the amendment, except that (i) the provision relating to the approval of Business Combinations; (ii) the provision relating to the Aggregate Share Ownership Limit; and (iii) the provision relating to the amendment of the Declaration of Trust may not be amended or repealed, except by the affirmative vote of the holders of at least 80% of the outstanding Shares.

AMENDMENT OF BYLAWS

     Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal the Bylaws or to adopt new Bylaws will be vested in the Trust Managers and (to the extent not inconsistent with the Texas REIT Act and the Declaration of Trust and specified in the notice of the meeting) the shareholders. Such action to amend the Bylaws may be taken (i) with respect to all Bylaw provisions, by the affirmative vote of a majority of the Trust Managers, or (ii)(a) with respect to the provisions relating to the meetings of the shareholders, the provisions relating to the Trust Managers, or the provision relating to the amendment of the Bylaws, by the affirmative vote of the holders of two-thirds of the Shares entitled to vote on the matter, or
(b) with respect to all other Bylaws, by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on the matter.

TERMINATION OF THE COMPANY

     The Texas REIT Act and the Declaration of Trust provide that, subject to the provisions of any class or series of Shares at the time outstanding, the Company may be terminated at any meeting of the shareholders, by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

SPECIAL MEETINGS OF THE SHAREHOLDERS

     Under the Bylaws, special meetings of the shareholders may be called by shareholders only if such shareholders hold outstanding Shares representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at any such special meeting.

ADVANCE NOTICE OF TRUST MANAGER NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that (a) with respect to an annual meeting of shareholders, nominations of Persons for election to the Board of Trust Managers and the proposal of business to be considered by shareholders may be made only
(1) pursuant to the Company's notice of the meeting, (2) by the Board of Trust Managers or, (3) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of Persons for election to the Board of Trust Managers or (c) provided that the Board of Trust Managers has determined that Trust Managers shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF TEXAS LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

     The business combination provisions and the staggered board provisions of the Declaration of Trust and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

TRANSFER AGENT AND REGISTRAR

     The Company intends to appoint The Bank of New York as its transfer agent and registrar for the Common Shares.

REPORTS TO SHAREHOLDERS

     As stated in the Bylaws, the Company will furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Offering and the Private Placement, the Company will have 10,000,111 Common Shares issued and outstanding (11,500,111 if the Underwriters' over-allotment option is exercised in full). After the effective date of this Registration Statement, the Company intends that all of the Common Shares issued in the Offering will be freely tradeable without registration or other restrictions under the Securities Act, except for any Common Shares purchased by an Affiliate of the Company.



     The 1,000,011 (1,150,011 if the Underwriters' over-allotment option is exercised in full) Common Shares sold in the Private Placement will be "restricted securities" for purposes of Rule 144 under the Securities Act. See "Private Placement." However, upon the demand of Holdings, the Company will file and seek to have declared effective a resale registration statement covering the sale of such shares in the public market. See "Description of Shares of Beneficial Interest--Registration Rights" and "Private Placement." Following expiration of the lock-up restrictions described in "Underwriting," assuming such resale registration statement is filed and declared effective, these shares will be available for sale in the public market. If such resale registration statement is not filed and declared effective, these shares will be available for sale, following expiration of the lock-up restrictions discussed in "Underwriting," pursuant to Rule 144 including the manner of sale and volume limitations thereof. See "Private Placement."



     In addition, the Company anticipates that it will file a registration statement during 1998 with respect to the 1,500,017 Common Shares issuable under the Share Option Plan and any Common Shares which may be issued in connection with other incentive compensation arrangements thereby allowing such shares to be transferred or resold without restriction under the Securities Act (subject to the restrictions on transfer agreed to by the Company, Trust Managers and executive officers of the Company, as described above). See "Management of the Company -- Share Option Plan" and "Management of the Company -- Share Options Outstanding."


     In general, under Rule 144 under the Securities Act, as currently in effect, as soon as one year has elapsed from the date of the closing of the Offering, any Affiliate of the Company purchasing shares in the Offering or in the Private Placement will be entitled to sell a limited number of such shares within any three-month period, subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of any Common Shares which are Restricted Securities (as defined in Rule 144 under the Securities Act) from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the 90 days preceding a sale, such Person would be entitled to sell such Common Shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     In addition, Rule 144A under the Securities Act, as currently in effect, generally permits unlimited resales of certain Restricted Securities of any issuer provided that the purchaser is an institution that owns or invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests on a discretionary basis at least $10 million in securities. Rule 144A allows the existing shareholders of the Company to sell their Common Shares which are Restricted Securities to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike Rule 144, Restricted Securities sold under Rule 144A to non-affiliates do not lose their status as Restricted Securities.

     Notwithstanding the foregoing, Holdings has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant any option to purchase or other sale or disposition) of any Common Shares acquired by it pursuant to the Private Placement for a period of two years from the closing of the Offering without the prior written consent of Prudential Securities Incorporated, so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. The Trust Managers and executive officers of the Company have also agreed for a period of 180 days from the closing of the Offering, not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant any option to purchase or other sale or disposition) of any Common Shares or any securities convertible into or exchangeable or exercisable therefor to any unaffiliated third party without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the shares subject to such lock-up agreements.

                                  UNDERWRITING

     The underwriters named below (the "Underwriters") for whom Prudential Securities Incorporated, Credit Suisse First Boston, ABN AMRO Incorporated, J.C. Bradford & Co., NationsBanc Montgomery Securities LLC and Piper Jaffray Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the underwriting agreement (the "Underwriting Agreement"), to purchase from the Company the number of Common Shares set forth below opposite their respective names:


                                                                NUMBER OF
UNDERWRITER                                                   COMMON SHARES
-----------                                                   -------------
Prudential Securities Incorporated..........................
Credit Suisse First Boston..................................
ABN AMRO Incorporated.......................................
J.C. Bradford & Co..........................................
NationsBanc Montgomery Securities LLC.......................
Piper Jaffray Inc...........................................

                                                               ----------
Total.......................................................    9,000,000
                                                               ==========


     Under the terms and conditions of the Underwriting Agreement, the Company is obligated to sell, and the Underwriters are obligated to purchase, all of the Common Shares offered hereby, if any are purchased.

     The Underwriters, through the Representatives, have advised the Company that they propose to offer the Common Shares initially at the public offering price set forth on the cover page of this Prospectus; that the Underwriters may
allow to selected dealers a concession of $          per Common Share; and that
such dealers may reallow a concession of $          per Common Share to certain
other dealers. After the initial public offering, the public offering price and the concessions may be changed by the Representatives.


     The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 1,350,000 additional Common Shares at the initial public offering price, less underwriting discounts and commissions, as set forth on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering over-allotments incurred in the sale of the Common Shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table.


     The Company and the Trust Managers and executive officers of the Company have agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition of) any Common Shares, or any securities convertible into, or exchangeable or exercisable therefor, for a period of 180 days after the closing of the Offering, without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, except that during such period, Common Shares may be issued upon the exercise of outstanding Share Options and the Company may issue Share Options which are exercisable after the 180th day after the closing of the Offering. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the Common Shares subject to such lock-up agreements.

     At the request of the Company, the Underwriters have reserved up to 10% of the Common Shares offered hereby for sale at the initial public offering price to the Manager and other members of the AMRESCO

Group, and to their respective Trust Managers, directors, officers and employees (and of the Company), and to certain third parties to be identified by the Company (such as vendors, clients and business associates of the Company and the AMRESCO Group). The number of Common Shares available for sale to the general public will be reduced to the extent such Persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. To the extent any such shares are purchased by Trust Managers or officers of the Company, they will be subject to the lock-up restrictions described above.



     Pursuant to the Private Placement, Holdings will purchase 1,000,011 (1,150,011 if the Underwriters' over-allotment option in the Offering is separately exercised in full) Common Shares at a price equal to the initial public offering price. See "Private Placement." As a result of this purchase, the AMRESCO Group will own approximately 10% of the total Common Shares outstanding after the closing of the Offering (assuming that no member of the AMRESCO Group purchases Common Shares in the Offering). Holdings has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition of) such Common Shares for a period of two years from the closing of the Offering without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, so long as the Manager or another member of the AMRESCO Group continues to serve as manager of the Company during such period. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice release all or any portion of the shares subject to such lock-up. In addition, the Manager will receive options to purchase Common Shares pursuant to the Company's Share Option Plan. See "Management of the Company -- Share Options Outstanding."


     The Company and AMRESCO have agreed to indemnify the several Underwriters against and contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     The Representatives have informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     Prior to the Offering, there has been no public market for the Common Shares. Consequently, the initial public offering price will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in making such determination will be prevailing market conditions, the Company's prospects and prospects for the industry in general, the management of the Company and the market prices of securities for companies in businesses similar to that of the Company.


     In connection with the Offering, certain Underwriters and selling group members (if any), and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such Persons may bid for or purchase Common Shares for the purpose of stabilizing the market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Shares in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Common Shares in the open market following completion of the Offering to cover all or a portion of such short position, up to 1,350,000 shares, by exercising the Underwriters' over-allotment option referred to above. In addition, Prudential Securities Incorporated, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of the other Underwriters, the selling concession with respect to the Common Shares that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market.


     In connection with the Offering, the Company has agreed to pay to PSI, the lead Underwriter, an Advisory Fee equal to 0.75% of the gross proceeds of the Offering for structuring and advisory services rendered in connection with the Offering. See "Use of Proceeds." In addition, PSCC, an affiliate of PSI, has issued a commitment to provide up to $500 million of financing to the Company. Such financing is expected to close upon closing of the Offering. See "Management's Discussion and Analysis of Liquidity and Capital Resources." In connection with such financing, the Company is expected to agree to engage PSI as underwriter and/or placement agent for any sale or securitization of Mortgage Loans financed with proceeds from the Warehouse Line, upon such terms and conditions as are customary in comparable commercial Mortgage Loan securitization transactions. In addition, an Affiliate of Credit Suisse First Boston is the senior lender on Loan One. See "Business and Strategy -- Initial Assets -- Loan One." If the Company acquires Loan One, it will be subject to the terms of an intercreditor agreement with such Affiliate. PSI acted as a manager in various transactions for the sale of securities in securitization transactions sponsored by AMRESCO in 1996 and 1997 for which PSI received customary underwriting commissions. PSCC provides a secured warehouse facility to AMRESCO Residential Capital Markets, Inc. ("ARCM"), which is subject to various conditions. PSCC also provides a secured warehouse facility to ACLC, which is subject to various conditions.

     Certain of the Underwriters have also previously acted as underwriters in connection with public offerings of securities by AMRESCO for which they have received customary compensation. Most recently, Credit Suisse First Boston, Piper Jaffray Inc., Prudential Securities Incorporated and certain other investment banking firms acted as underwriters in connection with the public offering by AMRESCO of $155,250,000 of its common stock and Credit Suisse First Boston, Piper Jaffray Inc., NationsBanc Montgomery Securities LLC, together with another investment banking firm, acted as underwriters in connection with AMRESCO's public offering of $330,200,000 of Senior Subordinated Notes.

                               PRIVATE PLACEMENT


     The Company received a commitment from AMRESCO prior to the filing of the Registration Statement of which this Prospectus is a part for the purchase, in a private placement (the "Private Placement"), of up to 1,150,011 Common Shares at the initial public offering price. Holdings (a member of the AMRESCO Group) will purchase 1,000,011 of such Common Shares simultaneously with the closing of the Offering. No underwriting discounts or commissions will be paid on Common Shares purchased in the Private Placement. Consummation of the Private Placement is contingent only upon the closing of the Offering. Upon closing of the sale of any Common Shares sold by the Company to the Underwriters pursuant to the Underwriters' over-allotment option, Holdings will purchase an additional number of Common Shares, up to a maximum of 150,000 Common Shares, equal to (i) the number of Common Shares purchased by the Underwriters pursuant to the over-allotment option, divided by 1,350,000, multiplied by (ii) 150,000. Consummation of such purchase is contingent only upon the closing of the sale of the shares purchased by the Underwriters pursuant to the over-allotment option. The Common Shares sold in the Private Placement will be sold without registration under the Securities Act, in reliance on the exemption provided by
Section 4(2) thereof.


     The Company has agreed that, upon the demand of Holdings, it will file and use its best efforts to have declared effective a resale registration statement covering the sale of the Common Shares purchased in the Private Placement. These shares will be subject to certain lock-up restrictions as described in "Underwriting" but will be available for public sale following expiration of such restrictions.

                                 LEGAL MATTERS

     The validity of the Common Shares offered hereby will be passed upon for the Company by Winstead Sechrest & Minick P.C., and certain legal matters will be passed upon for the Underwriters by O'Melveny & Myers LLP, San Francisco, California. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Consequences" is based upon the opinion of Winstead Sechrest & Minick P.C.

                                    EXPERTS

     The balance sheet of AMRESCO Capital Trust included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission (the "Commission") in Washington, D.C., and may be obtained from the Commission at rates prescribed by the Commission upon request to the Commission or inspected, without charge, at the offices of the Commission. In addition, the Commission maintains a Web site (at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the Registration Statement of which this Prospectus is a part, and the exhibits thereto, are available on that site. The Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith, will periodically file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company intends to furnish the holders of Common Shares with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

                                    GLOSSARY

     There follows an abbreviated definition of all defined terms used in this Prospectus. Whenever used in this Prospectus, the following terms shall have the meanings set forth below, unless the context indicates otherwise. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires. In addition, the term "Person" and its pronouns "he," "she," "him," and "her" as used in this Prospectus shall include natural Persons of the masculine and feminine gender and entities, including, without limitation, corporations, partnerships, limited liability companies and trusts, unless the context indicates otherwise.

     "5/50 Rule" means at all times during the last half of each taxable year not more than 50% in value of the Company's outstanding shares may be owned, directly or indirectly through the application of certain attribution rules, by or for five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds).

     "75% of Assets Test" means the asset-based test requiring that on the last day of each calendar quarter at least 75% of the Company's assets must consist of Qualified REIT Real Estate Assets, government securities, cash and cash items, as described in "Federal Income Tax Consequences -- Requirements For Qualification -- Asset Tests."

     "75% Gross Income Test" means the income-based test that the Company must meet to qualify as a REIT described in "Federal Income Tax
Consequences -- Requirements For Qualification -- Income Tests."

     "95% Gross Income Test" means the income-based test that the Company must meet to qualify as a REIT described in "Federal Income Tax
Consequences -- Requirements For Qualification -- Income Tests."

     "1996 Lender Liability Act" means Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "1997 Tax Act" means The Taxpayer Relief Act of 1997.

     "ACLC" means AMRESCO Commercial Lending Corporation, a member of the AMRESCO Group.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "ARCM" means AMRESCO Residential Capital Markets, Inc., a member of the AMRESCO Group.

     "Advisory Fee" means a fee to be paid by the Company to Prudential Securities Incorporated, the lead Underwriter, upon closing of the Offering, in the amount of .75% of the gross proceeds of the Offering, for structuring and advisory services.

     "Affiliates" means, when used with reference to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 5% or more of any class of equity securities; provided, however, that the Company will not be treated as an Affiliate of the Manager and its Affiliates.

     "Agency Certificates" means GNMA Certificates, Fannie Mae Certificates and FHLMC Certificates.

     "Aggregate Share Ownership Limit" means not more than 9.8% in value of the aggregate of the outstanding Shares. The value of the outstanding Shares shall be determined by the Board of Trust Managers in good faith, which determination shall be conclusive for all purposes.

     "AMREIT I, Inc." means the wholly-owned Qualified REIT Subsidiary of the Company.

     "AMREIT II, Inc." means the non-Qualified REIT Subsidiary of the Company.

     "AMREIT Managers G.P., Inc." means the wholly-owned subsidiary of AMRESCO which owns the general partnership interest in the Manager.

     "AMREIT Managers, L.P." means the Manager of the Company which is also a newly formed member of the AMRESCO Group.

     "AMRESCO" means AMRESCO, INC., a Delaware corporation.

     "AMRESCO Capital" means AMRESCO Capital, L.P., a subsidiary of AMRESCO.

     "AMRESCO Funding" means AMRESCO Funding Corporation, a member of the AMRESCO Group.

     "AMRESCO Group" means AMRESCO, together with its affiliated entities.

     "AMRESCO Services" means AMRESCO Services, L.P., a subsidiary of AMRESCO.

     "Asset Portfolio" means a pool or portfolio of performing, nonperforming or underperforming commercial, industrial, agricultural and/or real estate loans.

     "Audit Committee" means the committee comprised of certain Independent Trust Managers charged with the responsibility of reviewing the functions of the Company's management, the Manager and the Company's independent auditors pertaining to the Company's financial statements and performing such other duties and functions as are deemed appropriate by the Audit Committee or the Board of Trust Managers.

     "Average Invested Investment Grade Assets" means, for any quarter, the average of the aggregate book value of (i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's nonconsolidated taxable subsidiaries, which either (a) have received an Investment Grade Rating from all Rating Agencies which have rated such asset, or (b) are unrated but are guaranteed by the U.S. government or any agency or instrumentality thereof, before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (A) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (B) three.

     "Average Invested Non-Investment Grade Assets" means, for any quarter, the average of the aggregate book value of (i) all assets of the Company on a consolidated basis (as reflected on the Company's balance sheet), excluding the Company's investment in its nonconsolidated taxable subsidiaries and (ii) all assets of the Company's nonconsolidated taxable subsidiaries, excluding from (i) and (ii) all Average Invested Investment Grade Assets, before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three.

     "Bankruptcy Code" means Title 11, United States Code, as amended.

     "Base Management Fee" means the compensation of the Manager payable and calculated quarterly in an amount equal to (i) 1% per annum of the Average Invested Non-Investment Grade Assets for such calendar quarter, and (ii) 0.50% per annum of the Average Invested Investment Grade Assets for such calendar quarter.

     "Beneficial Ownership" means ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly, and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     "Board of Trust Managers" means the Board of Trust Managers of AMRESCO Capital Trust, a Texas real estate investment trust.

     "Bridge Loan" means a Mortgage Loan used for temporary financing.

     "Business Combination" means (i) any merger or consolidation, if and to the extent permitted by law, of the Company or a subsidiary with or into a Related Person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part (as defined in the Declaration of Trust) of the total assets of the Company as of the end of the last fiscal year, to or with a Related Person; (iii) the issuance or transfer by the Company or a subsidiary (other than by way of a pro rata dividend to all shareholders) of any securities of the Company or a subsidiary to a Related Person; (iv) any reclassification of securities (including a reverse share split) or recapitalization by the Company that would increase the voting power of the Related Person; or (v) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person which involves any transfer of assets or any other transaction in which the Related Person has any direct or indirect interest (except proportionately as a shareholder); (vi) any series or combination of transactions having, directly or indirectly, substantially the same effect as the foregoing; and (vii) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

     "Bylaws" means the Bylaws of the Company.

     "CERCLA" means Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Charitable Beneficiary" means one or more beneficiaries of the Charitable Trust, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

     "Charitable Trust" means a trust that is the transferee of that number of Common Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause a Person to acquire or hold, directly or indirectly, Common Shares in an amount that violates the Declaration of Trust, which trust shall be for the exclusive benefit of one or more Charitable Beneficiaries.

     "Check-the-Box Regulations" means the entity classification for tax purposes pursuant to the Treasury Regulations.

     "CMBS" means commercial or multifamily MBS.

     "CMO Residuals" means Mortgage Derivative Securities issued by agencies of the U.S. government or by private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.

     "CMOs" means debt obligations (bonds) that are collateralized by Mortgage Loans or mortgage certificates other than Mortgage Derivative Securities and Subordinated Interests. CMOs are structured so that principal and interest payments received on the collateral are sufficient to make principal and interest payments on the bonds. Such bonds may be issued by United States government agencies or private issuers in one or more classes with fixed or variable interest rates, maturities and degrees of subordination that are characteristics designed for the investment objectives of different bond purchasers.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Share Ownership Limit" means not more than 9.8% (in value or in number of Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares. The number and value of outstanding Common Shares shall be determined by the Board of Trust Managers in good faith, which determination shall be conclusive for all purposes.

     "Common Shares" means the common shares of beneficial interest, $.01 par value per share of AMRESCO Capital Trust, a Texas real estate investment trust.

     "Company" means either (i) AMRESCO Capital Trust, a Texas real estate investment trust, or (ii) AMRESCO Capital Trust, a Texas real estate investment trust, collectively with its affiliated entities (which does not include the Manager or any other member of the AMRESCO Group), as the context may require.

     "Construction Loan" means a Mortgage Loan the proceeds of which are to be used to finance the costs of the initial construction of real property.

     "Constructive Ownership" means ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly, and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. Constructive Ownership shall include ownership of convertible securities, which are any securities of AMRESCO Capital Trust, a Texas real estate investment trust, that are convertible into Shares. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     "Correspondent Agreement" means the nonexclusive correspondent agreement between Holliday Fenoglio Fowler and the Company.

     "Crime Control Act" means Comprehensive Crime Control Act of 1984, as amended.

     "Declaration of Trust" means the Amended and Restated Declaration of Trust of AMRESCO Capital Trust, a Texas real estate investment trust.

     "Disqualified Organization" means a tax-exempt organization or any rural electrical or telephone cooperative that is exempt from taxation under the unrelated business taxable income provisions of the Code.

     "Distressed Mortgage Loans" means Subperforming Mortgage Loans and Nonperforming Mortgage Loans.

     "Distressed Real Estate" means REO Properties and other underperforming or otherwise distressed real estate.

     "DOL" means the Department of Labor.

     "Domestically Controlled REIT" means a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Shareholders.

     "Duff and Phelps" means Duff & Phelps Credit Rating Co.

     "DUS" means Fannie Mae's Delegated Underwriting and Servicing Program.

     "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

     "Excepted Holder" means a shareholder of the Company for whom an Excepted Holder Limit is created by the Board of Trust Managers.

     "Excepted Holder Limit" means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trust Managers, the percentage limit established by the Board of Trust Managers.

     "Excess Inclusion" has the meaning specified in Section 860E(c) of the Code.

     "Excess Shares" means the number of shares of beneficial interest in the Company held by any Person or group of Persons in excess of 9.8% of the outstanding shares.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exempt Organizations" means tax-exempt entities, such as qualified employee benefit plans, profit sharing trusts and individual retirement accounts.

     "Fair Market Value" means (i) in the case of securities, the highest closing sale price during the 30-day period immediately preceding the date in question of such security on the Composite Tape for NYSE-Listed Stocks, or, if such security is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such security is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such security is listed, or, if such security is not listed on any such exchange, the highest closing bid quotation with respect to such security during the 30-day period preceding the date in question on the Nasdaq or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of such security as reasonably determined by an independent appraiser selected by a majority of the Continuing Trust Managers(as defined in the Declaration of Trust) (or, if there are no Continuing Trust Managers, as reasonably determined by Prudential Securities Incorporated) in good faith; and
(ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as reasonably determined by an independent appraiser selected by a majority of the Continuing Trust Managers (or, if there are no Continuing Trust Managers, by Prudential Securities Incorporated) in good faith. In each case hereunder in which an independent appraiser is to be selected to determine Fair Market Value, (i) in the event (x) there are no Continuing Trust Managers and (y) Prudential Securities Incorporated is unable or elects not to serve as such appraiser or (ii) in the event there are Continuing Trust Managers that do not select an independent appraiser within ten
(10) Business Days of a request for such appointment made by a Related Person, such independent appraiser may be selected by such Related Person.

     "Fair Price" means the highest per-Share price (which, to the extent not paid in cash, shall equal the Fair Market Value of any other consideration paid), with appropriate adjustments for recapitalizations and for Share splits, reverse Share splits and Share dividends, paid by a Person in acquiring any of its holdings of the Shares.

     "Fair Tender Offer" means a bona fide tender offer for all of the Shares outstanding (and owned by Persons other than a Related Person if the tender offer is made by the Related Person), whether or not such offer is conditional upon any minimum number of Shares being tendered, in which the aggregate amount of cash or the Fair Market Value of any securities or other property to be received by all holders who tender their Shares for each Share so tendered shall be at least equal to the then applicable Fair Price paid by a Related Person or paid by the Person making the tender offer if such Person is not a Related Person. In the event that at the time such tender offer is commenced the terms and conduct thereof are not directly regulated by Section 14(d) or 13(e) of the Exchange Act and the general rules and regulations promulgated thereunder, then the terms of such tender offer regarding the time such offer is held open and regarding withdrawal rights shall conform in all respects with such terms applicable to tender offers regulated by either of such Sections of the Exchange Act. A Fair Tender Offer shall not be deemed to be "consummated" until Shares are purchased and payment in full has been made for all duly tendered Shares.

     "Fannie Mae" means the federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C., (S)1716 et seq.), formerly known as the Federal National Mortgage Association.

     "FASIT" means a Financial Asset Securitization Investment Trust.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FIRPTA" means Foreign Investment in Real Property Tax Act of 1980, as amended.

     "First Loss Class" means the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying Mortgage Collateral.

     "Fitch" means Fitch IBCA, Inc.

     "Foreclosure Property" means real estate acquired at or in lieu of foreclosure of the mortgage secured by such real estate or as a result of a default under a lease of such real estate.

     "Fowler Goedecke" means Fowler, Goedecke, Ellis & O'Connor Incorporated.

     "Funds From Operations" or "FFO" means net income (computed in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets and after adjustments for unconsolidated partnerships and joint ventures.

     "GAAP" means generally accepted accounting principles.

     "GNMA" means the Government National Mortgage Association.

     "Grantee" means the lending party to a deed securing debt.

     "Grantor" means the borrowing party to a deed securing debt.

     "Guidelines" means general guidelines adopted by the Board of Trust Managers for the Company's investments, borrowings and operations as the same may be modified from time to time.

     "Holdings" means AMREIT Holdings, Inc., a Nevada corporation.

     "Holliday Fenoglio Fowler" means Holliday Fenoglio Fowler, L.P., a subsidiary of AMRESCO.

     "Incentive Compensation" means the compensation of the Manager, for each fiscal quarter, in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations of the Company (before the Incentive Compensation) per Common Share (based on the weighted average number of shares outstanding) for such quarter plus (b) gains (or minus losses) from debt restructuring and sales of property per Common Share (based on the weighted average number of shares outstanding), exceeds (2) an amount equal to (a) the weighted average of the price per share of the Offering and the prices per share of all subsequent issuances of Common Shares by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate for such quarter plus 3.5% multiplied by (B) the weighted average number of Common Shares outstanding during such quarter.

     "Independent Trust Managers" means those members of the Board of Trust Managers that are not affiliated, directly, or indirectly, with the Manager or AMRESCO, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or Trust Manager of the Manager or AMRESCO or an Affiliated business entity of the Manager or AMRESCO.

     "Ineligible Property" means property that is not eligible for the election to be treated as foreclosure property.

     "Initial Assets" means those Mortgage Loans identified by the Company which the Company may originate or acquire with a portion of the net proceeds of the Offering.

     "Initial Term" means the Management Agreement's initial term of two years from the closing of the Offering.

     "Interest in Real Property" means, among other things, an interest in Mortgage Loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in Mortgage Loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the Fair Market Value of the real property that is allocable to the equity interest.

     "Invested Portfolio" means, as of any given date, the portfolio of real estate related assets in which the Company has invested as of such date.

     "Investment Committee" means the committee(s) maintained by the Manager (which committee(s) will include the President and the Chief Investment Officer of the Company) which must approve the purchase, acquisition or origination by the Company of any Targeted Investment.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Investment Grade Rating" means a rating at least equal to "BBB-" by Standard & Poor's, "Baa3" by Moody's, "2" by NAIC, "BBB-" by Duff and Phelps or "BBB-" by Fitch.

     "IO" means MBS representing the right to receive interest only from the underlying loans or a disproportionately large amount of interest in relation to principal payments from the underlying loans.

     "IRA" means individual retirement account.

     "IRS" means the Internal Revenue Service.

     "ISO" means the qualified incentive share options.

     "Leverage Ratio" means the ratio of (i) total indebtedness with respect to which the Company is the primary obligor, to (ii) the Company's total shareholders' equity.

     "LIBOR" means the London InterBank Offering Rate in effect from time to time.

     "License Agreement" means a License Agreement entered into between the Company and AMRESCO pursuant to which AMRESCO has granted a license to the Company for the use of the "AMRESCO" name and logo.

     "Loan One" means one of the Initial Assets, as described in "Business and Strategy -- The Initial Assets."

     "Loan Two" means one of the Initial Assets, as described in "Business and Strategy -- The Initial Assets."

     "Loan Three" means one of the Initial Assets, as described in "Business and Strategy -- The Initial Assets."

     "Loan Four" means one of the Initial Assets, as described in "Business and Strategy -- The Initial Assets."

     "Loan Five" means one of the Initial Assets, as described in "Business and Strategy -- The Initial Assets."

     "Loan-to-Value Ratios" means the percentage obtained by dividing the principal amount of a Mortgage Loan by the appraised value of the mortgaged property when the Mortgage Loan is originated.

     "Management Agreement" means the agreement by and between the Company and the Manager whereby the Manager agrees to perform certain services to the Company in exchange for certain compensation.

     "Manager" means AMREIT Managers, L.P., a Delaware limited partnership, a subsidiary of AMRESCO.

     "Market Price" on any day means, with respect to a class or series of outstanding Shares, the closing price for such shares on such date.

     "Master Servicer" means an entity acceptable to the Rating Agencies that regularly engages in the business of Master Servicing.

     "Master Servicing" means providing administrative and reporting services to securitized pools of MBS.

     "MBS" means mortgage-backed securities (including CMBS and RMBS).

     "Mezzanine Loan" means a commercial real estate loan the repayment of which is subordinated to a senior Mortgage Loan and which is secured either by a second lien mortgage or a pledge of the ownership interests of the borrower. Such loans can also take the form of a joint venture interest in or equity investment in the borrower.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Collateral" means mortgage pass-through securities or pools of whole loans securing or backing a series of CMBS.

     "Mortgage Derivative Securities" means mortgage securities that provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans and may include other derivative instruments.

     "Mortgage Loans" means, collectively, loans secured by real property and Mezzanine Loans.

     "Mortgagee" means the lending party to a mortgage.

     "Mortgages" means mortgages, deeds of trust and deeds to secure debt.

     "Mortgagor" means the borrowing party to a mortgage.

     "NAIC" means the National Association of Insurance Commissioners.

     "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

     "Nasdaq National Market" means the Nasdaq Stock Market's National Market.

     "Net Income" means the taxable income of the Company.

     "Net Leased Real Estate" means real estate that is net leased on a long-term basis (ten years or more) to tenants who are typically responsible for paying a majority of the costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly rent to the landlord for the use and occupancy of the premises.

     "Non-Conforming Mortgage Loans" means single-family Mortgage Loans secured by liens on residential property that do not qualify for sale to GNMA, FNMA OR FHLMC.

     "Non-Economic Residual Interest" means CMO Residuals that are required to report taxable income or loss but receive no cash flow from the underlying Mortgage Loans.

     "Non-ERISA Plan" means a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees.

     "Nonperforming Mortgage Loans" means Mortgage Loans for which the payment of principal and/or interest is more than 90 days delinquent.

     "Non-REMIC Residual Interest" means a class of MBS that is not designated as the residual interest in one or more REMICS.

     "Non-REMIC Transactions" means transactions in which an entity acquires or originates Mortgage Loans and uses those loans to collateralize one or more multiple class offerings of CMOS for which no REMIC election is made.

     "Offering" means the offering of Common Shares hereby.

     "OID" means original issue discount.

     "Participating Loan" means a Mortgage Loan that entitles the lender to the receipt of interest at a stated rate, plus a percentage of the pledged real estate's revenues or cash flow, or a specified percentage or fixed amount of the net proceeds from any sale of the property, which Participating Loan may be a Mezzanine Loan, Construction Loan, Bridge Loan or other Mortgage Loan.

     "Pass-Through Certificates" means securities (or interests therein) other than Mortgage Derivative Securities and Subordinate Interests evidencing undivided ownership interests in a pool of Mortgage Loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying Mortgage Loans in accordance with the holders' respective undivided interests in the pool. Pass-Through Certificates include Agency Certificates, as well as other certificates evidencing interests in loans secured by single-family properties.

     "Pension Held REIT" means a REIT that is predominantly held by tax-exempt pension funds and fails to satisfy the 5/50 Rule.

     "Permanent Mortgage Loans" means long-term senior Mortgage Loans.

     "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Exchange Act.

     "Phantom Income" means taxable income in excess of economic income.

     "Plan" means pension, profit sharing or other employee benefit plans.

     "Plan Asset Regulations" means regulations of the DOL defining "plan assets."

     "PO" means classes of MBS representing the right to receive principal only from the underlying loans or a disproportionate amount of principal from the underlying loans.

     "Preferential Dividend" means a distribution which is not pro rata within a class of shares entitled to a dividend or which is not consistent with the rights to distributions between classes of shares.

     "Preferred Shares" means the preferred shares of beneficial interest of AMRESCO Capital Trust, a Texas real estate investment trust.

     "Private Placement" means the consummation of the transactions described herein under the caption "Private Placement."

     "Prospectus" means this Prospectus of the Company dated             , 1998,
as the same may be amended or supplemented from time to time.

     "PSCC" means Prudential Securities Credit Corporation, an Affiliate of Prudential Securities Incorporated, one of the Underwriters.

     "PSI" means Prudential Securities Incorporated.

     "Qualified Hedges" means bona fide interest rate swap or cap agreements entered into by the Company to hedge variable-rate indebtedness only that the Company incurred to acquire or carry Qualified REIT Real Estate Assets and any futures and options, or other investments (other than Qualified REIT Real Estate Assets) made by the Company to hedge its mortgage assets or borrowings that have been determined by a favorable opinion of counsel to generate qualified income for purposes of the 95% source of income test applicable to REITS.

     "Qualified REIT Real Estate Assets" means Mortgage Loans, real property and other assets of the type described in Section 856(c)(6)(B) of the Code.

     "Qualified REIT Subsidiary" means a corporation whose stock is entirely owned by AMRESCO Capital Trust at all times during such corporation's existence.

     "Qualifying Interests" means interests obtained by primarily engaging in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

     "Rating Agencies" means, with respect to securities of U.S. issuers, any nationally recognized statistical rating organization, such as Standard & Poor's and Moody's, and, with respect to non-U.S. issuers, any of the foregoing or any equivalent organization operating in the jurisdiction where the issuer's principal operations are located.

     "Real Estate Assets" means, among other things, interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the Fair Market Value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs.

     "Recognition Period" means the period, defined pursuant to guidelines issued by the IRS, during which an entity recognizes gain on the disposition of an asset.

     "Registration Statement" means this Form S-11, together with any exhibits and amendments, filed on behalf of or by the Company.

     "Rehabilitation Loan" means a Mortgage Loan the proceeds of which are used to finance the acquisition and renovation or rehabilitation of existing real property.

     "REIT" means a real estate investment trust, as defined under Section 856 of the Code.

     "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

     "REIT Taxable Income" means Taxable Income, computed without regard to the dividends paid deduction or any net capital gain.

     "Related Person" means any individual, corporation, partnership or other Person and the affiliates and associates of any such individual, corporation, partnership or other Person which individually or together is the Beneficial Owner in the aggregate of more than 50% of the Shares of the Company.

     "Relief Act" means Soldier's and Sailor's Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit.

     "REMIC Residual Interest" means a class of MBS that is designated as the residual interest in one or more REMICS.

     "REO Property" means real estate acquired at foreclosure (or by deed in lieu of foreclosure).

     "Representatives" means, collectively, Prudential Securities Incorporated, Credit Suisse First Boston, ABN AMRO Incorporated, J.C. Bradford & Co., NationsBanc Montgomery Securities LLC and Piper Jaffray Inc.

     "Repurchase Agreement" means the reverse repurchase agreement to be entered into by the Company and PSCC to provide the Company up to $100 million to finance the purchase of MBS.

     "Residual Interests" means REMIC Residual Interests and non-REMIC Residual Interests collectively.

     "Restricted Securities" has the meaning set forth in Rule 144 under the Securities Act.

     "RICO" means Racketeer Influenced and Corrupt Organizations statute, as amended.

     "Right of First Refusal" means the right to be granted upon closing of the Offering by AMRESCO to the Company with respect to Targeted Mortgage Loans and MBS, pursuant to which AMRESCO will agree, subject to certain limited exceptions, not to permit any member of the AMRESCO Group to invest in (i) the first $100 million of Targeted Mortgage Loans which are identified by or to any member of the AMRESCO Group during any calendar quarter, or (ii) any MBS, other than MBS issued in securitizations sponsored in whole or in part by any member of the AMRESCO Group, unless the Investment Committee shall have first determined, in each case, that the Company should not invest in such asset or assets, or should invest in only a portion of such asset or assets.

     "RMBS" means a series of one- to four-family residential MBS.

     "Rule 144" means Rule 144 contained in the Securities Act.

     "Rule 144A" means Rule 144A as contained in the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Share Option Plan" means the AMRESCO Capital Trust 1998 Share Option and Award Plan.

     "Share Options" means the options issued by the Company under the Share Option Plan.

     "Share Ownership Limits" means the Aggregate or Common Share Ownership Limit or the Excepted Holder Limit.

     "Shares" means the Common Shares and, solely to the extent specifically required by law or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issuance of any particular series of Preferred Shares, the Preferred Shares.

     "Special Servicer" means an entity which services delinquent and/or defaulted Mortgage Loans, including the oversight and management of the resolution of such Mortgage Loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

     "Special Servicing" means the oversight and management of the resolution of Mortgage Loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions.

     "Special Servicing Rights" means rights to control the oversight and management of the resolution of Mortgage Loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions.

     "Standard & Poor's" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies.

     "Sub IOs" means an IO with characteristics of a Subordinated Interest.

     "Subordinated Interests" means classes of MBS that are subordinated in right of payments of principal and interest to more senior classes.

     "Subperforming Mortgage Loans" means Mortgage Loans for which default is likely or imminent or for which the borrower is making payments in accordance with a forbearance plan.

     "Targeted Investments" means, as of any time, the various types of real estate related assets targeted to be invested in by the Company at such time.

     "Targeted Mortgage Loan" means any Mortgage Loan which (i) meets the investment criteria and objectives of the Company and (ii) has been preliminarily reviewed and approved for further consideration by any member of the AMRESCO Group.

     "Tax Counsel" means Winstead Sechrest & Minick P.C.

     "Tax-Exempt Entity" means a qualified pension, profit sharing or other employee retirement benefit plan, Keogh plan, bank commingled trust funds for such plans, or IRA, and other similar entities intended to be exempt from federal income taxation.

     "Taxable Income" means for any year the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure Property) subject to certain adjustments provided in the REIT Provisions of the Code.

     "TBCA" means the Texas Business Corporation Act.

     "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

     "Texas REIT Act" means the Texas Real Estate Investment Trust Act, found at
Article 6138A of the Texas Revised Civil Statutes, as amended.

     "Title V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended.

     "Transfer" means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (iii) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

     "Treasury Regulations" means the Federal Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Trust Manager" means a member of the Board of Trust Managers.

     "UBTI" means unrelated trade or business income as defined in Section 512 of the Code.

     "UCC" means Uniform Commercial Code, as amended.

     "Underwriters" means the firms identified in this Prospectus as underwriters of the Offering.

     "Underwriting Agreement" means the agreement by and among the Underwriters pursuant to which the Underwriters will purchase Common Shares.

     "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States,
(ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state unless, in the case of a partnership, Treasury Regulations provide otherwise, (iii) is an estate whose income is subject to taxation in the United States regardless of its connection with the conduct of a U.S. trade or business or (iv) is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

     "Warehouse Line" means the $400 million warehouse financing arrangement to be entered into by the Company, PSCC and certain other institutional lenders to provide financing to the Company for the origination or acquisition of Mortgage Loans.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGES
                                                              -----
Independent Auditors' Report................................    F-2
Balance Sheet...............................................    F-3
Notes to Balance Sheet......................................    F-4

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder of AMRESCO Capital Trust:

     We have audited the accompanying balance sheet of AMRESCO Capital Trust (the "Trust") as of February 2, 1998. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, such balance sheet presents fairly, in all material respects, the financial position of AMRESCO Capital Trust as of February 2, 1998, in conformity with generally accepted accounting principles.

                                            Deloitte & Touche LLP

Dallas, Texas
February 2, 1998

                             AMRESCO CAPITAL TRUST

                                 BALANCE SHEET
                                FEBRUARY 2, 1998

                                     ASSETS

Cash........................................................  $1,000
                                                              ======

                    SHAREHOLDER'S EQUITY

SHAREHOLDER'S EQUITY
  Preferred Shares, par value $.01 per share; 50,000,000
     shares authorized, none outstanding; Common Shares, par
     value $.01 per share; 200,000,000 shares authorized;
     100 shares issued and outstanding......................  $    1
  Additional paid-in-capital................................     999
                                                              ------
Total Shareholder's Equity..................................  $1,000
                                                              ======

                    See accompanying notes to balance sheet.

                             AMRESCO CAPITAL TRUST

                             NOTES TO BALANCE SHEET
                                FEBRUARY 2, 1998

NOTE 1 -- ORGANIZATION

     AMRESCO Capital Trust (the "Trust") is a Texas real estate investment trust and was initially capitalized through the sale of 100 Common Shares for $1,000 on February 2, 1998. The Trust will seek to acquire primarily mortgage loans, mortgage-backed securities, real estate and certain other real estate related assets.

     The Trust has had no operations to date other than matters relating to the organization and start-up of the Trust. Accordingly, no statement of operations is presented.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash -- Cash includes cash on hand and deposits in banks. The Trust has no cash equivalents.

     Federal and State Income Taxes -- The Trust will elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and generally will not be subject to federal and state taxes on its income to the extent it distributes annually 95% of its predistribution taxable income to shareholders and maintains its qualification as a real estate investment trust.

     Income recognition -- Income and expenses are to be recorded on the accrual basis of accounting.

NOTE 3 -- TRANSACTIONS WITH AFFILIATES

     The Trust intends to enter into a Management Agreement (the "Management Agreement") with AMREIT Managers, L.P. (the "Manager"), a subsidiary of AMRESCO, Inc. ("AMRESCO"), under which the Manager will manage its day-to-day operations, subject to the direction and oversight of the Trust's Board of Trust Managers. The Trust will pay the Manager quarterly base management compensation and incentive compensation based on Funds From Operations of the Trust in excess of a minimum return on equity.

NOTE 4 -- PUBLIC OFFERING OF COMMON SHARES

     The Trust is in the process of filing a Registration Statement for the sale of its common shares. Contingent upon the consummation of the public offering, the Trust will be liable for organization and offering expenses in connection with the sale of the shares offered. AMRESCO has committed to cause a subsidiary of AMRESCO to purchase 10% of the Trust's common shares at the initial public offering price in a private placement simultaneous with the closing of the public offering.

NOTE 5 -- SHARE OPTION PLAN

     The Trust intends to adopt a share option and award plan (the "Share Option Plan") that will provide for the grant of both qualified incentive share options and non-qualified share options and restricted shares. Trust Managers, directors, officers and key employees of the Trust and the Manager are eligible to participate in the Share Option Plan. The Share Option Plan will authorize the grant of options to purchase an aggregate of up to 15% of the Trust's outstanding common shares.

     No options or rights have yet been granted under the Share Option Plan. The Trust intends to grant options to the Manager to purchase common shares representing 10% of the total shares outstanding, effective on the closing of the public offering of common shares and the execution of the Management Agreement. The fair value of the options cannot be determined until the closing of the public offering.

             ======================================================

No dealer, salesperson, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the underwriters. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the common shares offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the common shares by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.

Until       , 1998, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             ---------------------

                           SUMMARY TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................   16
Use of Proceeds.......................   34
Dividend Policy and Distributions.....   34
Capitalization........................   35
Management's Discussion and Analysis
  of Liquidity and Capital
  Resources...........................   36
Business and Strategy.................   37
Management of the Company.............   63
The Manager...........................   70
Security Ownership of Certain
  Beneficial Owners and Management....   82
Federal Income Tax Consequences.......   83
ERISA Considerations..................   98
Description of Shares of Beneficial
  Interest............................  101
Certain Provisions of Texas Law and of
  the Declaration of Trust and
  Bylaws..............................  105
Shares Eligible for Future Sale.......  109
Underwriting..........................  111
Private Placement.....................  113
Legal Matters.........................  113
Experts...............................  113
Additional Information................  114
Glossary..............................  114
Financial Statements..................  F-1

             ======================================================
             ======================================================


                                9,000,000 Shares


                                 [AMRESCO LOGO]

                                Common Shares of
                              Beneficial Interest

                             ---------------------
                                   PROSPECTUS
                             ---------------------

                       PRUDENTIAL SECURITIES INCORPORATED
                           CREDIT SUISSE FIRST BOSTON
                             ABN AMRO INCORPORATED
                              J.C. BRADFORD & CO.
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC

                               PIPER JAFFRAY INC.

                                     , 1998

             ======================================================

ITEM 30. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Not Applicable.

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Shares being registered, other than underwriting discounts and commissions and the Advisory Fee in the amount of approximately $1.0 million to be paid to Prudential Securities Incorporated. All amounts are estimates except the SEC registration fee and the NASD filing fee.


                               AMOUNT TO BE PAID

SEC Registration Fee........................................   $  108,560
NASDAQ Stock Market Filing Fee..............................   $   95,000
NASD Filing Fee.............................................   $   30,500
Printing and Engraving Expenses.............................   $  200,000
Legal Fees and Expenses.....................................   $  650,000
Accounting Fees and Expenses................................   $  125,000
Transfer Agent Fees and Custodian Fees......................   $   10,000
Miscellaneous...............................................   $   80,940
                                                               ----------
Total.......................................................   $1,300,000
                                                               ==========

ITEM 32. SALES TO SPECIAL PARTIES

     The securities described in Item 33(a) were issued to AMRESCO, Inc., in exchange for cash.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

     Pursuant to the exemption provided by Section 4(2) of the Securities Act, on February 2, 1998 the Company issued 100 Common Shares for an aggregate purchase price of $1,000 to AMRESCO, Inc.

ITEM 34. INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS.

     The Declaration of Trust provides for the indemnification of the directors and officers of the Company and the Manager and its employees, officers, directors and controlling Persons to the fullest extent permitted by the Texas REIT Act. The Texas REIT Act generally permits the indemnification of a trust manager, officer, employee, or agent of the real estate investment trust, who was, is or is threatened to be made a named defendant or respondent in a proceeding because of the Person's affiliation with the real estate investment trust only if that Person: (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity, that his conduct was in the real estate investment trust's best interest; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Furthermore, except to the extent permitted by the Texas REIT Act, such Person may not be indemnified in respect of a proceeding (i) in which the Person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Person's official capacity; or (ii) in which the Person is found liable to the real estate investment trust.

     If, in connection with a proceeding against the real estate investment trust, such Person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the Person, the indemnification (i) is limited to reasonable expenses actually incurred by the Person in connection with the proceeding, and (ii) shall not be made to a Person that has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

     The Texas REIT Act also provides that the real estate investment trust may indemnify Persons who are not or were not officers, employees, or agents of the real estate investment trust but who are or were serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or of a foreign or domestic corporation, partnership, or other enterprise to the same extent that it may identify its own trust managers, officers, employees, or agents.

     Pursuant to the Texas REIT Act and the Declaration of Trust, no Trust Manager will be liable for any act, omission, loss, damage or expense arising from his or her duty to a real estate investment trust, except for such trust manager's own willful misfeasance, willful malfeasance or gross negligence. Under the Texas REIT Act, a trust manager is not subject to any liabilities imposed by law upon trust managers of a real estate investment trust nor liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the real estate investment trust or another Person, that were prepared or presented by: (i) one or more officers or employees of the real estate investment trust, other than the real estate investment trust manager; (ii) legal counsel, public accountants, investment bankers, or other Persons as to matters the trust manager reasonably believes are within the Person's professional or expert competence; or (iii) a committee of the trust managers of which the trust manager is not a member.

     The Company has obtained directors' and officers' liability insurance coverage in the aggregate amount of approximately $10 million. Directors' and officers' insurance insures (i) the officers and Trust Managers of the Company from any claim arising out of an alleged wrongful act by the Trust Managers and officers of the Company in their respective capacities as Trust Managers and officers of the Company, and (ii) the Company, to the extent that the Company has indemnified the Trust Managers and officers for such loss.

     The Underwriting Agreement (Exhibit 1.1) also provides for the indemnification by the Underwriters of the Company, its Trust Managers and officers and Persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

     Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements included in the Prospectus are:

        Balance sheet at February 2, 1998

        Notes to Balance Sheet

     All schedules have been omitted because they are not applicable.

     (b) Exhibits

           1.1           -- Form of Underwriting Agreement(5)
           3.1           -- Amended and Restated Declaration of Trust of the
                            Registrant(1)
           3.2           -- Form of Bylaws of the Registrant(2)
           4.1           -- Form of Common Share Certificate(4)
           5.1           -- Opinion of Winstead Sechrest & Minick P.C. regarding
                            legality(5)
           8.1           -- Opinion of Winstead Sechrest & Minick P.C. regarding
                            tax matters(5)

          10.1           -- Management Agreement between the Registrant and
                            AMRESCO Capital Trust Managers, L.P.(5)
          10.2           -- Form of AMRESCO Capital Trust 1998 Share Option and
                            Award Plan(5)
          10.3           -- Form of Registration Rights Agreement among the
                            Registrant, AMREIT Holdings, Inc. and AMREIT
                            Managers, L.P.(2)
          10.4           -- Form of Correspondent Agreement between the
                            Registrant and Holliday Fenoglio Fowler, L.P.(2)
          10.5           -- Form of Right of First Refusal and Non-Competition
                            Agreement(6)
          10.6           -- Form of License Agreement between AMRESCO, Inc. and
                            the Registrant(5)
          21.1           -- Subsidiaries of the Registrant(2)
          23.1           -- Consent of Deloitte & Touche LLP(7)
          23.2           -- Consent of Winstead Sechrest & Minick P.C. (included
                            in Exhibits 5.1 and 8.1)
          24.1           -- Power of Attorney(2)
          99.1           -- Consent of Mr. Duncan to be named as a trust manager
                            pursuant to Rule 438(3)
          99.2           -- Consent of Mr. Leinberger to be named as a trust
                            manager pursuant to Rule 438(3)
          99.3           -- Consent of Mr. Leslie to be named as a trust manager
                            pursuant to Rule 438(3)
          99.4           -- Consent of Mr. Deterding to be named as a trust
                            manager pursuant to Rule 438(4)

---------------

(1) Previously filed with the Company's initial Registration Statement on Form S-11 (on February 3, 1998).

(2) Previously filed with Amendment No. 1 to the Company's Registration Statement on Form S-11 (on April 1, 1998).

(3) Previously filed with Amendment No. 2 to the Company's Registration Statement on Form S-11 (on April 13, 1998).

(4) Previously filed with Amendment No. 3 to the Company's Registration Statement on Form S-11 (on April 20, 1998).

(5) Previously filed with Amendment No. 4 to the Company's Registration Statement on Form S-11 (on April 28, 1998).

(6) Previously filed with Amendment No. 5 to the Company's Registration Statement on Form S-11 (on May 1, 1998).

(7) Filed herewith.

ITEM 37. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing of the Offering certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification by Registrant for liabilities arising under the Securities Act may be permitted to trust managers, officers and controlling Person of the Registrant pursuant to the provisions referenced in Item 34 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trust manager, officer, or controlling Person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trust manager, officer or controlling Person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act, the information omitted from the Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Dallas, Texas, on the 5th day of May, 1998.


                                            AMRESCO CAPITAL TRUST

                                            By:     /s/ MARK D. GIBSON
                                              ----------------------------------
                                                       Mark D. Gibson,
                                                President and Chief Executive
                                                            Officer

     PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                         SIGNATURE                                     TITLE               DATE
                         ---------                                     -----               ----

                  /s/ ROBERT L. ADAIR III                     Chairman of the Board     May 5, 1998
------------------------------------------------------------
                    Robert L. Adair III

                     /s/ MARK D. GIBSON                       Trust Manager, President  May 5, 1998
------------------------------------------------------------  and Chief Executive
                       Mark D. Gibson                         Officer (Principal
                                                              Executive Officer)

                    /s/ THOMAS J. ANDRUS                      Executive Vice President  May 5, 1998
------------------------------------------------------------  and Chief Financial
                      Thomas J. Andrus                        Officer (Principal
                                                              Financial and Accounting
                                                              Officer)

                  /s/ ROBERT H. LUTZ, JR.                     Trust Manager             May 5, 1998
------------------------------------------------------------
                    Robert H. Lutz, Jr.

                                 EXHIBIT INDEX

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------

           1.1           -- Form of Underwriting Agreement(5)
           3.1           -- Amended and Restated Declaration of Trust of the
                            Registrant(1)
           3.2           -- Form of Bylaws of the Registrant(2)
           4.1           -- Form Common Share Certificate(4)
           5.1           -- Opinion of Winstead Sechrest & Minick P.C. regarding
                            legality(5)
           8.1           -- Opinion of Winstead Sechrest & Minick P.C. regarding tax matters(5)
          10.1           -- Management Agreement between the Registrant and AMRESCO
                            Capital Trust Managers, L.P.(5)
          10.2           -- Form of AMRESCO Capital Trust 1998 Share Option and Award
                            Plan(5)
          10.3           -- Form of Registration Rights Agreement among the
                            Registrant, AMREIT Holdings, Inc. and AMREIT Managers,
                            L.P.(2)
          10.4           -- Form of Correspondent Agreement between the Registrant
                            and Holliday Fenoglio Fowler, L.P.(2)
          10.5           -- Form of Right of First Refusal and Non-Competition
                            Agreement(6)
          10.6           -- Form of License Agreement between AMRESCO, Inc. and the
                            Registrant(5)
          21.1           -- Subsidiaries of the Registrant(2)
          23.1           -- Consent of Deloitte & Touche LLP(7)
          23.2           -- Consent of Winstead Sechrest & Minick P.C. (included in
                            Exhibits 5.1 and 8.1)
          24.1           -- Power of Attorney(2)
          99.1           -- Consent of Mr. Duncan to be named as a trust manager
                            pursuant to Rule 438(3)
          99.2           -- Consent of Mr. Leinberger to be named as a trust manager pursuant to Rule 438(3)
          99.3           -- Consent of Mr. Leslie to be named as a trust manager
                            pursuant to Rule 438(3)
          99.4           -- Consent of Mr. Deterding to be named as a trust manager pursuant to Rule 438(4)

---------------

(1) Previously filed with the Company's initial Registration Statement on Form S-11 (on February 3, 1998).

(2) Previously filed with Amendment No. 1 to the Company's Registration Statement on Form S-11 (on April 1, 1998).

(3) Previously filed with Amendment No. 2 to the Company's Registration Statement on Form S-11 (on April 13, 1998).

(4) Previously filed with Amendment No. 3 to the Company's Registration Statement on Form S-11 (on April 20, 1998).

(5) Previously filed with Amendment No. 4 to the Company's Registration Statement on Form S-11 (on April 28, 1998.

(6) Previously filed with Amendment No. 5 to the Company's Registration Statement on Form S-11 (on May 1, 1998).

(7) Filed herewith.